      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2005


                                                     REGISTRATION NO. 333-122925

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

          CITIGROUP FUNDING INC.                             DELAWARE                                   42-1658283
              CITIGROUP INC.                                 DELAWARE                                   52-1568099
       (EXACT NAME OF REGISTRANT AS              (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
        SPECIFIED IN ITS CHARTER)                 INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBERS)

                                399 PARK AVENUE
                               NEW YORK, NY 10043
                                 (212) 559-1000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               JOHN R. DYE, ESQ.
                        GENERAL COUNSEL-CAPITAL MARKETS
                                 CITIGROUP INC.
                                399 PARK AVENUE
                               NEW YORK, NY 10043
                                 (212) 559-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:

                             JEFFREY D. KARPF, ESQ.
                      CLEARY GOTTLIEB STEEN & HAMILTON LLP
                               ONE LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006
                                 (212) 225-2000
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Citigroup Funding Inc. and the Underwriters in light of market conditions.
                            ------------------------
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
                            ------------------------
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                            ------------------------
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------
                                              (continued on the following pages)

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
            TO BE REGISTERED                REGISTERED(1)         PER UNIT(2)            PRICE(3)(4)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
  Debt Securities of Citigroup Funding
    Inc.(5).............................
---------------------------------------------------------------------------------------------------------------------------------
  Index Warrants of Citigroup Funding
    Inc.(6).............................
---------------------------------------------------------------------------------------------------------------------------------
  Debt Security and Index Warrant Units
    of Citigroup Funding Inc.(7)........
---------------------------------------------------------------------------------------------------------------------------------
  Guarantees of Debt Securities, Index
    Warrants, and Debt Security and
    Index Warrant Units of Citigroup
    Funding Inc.(8).....................         --                    --                     --                     --
---------------------------------------------------------------------------------------------------------------------------------
  Total.................................   $10,000,000,000                             $10,000,000,000         $1,176,882(9)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



(1) Includes an indeterminate number of guaranteed Debt Securities, Index Warrants, and Debt Security and Index Warrant Units that may be offered or sold by affiliates of the Registrants in market making transactions.



(2) The proposed maximum offering price per unit of Debt Securities, Index Warrants, and Debt Security and Index Warrant Units will be determined from time to time by Citigroup Funding Inc. in connection with the issuance by it of the Debt Securities, Index Warrants, and Debt Security and Index Warrant Units registered hereunder.



(3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The aggregate public offering price of the Debt Securities, Index Warrants, and Debt Security and Index Warrant Units of Citigroup Funding Inc. registered hereby will not exceed $10,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.


(4) Exclusive of accrued interest, distributions and dividends, if any.

(5) There is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time. Includes Debt Securities which may be purchased by underwriters to cover over-allotments, if any.


(6) There is being registered hereunder an indeterminate amount of Index Warrants representing rights to receive an amount of cash or number of securities that will be determined by reference to prices, yields, levels or other specified objective measures or changes in an index, indices, intangibles, articles, goods or other measures or instruments or differences between two or more such measures as may be sold from time to time. Includes Index Warrants that may be purchased by underwriters to cover over-allotments, if any.



(7) There is being registered hereunder an indeterminate amount of Debt Security and Index Warrant Units representing ownership of Debt Securities and Index Warrants. Includes Debt Security and Index Warrant Units that may be purchased by underwriters to cover over-allotments, if any.



(8) No separate consideration will be received for the Guarantees.



(9) A filing fee of $118 was previously paid in connection with the initial filing of this Registration Statement on February 18, 2005.


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               INTRODUCTORY NOTE

     This Registration Statement contains:


     - a form of base prospectus relating to debt securities, index warrants, and debt security and index warrant units of Citigroup Funding Inc.;


     - a form of prospectus supplement to the base prospectus relating to the offering by Citigroup Funding of its Medium-Term Senior Notes, Series A, and Medium-Term Subordinated Notes, Series B, in registered form;

     - a form of prospectus supplement to the base prospectus relating to the offering by Citigroup Funding of its Medium-Term Senior Notes, Series A, and Medium-Term Subordinated Notes, Series B, in bearer form; and

     - a form of prospectus supplement to the base prospectus relating to the offering by Citigroup Funding of its Retail Medium-Term Notes, Series C in registered form.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. CITIGROUP FUNDING MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED MAY 2, 2005


PROSPECTUS

                             CITIGROUP FUNDING INC.

May Offer --


                                          $10,000,000,000


                                DEBT SECURITIES
                                 INDEX WARRANTS

                     DEBT SECURITY AND INDEX WARRANT UNITS

                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                                 CITIGROUP INC.

     Citigroup Funding will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities are not deposits or savings accounts but are unsecured obligations of Citigroup Funding Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                            ------------------------

                                   CITIGROUP

          , 2005

                               PROSPECTUS SUMMARY

     This summary provides a brief overview of the key aspects of Citigroup, Citigroup Funding and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

     - this prospectus, which explains the general terms of the securities that Citigroup Funding may offer;

     - the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

     - the documents referred to in "Where You Can Find More Information" on page 5 for information on Citigroup, including its financial statements.

                                 CITIGROUP INC.

     Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts doing business in more than 100 countries.

     The principal executive offices of Citigroup are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

                             CITIGROUP FUNDING INC.

     Citigroup Funding is a wholly-owned subsidiary of Citigroup whose business activities consist primarily of providing funds to affiliates of Citigroup for general corporate purposes.

     The principal executive offices of Citigroup Funding are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

                   THE SECURITIES CITIGROUP FUNDING MAY OFFER


     Citigroup Funding may use this prospectus to offer up to $10,000,000,000 of:



     - debt securities;



     - index warrants; and



     - debt security and index warrant units.


     A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

DEBT SECURITIES

     Debt securities are guaranteed unsecured general obligations of Citigroup Funding in the form of senior or subordinated debt. Senior debt includes Citigroup Funding's notes, debt and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if interest and principal payments on the senior debt were not made.


     The senior and subordinated debt will be issued under separate indentures among Citigroup Funding, Citigroup, as guarantor, and a trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see "Description of Debt Securities" below. You are also encouraged to read the indentures, which are included in Citigroup Funding's registration statement No. 333-122925.

     General Indenture Provisions that Apply to Senior and Subordinated Debt


     - None of the indentures limits the amount of debt that Citigroup Funding may issue or provides holders any protection should there be a highly leveraged transaction involving Citigroup Funding, although the senior debt indentures do limit Citigroup's ability to pledge the stock of any subsidiary that meets the financial thresholds in the indentures. These thresholds are described below under "Description of Debt Securities."


     - The indentures allow for different types of debt securities, including indexed securities, to be issued in series and provides for the issuance of securities in book-entry, certificated and, in limited circumstances, bearer form.

     - The indentures allow Citigroup and Citigroup Funding to merge or to consolidate with another company, or sell all or substantially all of their respective assets to another company. If any of these events occur, the other company would be required to assume Citigroup's and Citigroup Funding's respective obligations under the indentures. Unless the transaction resulted in an event of default, Citigroup and Citigroup Funding would be released from all liabilities and obligations under the debt securities when the other company assumed their respective obligations under the indentures.

     - The indentures provide that holders of a majority of the principal amount of the senior debt securities and holders of a majority of the total principal amount of the subordinated debt securities outstanding in any series may vote to change Citigroup's and Citigroup Funding's obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that security consents to the change.

     - The indentures provide that Citigroup and Citigroup Funding may terminate and be fully discharged from their respective obligations under the debt securities or be released from their respective obligations to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Citigroup Funding's obligations under the particular securities when due.

     - The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

     - Citigroup provides a full and unconditional guarantee of the debt securities for the benefit of the holders, from time to time, of such debt securities.

     Events of Default

     The events of default specified in the indentures include:

     - failure to pay principal or premium, if any, when due;

     - failure to pay required interest for 30 days;

     - failure to make a sinking fund payment for 30 days;

     - failure to perform covenants for 90 days after notice;

     - certain events of insolvency or bankruptcy, whether voluntary or not; and

     - any additional events as may be set forth in the applicable prospectus supplement.

     Remedies

     If there were an event of default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series may rescind that acceleration of the debt securities.

INDEX WARRANTS


     Citigroup Funding may issue index warrants independently or together with debt securities (including as debt security and index warrant units). Citigroup Funding will issue any series of index warrants under a separate index warrant agreement among Citigroup Funding, Citigroup, as guarantor, and a bank or trust company. Citigroup will provide a full and unconditional guarantee of the index warrants for the benefit of the holders, from time to time, of such index warrants. You are encouraged to read the standard form of the index warrant agreement, which will be filed as an exhibit to one of Citigroup's future current reports and incorporated by reference in its registration statement No. 333-122925. You can receive copies of these documents by following the directions on page 5.


     Index warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive from Citigroup Funding an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.

     The prospectus supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that Citigroup Funding will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.

     Citigroup Funding will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates. Also, Citigroup Funding will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange, the Nasdaq Stock Market's National Market, the American Stock Exchange or the Chicago Board Options Exchange.

     The index warrant agreement for any series of index warrants will provide that holders of a majority of the total amount of the index warrants outstanding in any series may vote to change their rights concerning those index warrants. However, changes to fundamental terms such as the amount or manner of payment on an index warrant or changes to the exercise times cannot be made unless every holder affected consents to the change.

     Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe the important tax considerations.


DEBT SECURITY AND INDEX WARRANT UNITS



     Citigroup Funding may issue debt security and index warrant units consisting of debt securities and index warrants. The applicable prospectus supplement will describe the terms of any debt security and index warrant units.


                                USE OF PROCEEDS

     Citigroup Funding will use the net proceeds it receives from any offering of these securities for general corporate purposes, primarily to fund affiliates of Citigroup. Citigroup Funding may also use a portion of the proceeds to refinance or extend the maturity of existing debt obligations. Citigroup Funding may use a portion of the proceeds from the sale of index warrants and indexed notes to hedge its exposure to payments that it may have to make on such index warrants and indexed notes as described below under "Use of Proceeds and Hedging."

                              PLAN OF DISTRIBUTION

     Citigroup Funding may sell the offered securities in any of the following ways:

     - to or through underwriters or dealers;

     - by itself directly;

     - through agents; or

     - through a combination of any of these methods of sale.

     The prospectus supplement will explain the ways Citigroup Funding sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup Funding is granting the underwriters, dealers or agents.

     If Citigroup Funding uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     Citigroup Funding expects that the underwriters for any offering will include one or more of its broker-dealer affiliates, including Citigroup Global Markets Inc. These broker-dealer affiliates also expect to offer and sell previously issued offered securities as part of their business, and may act as a principal or agent in such transactions. Citigroup Funding or any of its affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

                      RATIO OF INCOME TO FIXED CHARGES AND
                   RATIO OF INCOME TO COMBINED FIXED CHARGES
                      INCLUDING PREFERRED STOCK DIVIDENDS


The following table shows (1) the consolidated ratio of income to fixed charges and (2) the consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup for each of the five most recent fiscal years.



                                                                YEAR ENDED DECEMBER 31,
                                                          ------------------------------------
                                                          2004    2003    2002    2001    2000
                                                          ----    ----    ----    ----    ----
Ratio of income to fixed charges (excluding interest
  on deposits)........................................    2.76x   3.43x   2.57x   2.00x   1.82x
Ratio of income to fixed charges (including interest
  on deposits)........................................    2.07x   2.48x   1.95x   1.64x   1.52x
Ratio of income to combined fixed charges including
  preferred stock dividends (excluding interest on
  deposits)...........................................    2.74x   3.40x   2.54x   1.98x   1.81x
Ratio of income to combined fixed charges including
  preferred stock dividends (including interest on
  deposits)...........................................    2.06x   2.47x   1.94x   1.63x   1.52x

                      WHERE YOU CAN FIND MORE INFORMATION


     As required by the Securities Act of 1933, Citigroup Funding filed a registration statement (No. 333-122925) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.


     Citigroup files annual, quarterly and current reports and other information with the SEC. Citigroup Funding currently does not file reports and other information with the SEC. You may read and copy any document Citigroup files at the SEC's public reference room in Washington, D.C. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC's home page on the world wide web on the internet at "http://www.sec.gov".

     The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:


     (a) Annual Report on Form 10-K for the year ended December 31, 2004; and



     (b) Current Reports on Form 8-K filed on January 14, 2005, January 19, 2005, January 20, 2005, January 21, 2005, January 24, 2005, January 31,
         2005, February 4, 2005, February 11, 2005, February 22, 2005, March 2,
         2005, March 15, 2005, March 16, 2005, April 14, 2005, April 15, 2005,
         April 20, 2005 and May 2, 2005.


     All documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of
(1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries or affiliates of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

                              Citigroup Document Services
                              140 58th Street, Suite 8G
                              Brooklyn, NY 11220
                              (877) 936-2737 (toll free)
                              (718) 765-6514 (outside the U.S.)

     You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. Neither Citigroup nor Citigroup Funding has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Citigroup nor Citigroup Funding is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document. Citigroup and Citigroup Funding's business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, the accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup Funding and Citigroup's respective management's beliefs and assumptions and on information currently available to Citigroup Funding and Citigroup's respective management. Forward-looking statements include information concerning Citigroup Funding and Citigroup's possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions."

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. Neither Citigroup Funding nor Citigroup has any intention or obligation to update forward-looking statements after it distributes this prospectus.

                                 CITIGROUP INC.


     Citigroup Inc. is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts doing business in more than 100 countries. Citigroup's activities are conducted through the Global Consumer, Corporate and Investment Banking, Global Wealth Management, Asset Management, and Alternative Investments business segments.


     Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup's subsidiaries that operate in the banking, insurance and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities, state insurance departments and securities regulators. Citigroup's subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup's ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

     Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citigroup may be required to commit resources to its subsidiary banks.

     The principal office of Citigroup is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

                             CITIGROUP FUNDING INC.

     Citigroup Funding Inc. is a wholly-owned subsidiary of Citigroup, incorporated on January 14, 2005, and organized under the laws of the State of Delaware. Its principal executive offices are located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000. Its business activities consist primarily of providing funds to affiliates of Citigroup for general corporate purposes.

                          USE OF PROCEEDS AND HEDGING

     General. Citigroup Funding will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

     - funding the business of Citigroup affiliates;

     - funding investments in, or extensions of credit or capital contributions to, Citigroup affiliates; and

     - lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.


     Citigroup Funding expects to incur additional indebtedness in the future to fund its businesses. Citigroup Funding or one or more of its affiliates may enter into a swap agreement in connection with the sale of the offered securities and may earn additional income from that transaction.


     Use of Proceeds Relating to Index Warrants and Indexed Notes. Citigroup Funding or one or more of its affiliates may use all or some of the proceeds received from the sale of index warrants or indexed notes to purchase or maintain positions in the underlying assets. Citigroup Funding or one or more of its affiliates may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup Funding may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such index warrants and indexed notes.

     Citigroup Funding expects that it or one or more of its affiliates will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup Funding or one or more of its affiliates may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or options on the foregoing, or other derivative or similar instruments related to the index or the underlying assets. These other hedging activities may occur from time to time before the index warrants and indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

     In addition, Citigroup Funding or one or more of its affiliates may purchase or otherwise acquire a long or short position in index warrants and indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup Funding or one or more of its affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

     If Citigroup Funding or one or more of its affiliates has a long hedge position in, or options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or similar instruments related to, the index or the underlying assets, Citigroup Funding or one or more of its affiliates may liquidate all or a portion of its holdings at or about the time of the maturity or earlier redemption or repurchase of, or the payment of any indexed interest on, the index warrants and indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup Funding or one or more of its affiliates may receive a profit from the hedging activities, even if the market value of the index warrants or indexed notes declines. Citigroup Funding is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

     Citigroup Funding has no reason to believe that its hedging activities, as well as those of its affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup Funding cannot guarantee you that its hedging activities, as well as those of its affiliates, will not affect such prices or value. Citigroup Funding or its affiliates will use the remainder of the proceeds from the sale of index warrants and indexed notes for the general corporate purposes described above.

                         DESCRIPTION OF DEBT SECURITIES


     The debt securities offered by this prospectus will be guaranteed unsecured obligations of Citigroup Funding and will be either senior or subordinated debt. Senior debt will be issued under one of two senior debt indentures. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indentures and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." Forms of the indentures have been or will be filed with the SEC as exhibits to the registration statement on Form S-3 (No. 333-122925) under the Securities Act of 1933 of which this prospectus forms a part.


     The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from Citigroup, Citigroup Funding or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

     Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior debt indenture will be The Bank of New York, and the trustee under the subordinated debt indenture will be Deutsche Bank Trust Company Americas. Citigroup Funding may, at its option, appoint others, including Citibank, N.A., to act as paying agent, transfer agent and/or registrar under each indenture.

GENERAL

     Section numbers in The Bank of New York senior debt indenture take the form "1.01", "2.01" and so forth, rather than "101", "201" and so forth. Section references below should be read accordingly.

     The indentures provide that unsecured senior or subordinated debt securities of Citigroup Funding, fully and unconditionally guaranteed by Citigroup, may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup Funding. The indentures do not limit the amount of debt securities that may be issued under them (Section 301). Citigroup Funding also has the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

     United States federal income tax consequences and other special considerations applicable to any variable rate debt securities exchangeable for fixed rate debt securities or debt securities issued by Citigroup Funding at a discount will be described in the applicable prospectus supplement.

     Because Citigroup is a holding company, the claims of creditors of Citigroup's subsidiaries will have a priority over Citigroup's equity rights and the rights of Citigroup's creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation.

     The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

     - the title of the debt securities;

     - whether the debt securities will be senior or subordinated debt;

     - the indenture under which such debt securities are being issued;

     - the total principal amount of the debt securities;

     - the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

     - the maturity date or dates;

     - the interest rate or the method of computing the interest rate;

     - the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

     - if other than in United States dollars, the currency or currency unit in which payment will be made;

     - if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amount will be determined;

     - if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

     - if any payments may be made at the election of Citigroup Funding or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

     - the location where payments on the debt securities will be made;

     - the terms and conditions on which the debt securities may be redeemed at the option of Citigroup Funding;

     - any obligation of Citigroup Funding to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

     - if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

     - any provisions for the discharge of Citigroup Funding's obligations relating to the debt securities by deposit of funds or United States government securities;

     - whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

     - the date of any global security if other than the original issuance of the first debt security to be issued;

     - any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

     - whether the securities are to be issued in registered form, bearer form, or both; and


     - any other specific terms of the debt securities (Section 301).


     The terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of any kind will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup Funding. The terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of such series of debt securities may be adjusted.


     The debt securities will be issued in registered form, bearer form, or both. If issued in bearer form, the debt securities may be issued with or without coupons attached. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under "Book-Entry Procedures and Settlement." Unless otherwise provided in the accompanying prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000. (Section 302). The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

     Federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup Funding in bearer form will be described in the applicable prospectus supplement.


     Unless otherwise provided in the applicable prospectus supplement, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup Funding may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. (Section 306). Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable prospectus supplement.


PAYMENT AND PAYING AGENTS


     Payments on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities, in the case of registered notes, at the principal corporate trust office of the relevant trustee in New York City or, in the case of notes in bearer form, at the office of the relevant trustee in London. In the case of notes in registered form, payment will be made to the registered holder appearing in the register of note holders maintained by the registrar at the close of business on the record date for such payment. In the case of notes in registered form, interest payments may be made at the option of Citigroup Funding, by a check mailed to the holder at his registered address. (Section
308). Payments in any other manner will be specified in the prospectus supplement.


SENIOR DEBT

     The senior debt securities will be issued under the senior debt indentures and will rank on an equal basis with all other unsecured debt of Citigroup Funding except subordinated debt (Subordinated Debt Indenture, Section 1601).

SUBORDINATED DEBT

     The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "Senior Indebtedness" (as defined below).

     If Citigroup Funding defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup Funding cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

     - securities of Citigroup Funding or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinated to Senior Indebtedness; and

     - payments made from a defeasance trust as described below.

     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup Funding, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full (Subordinated Debt Indenture, Section 1601).

     "Senior Indebtedness" means:

          (1) the principal, premium, if any, and interest in respect of (A) indebtedness of Citigroup Funding or Citigroup for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup Funding and Citigroup, including the senior debt securities;

          (2) all capital lease obligations of Citigroup Funding and Citigroup;


          (3) all obligations of Citigroup Funding and Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup Funding and Citigroup and all obligations of Citigroup Funding and Citigroup under any conditional sale or title retention agreements (but excluding trade accounts payable in the ordinary course of business);


          (4) all obligations, contingent or otherwise, of Citigroup Funding and Citigroup in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

          (5) all obligations of Citigroup Funding and Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

          (6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup Funding and/or Citigroup is responsible or liable as obligor, guarantor or otherwise; and

          (7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup Funding and/or Citigroup whether or not such obligation is assumed by Citigroup Funding or Citigroup;

     but Senior Indebtedness does not include:

             (A) any indebtedness issued prior to February 18, 2005 under that certain subordinated debt indenture with J.P. Morgan Trust Company, as trustee, dated as of April 12, 2001, as supplemented;

             (B) any indebtedness issued by Citigroup under that certain indenture with Bank One Trust Company, N.A., dated as of July 17, 1998, as supplemented;


             (C) any indebtedness issued to a Citigroup Trust prior to May 31, 2004 under that certain indenture, dated as of October 7, 1996, between Citigroup (formerly known as Travelers Group Inc.) and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as supplemented (the "1996 junior subordinated debt indenture");


             (D) any guarantee entered into by Citigroup prior to May 31, 2004 in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which Citigroup issued any indebtedness under the 1996 junior subordinated debt indenture;


             (E) any indebtedness issued to a Citigroup Trust prior to February 18, 2005 under that certain indenture, dated as of July 23, 2004, between Citigroup and JPMorgan Chase Bank, N.A. (the "2004 junior subordinated debt indenture");


             (F) any guarantee entered into by Citigroup prior to February 18, 2005 in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which Citigroup issued any indebtedness under the 2004 junior subordinated debt indenture; and

             (G) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with the subordinated debt securities and the issuance of which, in the case of this clause only, (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) does not at the time of issuance prevent the subordinated debt securities from qualifying for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup's Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

     "Citigroup Trust" means each of Citigroup Capital II, Citigroup Capital III, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X and Citigroup Capital XI, each a Delaware statutory trust.

COVENANTS


     Limitations on Liens. The senior debt indentures provide that Citigroup will not, and will not permit any subsidiary to, incur, issue, assume or guarantee any indebtedness for borrowed money if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock (as defined below) of any Significant Subsidiary (as defined below), whether such Voting Stock is owned or later acquired, without effectively providing that the debt securities and, at Citigroup's option, any other senior indebtedness ranking equally and ratably with such debt securities, shall be secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Senior Debt Indenture, Section 15.04).


     "Significant Subsidiary" means any Subsidiary (as defined below), including its Subsidiaries:

     - that has investments of and advances from Citigroup and its other subsidiaries exceeding 10 percent of the total consolidated assets of Citigroup and such other subsidiaries as of the end of the most recently completed fiscal year;

     - of which Citigroup's and its other subsidiaries' proportionate share of total assets (after inter-company elimination) exceeds 10 percent of the total consolidated assets of Citigroup and such other subsidiaries as of the end of the most recently completed fiscal year; or

     - of which Citigroup's and its other subsidiaries' equity in the income from continuing operations exceeds 10 percent of such consolidated income of Citigroup and such other subsidiaries for the most recently completed fiscal year.

     "Subsidiary" means any corporation of which securities entitled to elect at least a majority of the corporation's directors shall at the time be owned, directly or indirectly, by Citigroup, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.


     "Voting Stock" means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Senior Debt Indenture, Sections 1.01 and 15.04).


     Limitations on Mergers and Sales of Assets. The indentures provide that neither Citigroup Funding nor Citigroup will merge or consolidate with another corporation or sell other than for cash or lease all or substantially all their assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

     - the successor corporation, if other than Citigroup Funding or Citigroup, as applicable, expressly assumes by supplemental indenture the obligations of Citigroup Funding or Citigroup, as applicable, under the indentures; and


     - in the case of the senior debt indentures or if provided in the applicable prospectus supplement for a series of subordinated debt, immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indentures (Sections 605 and 1505).


     Limitations on Future Issuances of Subordinated Debt Securities under the Subordinated Debt Indenture. The subordinated debt indenture provides that any subordinated debt securities issued under the subordinated debt indenture shall either (x) be issued with the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) qualify at the time of issuance for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup's Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

     Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURES

     Under the indentures, Citigroup Funding, Citigroup and the relevant trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

     Citigroup Funding, Citigroup and the relevant trustee may, with the consent of the holders of a majority in aggregate principal amount of the senior debt securities of a series, or at least a majority in aggregate principal amount of the subordinated debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

     No such modification may, without the consent of the holder of each security so affected:

     - change the fixed maturity of any such securities;

     - reduce the rate or extend the time of payment of interest on such securities;

     - reduce the principal amount of such securities or the premium, if any, on such securities;

     - reduce the amount of the principal of any securities issued originally at a discount;

     - change the currency in which any such securities are payable;

     - impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

     - limit Citigroup Funding's responsibility to maintain a paying agent outside the U.S. for debt securities in bearer form;

     - limit Citigroup Funding's obligations to redeem certain debt securities in bearer form if certain events involving U.S. information reporting requirements occur;

     - reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or


     - change, without the written consent of the trustee, the rights, duties or immunities of the trustee (Senior Debt Indenture, Section 14.02).



     In addition, the subordinated debt indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities (Subordinated Debt Indenture, Section 1402).


EVENTS OF DEFAULT AND DEFAULTS

     Events of default under the senior debt indentures and defaults under the subordinated debt indenture are:

     - failure to pay required interest on any debt security of such series for 30 days;

     - failure to pay principal, other than a scheduled installment payment to a sinking fund or premium, if any, on any debt security of such series when due;

     - failure to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

     - failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and


     - certain events of bankruptcy or insolvency, whether voluntary or not (Section 701).



     If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of that series may declare each debt security of that series due and payable (Section 702). Citigroup Funding and Citigroup are required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup Funding and Citigroup of their respective obligations under the indenture during the preceding year (Section 606 and 1002).



     No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities (Section 702).



     Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past events of default regarding that series (Section 702). The trustee generally will not be under an obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity (Section 707).



     If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of that series (Section 705).



     Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action. (Section 707).


DEFEASANCE

     If so specified when the debt securities of a particular series are created, after Citigroup Funding has deposited with the trustee cash or U.S. government securities in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of that series when due, then Citigroup Funding, at its option:

     - will be deemed to have paid and satisfied its obligations on all outstanding debt securities of that series on the 91st day after the applicable conditions described below are satisfied, which is known as "defeasance and discharge;" or

     - will cease to be under any of the obligations described above under "Covenants -- Limitation on Liens" and "Covenants -- Limitations on Mergers and Sales of Assets" relating to the debt securities of the series, other than to pay when due the principal of, premium, if any, and interest on those debt securities, which is known as "covenant defeasance."

     Citigroup Funding must deliver to the trustee an opinion of counsel accompanied by a ruling received or published by the Internal Revenue Service to the effect that the holders of the debt securities of the series will have no United States federal income tax consequences as a result of Citigroup Funding's exercise of its defeasance option. In the case of a defeasance and discharge, such opinion must be based upon a ruling or administrative pronouncement of the Internal Revenue Service. If the debt securities are listed on the New York Stock Exchange, Citigroup Funding must also deliver the trustee an opinion of counsel stating that defeasance would not cause the debt securities to be delisted.

     When there is a defeasance and discharge, (1) the indentures will no longer govern the debt securities of that series, (2) Citigroup Funding will no longer be liable for payment and (3) the holders of those debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup Funding will continue to be obligated to make payments when due if the deposited funds are not sufficient.


     The obligations and rights under the debt indentures regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the debt securities of such series, replacement of mutilated, destroyed, lost or stolen debt securities and certain other administrative provisions will continue even if Citigroup Funding exercises its defeasance and discharge or covenant defeasance options (Article
12).

     Under current United States federal income tax law, defeasance and discharge should probably be treated as a taxable exchange of the debt securities for an interest in the trust. As a consequence, each holder of the debt securities would recognize gain or loss equal to the difference between the value of the holder's interest in the trust and the holder's adjusted tax basis for the debt securities deemed exchanged. Each holder would then be required to include in income its share of any income, gain and loss recognized by the trust. Even though United States federal income tax on the deemed exchange would be imposed on a holder, the holder would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

     Under current United States federal income tax law, a covenant defeasance would not be treated as a taxable exchange of debt securities. Prospective investors are urged to consult their tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the United States federal income tax law.

CITIGROUP GUARANTEES

     Debt securities issued by Citigroup Funding will be fully and unconditionally guaranteed by Citigroup. If for any reason Citigroup Funding does not make any required payment in respect of its debt securities when due, Citigroup will cause the payment to be made at the same address at which Citigroup Funding is obligated to make such payment. The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of Citigroup without taking any action whatsoever against Citigroup Funding. Citigroup's obligations under its guarantee contained in each indenture are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to Citigroup Funding pursuant to any applicable law or statute.

     Citigroup's guarantee of the subordinated debt securities will be an unsecured subordinated obligation. As a result, Citigroup's obligations to make payments under its guarantee of the subordinated debt securities will be subordinated and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of Citigroup's existing and future Senior Indebtedness, including any guarantee of senior debt securities (as described above under "-- Subordinated Debt").

CONCERNING THE TRUSTEES

     Citigroup, Citigroup Funding and certain of their affiliates have had and may continue to have banking relationships with the trustees in the ordinary course of business.

                         DESCRIPTION OF INDEX WARRANTS

     The following briefly summarizes the material terms and provisions of the index warrants, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of the index warrants that are offered by Citigroup Funding, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the index warrants being offered.

     Index warrants may be issued independently or together with debt securities and may be attached to or separate from any such offered securities. Each series of index warrants will be issued under a separate index warrant agreement to be entered into among Citigroup Funding, Citigroup and a bank or trust company, as index warrant agent, and will be fully and unconditionally guaranteed by Citigroup. A single bank or trust company may act as index warrant agent for more than one series of index warrants. The index warrant agent will act solely as the agent of Citigroup Funding under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of the index warrants. A copy of the form of index warrant agreement, including the form of certificate or global certificate that will represent the index warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the index warrant agreement and the index warrant certificate or index warrant global certificate for provisions that may be important to you.

GENERAL

     The index warrant agreement does not limit the number of index warrants that may be issued. Citigroup Funding will have the right to "reopen" a previous series of index warrants by issuing additional index warrants of the series.

     Each index warrant will entitle the warrant holder to receive from Citigroup Funding, upon exercise, cash or securities. The amount in cash or number of securities will be determined by referring to an index or formula calculated on the basis of prices, yields, levels or other specified objective measures in respect of:

     - specified securities or securities indices;

     - specified foreign currencies or currency indices;

     - intangibles;

     - articles or goods;

     - any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

     - a combination thereof; or

     - changes in such measure or differences between two or more such measures.

     The prospectus supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index, indices, intangibles, articles, goods or other measures or instruments to determine the amount payable or distributable on the index warrants.

     If so specified in the prospectus supplement, the index warrants will entitle the warrant holder to receive from Citigroup Funding a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the index warrants will be deemed to be automatically exercised upon expiration. Upon an automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on an exercise of the index warrants.

     You should read the prospectus supplement applicable to any series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled. The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, Citigroup Funding will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.

     The applicable prospectus supplement relating to any series of index warrants will describe the following:

     - the aggregate number of index warrants;

     - the offering price of the index warrants;

     - the measure or measures by which payment or distribution on the index warrants will be determined;

     - certain information regarding the underlying securities, foreign currencies, indices, intangibles, articles or goods or other measure or instrument;

     - the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation;

     - the date on which the index warrants may first be exercised and the date on which they expire;

     - any minimum number of index warrants exercisable at any one time;

     - any maximum number of index warrants that may, at Citigroup Funding's election, be exercised by all warrant holders or by any person or entity on any day;

     - any provisions permitting a warrant holder to condition an exercise of index warrants;

     - the method by which the index warrants may be exercised;

     - the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

     - the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

     - the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

     - the time or times at which amounts will be payable or distributable in respect of the index warrants following exercise or automatic exercise;

     - any national securities exchange on which, or self-regulatory organization with which, the index warrants will be listed;

     - any provisions for issuing the index warrants in certificated form;

     - if the index warrants are not issued in book-entry form, the place or places at, and the procedures by which, payments or distributions on the index warrants will be made; and

     - any other terms of such index warrants.

     Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe these tax considerations. The summary of United States federal income tax considerations contained in the prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your tax advisors before purchasing any index warrants.

LISTING

     Unless otherwise indicated in the prospectus supplement, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the prospectus supplement. It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of those index warrants.

MODIFICATION

     The index warrant agreement and the terms of the related index warrants may be amended by Citigroup, Citigroup Funding and the index warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

     - curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision;

     - maintaining the listing of the index warrants on any national securities exchange or with any other self-regulatory organization;

     - registering the index warrants under the Exchange Act;

     - permitting the issuance of individual index warrant certificates to warrant holders;

     - reflecting the issuance by Citigroup Funding of additional index warrants of the same series or reflecting the appointment of a successor depositary; or

     - for any other purpose which Citigroup Funding may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.

     Citigroup, Citigroup Funding and the index warrant agent also may modify or amend the index warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants of each series affected by such modification or amendment, for any purpose. However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:

     - changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

     - shortens the period of time during which the index warrants may be exercised;

     - otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

     - reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the index warrant agreement or the terms of the related index warrants.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving Citigroup Funding or Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup Funding or Citigroup, then the assuming corporation will succeed to the obligations of Citigroup Funding or Citigroup, as applicable, under the index warrant agreement and the related index warrants. Citigroup will then be relieved of any further obligation under the index warrant agreement and index warrants and may then be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS BY WARRANT HOLDERS

     Any warrant holder may, without the consent of the index warrant agent or any other warrant holder, enforce by appropriate legal action on its own behalf its right to exercise, and to receive payment for, its index warrants.

CITIGROUP GUARANTEE

     Index warrants issued by Citigroup Funding will be fully and unconditionally guaranteed by Citigroup. If for any reason Citigroup Funding does not make any required payment in respect of its index warrants when due, Citigroup will cause the payment to be made at the same address at which Citigroup Funding is obligated to make such payment. The holder of a guaranteed index warrant will be entitled to payment under the Citigroup guarantee without taking any action whatsoever against Citigroup Funding. Citigroup's obligations under its guarantee are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to Citigroup Funding pursuant to any applicable law or statute.


              DESCRIPTION OF DEBT SECURITY AND INDEX WARRANT UNITS



     Citigroup Funding may issue debt security and index warrant units consisting of debt securities and index warrants. The applicable prospectus supplement will describe the terms of any debt security and index warrant units.

                      BOOK-ENTRY PROCEDURES AND SETTLEMENT

     Most series of debt securities and index warrants will be book-entry securities. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global securities, without interest coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, as securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these debt securities or index warrants and will be considered the sole owner of the securities for purposes of the indenture or index warrant agreement.

     Purchasers may only hold interests in the global notes or index warrants through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities or index warrants for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture or index warrant agreement. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer or pledge book-entry securities.

     A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

     - DTC is unwilling or unable to continue as depositary for such global security and Citigroup Funding is unable to find a qualified replacement for DTC within 90 days;

     - at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

     - Citigroup Funding in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

     Unless we indicate otherwise in the applicable prospectus supplement, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $1,000 and whole multiples of $1,000. Definitive notes or index warrants will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

     In this prospectus and the accompanying prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial

Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

     Neither Citigroup Funding nor Citigroup will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.


     The information in this section about DTC has been provided by DTC for information purposes only. Neither Citigroup Funding nor Citigroup takes any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind.

                    LIMITATIONS ON ISSUANCES IN BEARER FORM

     In compliance with United States federal income tax laws and regulations, Citigroup Funding and any underwriter, agent or dealer participating in the offering of any debt security or index warrant in bearer form will agree that, in connection with the original issuance of such debt security or index warrant in bearer form and during the period ending 40 days after the issue date of such debt security or index warrant in bearer form, they will not offer, sell or deliver such debt security or index warrant in bearer form, directly or indirectly, to a U.S. person or to any person within the United States, except to the extent permitted under United States Treasury regulations.

     Debt securities or index warrants in bearer form will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a U.S. person who holds debt securities or index warrants in bearer form will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such debt securities or index warrants in bearer form.

     As used herein, "U.S. person" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (1) a United States court is able to exercise primary supervision over the trust's administration and (2) one or more United States persons have the authority to control all of the trust's substantial decisions.

     Pending the availability of a definitive global security or individual debt securities or index warrants in bearer form, as the case may be, debt securities that are issuable in bearer form may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream International, for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive global security in bearer form, without coupons attached, or individual debt securities in bearer form and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual debt securities, respectively, only upon receipt of a Certificate of Non-U.S. Beneficial Ownership. A Certificate of Non-U.S. Beneficial Ownership is a certificate to the effect that a beneficial interest in a temporary global security or warrant in bearer form is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. In no event will a definitive debt security or index warrant in bearer form be delivered to a purchaser without the receipt of a Certificate of Non-U.S. Beneficial Ownership. No debt security or index warrant in bearer form will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be paid to each of Euroclear and Clearstream with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant interest payment date of a Certificate of Non-U.S. Beneficial Ownership.

     Limitations on the offer, sale, delivery and exercise of warrants in bearer form (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered upon exercise of a warrant in bearer form) will be described in the prospectus supplement relating to such warrants in bearer form.

                              PLAN OF DISTRIBUTION

     Citigroup Funding may offer the offered securities in one or more of the following ways from time to time:

     - to or through underwriters or dealers;

     - by itself directly;

     - through agents; or

     - through a combination of any of these methods of sale.

     Any such underwriters, dealers or agents may include any broker-dealer affiliate of Citigroup Funding.

     The prospectus supplement relating to an offering of offered securities will set forth the terms of the offering, including:

     - the name or names of any underwriters, dealers or agents;

     - the purchase price of the offered securities and the proceeds to Citigroup Funding from such sales;

     - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

     - the initial public offering price;

     - any discounts or concessions to be allowed or reallowed or paid to dealers; and

     - any securities exchanges on which the offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

     If underwriters are used in an offering of offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

     In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

     - A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

     - A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

     - A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange or any other securities exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

     If dealers are utilized in the sale of offered securities, Citigroup Funding will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

     Offered securities may be sold directly by Citigroup Funding to one or more institutional purchasers, or through agents designated by Citigroup Funding from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup Funding to that agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of offered securities, Citigroup Funding may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement.

     If so indicated in the applicable prospectus supplement, Citigroup Funding will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup Funding at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     The broker-dealer affiliates of Citigroup Funding are members of the NASD and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup Funding's broker-dealer affiliates participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer affiliate of Citigroup Funding in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup Funding's broker-dealer affiliates, including Citigroup Global Markets Inc., may act as principal or agent in such transactions. None of Citigroup Funding's broker-dealer affiliates have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.


     One or more dealers, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Citigroup Funding and Citigroup and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.


     A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, dealers or agents. The underwriters, dealers or agents may agree to allocate a number of notes to underwriters, dealers or agents for sale to their online brokerage account holders. The underwriters, dealers or agents will allocate notes to underwriters, dealers or agents that may make

Internet distributions on the same basis as other allocations. In addition, notes may be sold by the underwriters, dealers or agents to securities dealers who resell notes to online brokerage account holders.


     Underwriters, dealers and agents may be entitled, under agreements with Citigroup Funding and Citigroup, to indemnification by Citigroup Funding and Citigroup relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup Funding and affiliates of Citigroup Funding in the ordinary course of business.


     Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.


     In order to hedge its obligations under the offered securities, Citigroup Funding or one or more of its affiliates may enter into one or more swaps or other derivatives transactions with one or more of its affiliates. You should refer to "Use of Proceeds and Hedging" in this prospectus for more information.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to those plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of the debt securities or index warrants of Citigroup Funding on behalf of the plan should determine whether the purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

     Citigroup Funding has affiliates, including broker-dealer affiliates, that provide services to many employee benefit plans. Citigroup Funding and any direct or indirect affiliate of Citigroup Funding may each be considered a "party in interest" within the meaning of ERISA and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), to many employee benefit plans and retirement accounts. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan as to which Citigroup Funding or any direct or indirect affiliate of Citigroup Funding is a party in interest, unless the offered securities are acquired pursuant to an applicable statutory or administrative exemption. Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel.

     Please consult the applicable prospectus supplement for further information with respect to a particular offering of securities.

                                 LEGAL MATTERS

     John R. Dye, Esq., General Counsel-Capital Markets of Citigroup Inc., 399 Park Avenue, New York, New York 10043, or counsel to be identified in the applicable prospectus supplement, will act as legal counsel to Citigroup Funding. Mr. Dye beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup Funding and its affiliates and may do so in the future.

                                    EXPERTS


     The consolidated financial statements of Citigroup Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Citigroup's methods of accounting for variable interest entities and stock-based compensation, and, in 2002, in Citigroup's methods of accounting for goodwill and intangible assets and accounting for the impairment or disposal of long-lived assets.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. CITIGROUP FUNDING MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED MAY 2, 2005


PROSPECTUS SUPPLEMENT
(To prospectus dated           , 2005)


                                $10,000,000,000


                             CITIGROUP FUNDING INC.

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES B
             FULLY AND UNCONDITIONALLY GUARANTEED BY CITIGROUP INC.

                             GENERAL TERMS OF SALE


     The following terms will generally apply to the medium-term senior and subordinated notes that we will sell from time to time using this prospectus supplement and the attached prospectus. Citigroup Funding will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that Citigroup Funding will deliver to prospective buyers of any note. The maximum amount that Citigroup Funding expects to receive from the sale of the notes is between $9,998,000,000 and $9,500,000,000 after paying the agents commissions of between $2,000,000 and $500,000,000.



MATURITY:           Generally, 9 months or more
                    from the date of issue,
                    except in the case of indexed
                    notes, for which the maturity
                    may be shorter.
INDEXED NOTES:      Payments of interest or
                    principal may be linked to
                    the price of one or more
                    securities, currencies,
                    commodities, goods, measures
                    or events.
REDEMPTION:         Terms of specific notes may
                    permit or require redemption
                    at our option or repayment at
                    your option.
RISKS:              Index and currency risks may
                    exist.
CURRENCIES:         U.S. dollars and other
                    currencies.


INTEREST RATES:     Fixed, floating or zero
                    coupon.
RANKING:            The Series A notes are senior
                    notes which are part of our
                    senior indebtedness, and the
                    Series B notes are
                    subordinated notes which are
                    part of our subordinated
                    indebtedness.
OTHER TERMS:        You should review
                    "Description of the Notes"
                    and the pricing supplement
                    for features that apply to
                    your notes.

                            ------------------------
     CONSIDER CAREFULLY THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     These notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup Funding Inc. The notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
                                   CITIGROUP
          , 2005

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Risk Factors................................................   S-3
Important Currency Information..............................   S-6
Description of the Notes....................................   S-7
Certain United States Federal Income Tax Considerations.....  S-33
Plan of Distribution........................................  S-40
ERISA Matters...............................................  S-41
Legal Matters...............................................  S-42

                                   PROSPECTUS


Prospectus Summary..........................................      1
Forward-Looking Statements..................................      6
Citigroup Inc. .............................................      7
Citigroup Funding Inc. .....................................      7
Use of Proceeds and Hedging.................................      8
Description of Debt Securities..............................      9
Description of Index Warrants...............................     17
Description of Debt Security and Index Warrant Units........     20
Book-Entry Procedures and Settlement........................     21
Limitations on Issuances in Bearer Form.....................     23
Plan of Distribution........................................     24
ERISA Matters...............................................     27
Legal Matters...............................................     27
Experts.....................................................     27

                                  RISK FACTORS

CHANGES IN EXCHANGE RATES AND EXCHANGE CONTROLS COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. These risks include, but are not limited to:

     - the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency;

     - the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from the official redenomination or revaluation of the specified currency; and

     - the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

These risks generally depend on factors over which Citigroup Funding has no control and which cannot be readily foreseen, such as:

     - economic events;

     - political events; and

     - the supply of, and demand for, the relevant currencies.

In recent years, rates of exchange between U.S. dollars and some foreign currencies in which Citigroup Funding's notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield of such foreign currency note below its coupon rate and could result in a substantial loss to the investor on a U.S. dollar basis.

     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

     Even if there are no actual exchange controls, it is possible that a specified currency would not be available to Citigroup Funding when payments on a note are due because of circumstances beyond the control of Citigroup Funding. In this event, Citigroup Funding will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See "-- The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Description of the Notes -- Payment of Principal and Interest" below.

     The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents, except where otherwise expressly noted. Citigroup Funding disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

THE UNAVAILABILITY OF CURRENCIES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and that currency is --

     - unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup Funding's control;

     - no longer used by the government of the country issuing the currency; or

     - no longer used for the settlement of transactions by public institutions of the international banking community --

then all payments on the note will be made in U.S. dollars until the currency is again available or so used. The amounts so payable on any date in the currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency or as otherwise indicated in the applicable pricing supplement. Any payment on a note made under these circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which the note was issued.

     If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of any specified currency that is a composite currency, then the payment obligations of Citigroup Funding on the note will be the amount of redenominated currency that represents the amount of Citigroup Funding's obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable as a result of:

     - any change in the value of the specified currency of those notes relative to any other currency due solely to fluctuations in exchange rates; or

     - any redenomination of any component currency of any composite currency, unless that composite currency is itself officially redenominated.

     Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

JUDGMENTS IN A FOREIGN CURRENCY COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     The notes will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

CHANGES IN THE VALUE OF UNDERLYING ASSETS OF INDEXED NOTES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     An investment in indexed notes may have significant risks that are not associated with a similar investment in a debt instrument that:

     - has a fixed principal amount;

     - is denominated in U.S. dollars; and

     - bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.

     The risks of a particular indexed note will depend on the terms of that indexed note. Such risks may include, but are not limited to, the possibility of significant changes in the prices of:

     - the underlying assets;

     - another objective price; and

     - economic or other measures making up the relevant index.

     Underlying assets could include:

     - one or more securities or securities indices;

     - one or more specified foreign currency or currency indices;

     - a combination thereof;

     - intangibles;

     - goods;

     - articles;

     - commodities; and

     - any other financial, economic or other measure or instrument.

     The risks associated with a particular indexed note generally depend on factors over which Citigroup Funding has no control and which cannot readily be foreseen. These risks include:

     - economic events;

     - political events; and

     - the supply of, and demand for, the underlying assets.

     In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

     In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

     - an index determined by an affiliate of Citigroup Funding; or

     - prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

     The risk of loss as a result of linking principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each note in a currency specified by Citigroup Funding for that note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, an agent may at its discretion arrange for the exchange of U.S. dollars into the specified currency to enable the purchaser to pay for the note. Each such exchange will be made by such agent. The terms, conditions, limitations and charges that such agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. The purchaser must pay all costs of exchange.

     References in this prospectus supplement to "U.S. dollars," "U.S.$," "dollar" or "$" are to the lawful currency of the United States.

                            DESCRIPTION OF THE NOTES

     The following description of the particular terms of the Medium-Term Senior Notes, Series A and Medium-Term Subordinated Notes, Series B supplements the description of the general terms and provisions of the debt securities set forth in the prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the prospectus, you should rely on the information in this prospectus supplement.

     The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the pricing supplement in making your investment decision.

GENERAL


     Introduction. The senior notes are a series of senior debt securities issued under Citigroup Funding's senior debt indenture to be entered into among Citigroup Funding, Citigroup, as guarantor, and JPMorgan Chase Bank, N.A., as trustee, and fully and unconditionally guaranteed by Citigroup. The subordinated notes are a series of subordinated debt securities issued under Citigroup Funding's subordinated debt indenture to be entered into among Citigroup Funding, Citigroup, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, and fully and unconditionally guaranteed by Citigroup. At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $10,000,000,000 or its equivalent in one or more foreign or composite currencies. This amount is subject to reduction as a result of the sale of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus form a part, or under a registration statement to which this prospectus supplement and the accompanying prospectus also relate.


     The amount of notes sold of either series will reduce the amount of notes of the other series that may be sold. Citigroup Funding reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice. The aggregate amount of notes may be increased from time to time to such larger amount as may be authorized by Citigroup Funding.

     The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. Unless otherwise specified in the pricing supplement, this market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the applicable issue date. Such determination will be made by Citigroup Funding or its agent, as the exchange rate agent for the applicable series of notes.

     Ranking. The senior notes will constitute part of the senior indebtedness of Citigroup Funding and will rank on an equal basis with all other unsecured debt of Citigroup Funding other than subordinated debt. The subordinated notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all senior indebtedness of Citigroup Funding. See "Description of Debt Securities -- Subordinated Debt" in the prospectus.

     If there were an event of default with respect to any senior indebtedness, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be repaid immediately. If there were an event of default with respect to any subordinated indebtedness involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. In the absence of certain events of insolvency or bankruptcy, failure to pay amounts due with respect to subordinated indebtedness would not permit the trustee or such holders to demand that the principal of such subordinated debt securities be paid immediately. See "Description of Debt Securities -- Events of Default and Defaults" in the prospectus.


     Citigroup Funding had no senior indebtedness outstanding as of May 2, 2005.


     Forms of Notes. The notes will be issued in fully registered form only, without coupons. In addition, Citigroup Funding may offer notes in bearer form in a concurrent offering outside the United States. The notes in registered form may not be exchanged for notes in bearer form. Each note will be issued initially as a book-entry note, which will be a global security registered in the name of a nominee of DTC, as depositary, or another depositary named in the pricing supplement. Alternatively, if specified in the applicable pricing supplement, each note will be issued initially as a certificated note, which will be a certificate issued in temporary or definitive form. Except as set forth in the accompanying prospectus under "Book-Entry Procedures and Settlement," book-entry notes will not be issuable as certificated notes. See "Book-Entry System" below.

     Denominations. Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.


     Maturity. Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date. Generally, the stated maturity date will be a business day more than nine months from its date of issue, except in the case of indexed notes, for which the maturity may be shorter, as selected by the purchaser and agreed to by Citigroup Funding. If so specified in the applicable pricing supplement, the stated maturity date may be extended at the option of Citigroup Funding, and each note may also be redeemed at the option of Citigroup Funding, or repaid at the option of the holder, prior to its stated maturity. Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.


     Additional Information. The pricing supplement relating to a note will describe the following terms:

     - the specified currency for such note;

     - whether such note

        (1) is a fixed rate note;

        (2) is a floating rate note;

        (3) is an amortizing note, meaning that a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index; and/or

        (4) is an indexed note on which payments of interest or principal, or both, may be linked to the price of one or more securities, currencies, intangibles, articles, commodities or goods or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

     - the price at which such note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

     - the original issue date on which such note will be issued;

     - the date of the stated maturity;

     - if the note is a fixed rate note, the rate per annum at which the note will bear any interest, and whether and how that rate may be changed prior to its stated maturity;

     - if the note is a floating rate note, relevant terms such as:

        (1) the base rate;

        (2) the initial interest rate;

        (3) the interest reset period or the interest reset dates;

        (4) the interest payment dates;

        (5) any index maturity;

        (6) any maximum interest rate;

        (7) any minimum interest rate;

        (8) any spread or spread multiplier; and

        (9) any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity;

     - whether the note is a note issued originally at a discount;

     - if the note is an amortizing note, the terms for repayment prior to stated maturity;

     - if the note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined;

     - whether the note may be redeemed at the option of Citigroup Funding, or repaid at the option of the holder, prior to stated maturity as described under "Optional Redemption, Repayment and Repurchase" below and the terms of its redemption or repayment;

     - whether the note may have an optional extension beyond its stated maturity as described under "Extension of Maturity" below;

     - whether the note will be represented by a global security or a certificate issued in definitive form;

     - any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

     - whether the note is a renewable note, and, if so, its specific terms;

     - the use of proceeds, if materially different than that disclosed in the accompanying prospectus;

     - whether the holder of the note has a survivor's option, as described below under "Repayment Upon Death;" and

     - any other terms of the note provided in the accompanying prospectus, to be set forth in a pricing supplement, or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

     As used in this prospectus supplement, business day means:

     - for any note, any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close;

     - for LIBOR notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

     - for any determination by the exchange rate agent of an exchange rate pursuant to notes having a specified currency other than U.S. dollars, an exchange rate business day, which shall be any day on which banking institutions and foreign exchange markets settle payments in New York City and London;

     - for notes having a specified currency other than U.S. dollars only, other than notes denominated in euros, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

     - for EURIBOR notes and notes denominated in euros, a TARGET business day, which will be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

     As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively.

PAYMENT OF PRINCIPAL AND INTEREST

     Citigroup Funding will pay the principal of, and any premium and interest on, each note in the specified currency for the note. If the specified currency for a note is other than U.S. dollars, Citigroup Funding will, unless otherwise specified in the applicable pricing supplement, arrange to convert all payments in respect of the note into U.S. dollars in the manner described in the following paragraph. The holder of a note having a specified currency other than U.S. dollars may, if stated in the applicable pricing supplement and such note, elect to receive all payments on the note in the specified currency by delivering a written notice to the trustee for such note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described under "Risk Factors -- The Unavailability of Currencies Could Result in a Substantial Loss to You" above. Such election will remain in effect until revoked by a written notice to the trustee that is received not later than fifteen calendar days prior to the applicable payment date. If an event of default has occurred or Citigroup Funding has given notice of redemption of a note, no such change of election may be made.

     Unless otherwise specified in the pricing supplement, the amount of any U.S. dollar payment on a note having a specified currency other than U.S. dollars will be determined by the exchange rate agent:

     - based on the specified currency/U.S. dollar exchange rate prevailing at 11:00 a.m., London time, on the second exchange rate business day prior to the applicable payment date, or

     - if an exchange rate bid quotation is not so available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange rate agent after consultation with Citigroup Funding.

     The exchange rate agent will also determine prior to settlement the aggregate amount of the specified currency payable on a payment date for all notes denominated in the specified currency. All currency exchange costs will be deducted from payments to the holders of the notes. If no such bid quotations are available, the payments will be made in the specified currency, unless the specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond Citigroup Funding's control. In that case, payments will be made as described under "Risk Factors -- The Unavailability of Currencies Could Result in a Substantial Loss to You" above.

     Unless otherwise specified in the applicable pricing supplement, U.S. dollar payments of interest on notes, other than interest payable at stated maturity, will be made, except as provided below, by check mailed to the registered holders of the notes. In the case of global securities representing book-entry notes, payments of interest on notes will be made to a nominee of the depositary.

     A holder of $10,000,000, or its equivalent in a specified currency other than U.S. dollars, or more in aggregate principal amount of notes of like tenor and term, will be entitled to receive U.S. dollar payments by wire transfer of immediately available funds. However, such a holder is entitled to receive the payments only if the trustee receives written appropriate wire transfer instructions for the notes not later than fifteen calendar days prior to the applicable interest payment date. Unless otherwise specified in the applicable pricing supplement, principal and any premium and interest payable at the stated maturity of a note will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of the trustee for the note in New York City.

     Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, any payment required to be made on a note on a date, including the stated maturity date, that is not a business day for the note need not be made on that date. A payment may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of delayed payment.

     Unless otherwise specified in the applicable pricing supplement, if the principal of any original issue discount note, or OID note, other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to the note will be limited to the aggregate principal amount of the note multiplied by the sum of (1) its issue price, expressed as a percentage of the aggregate principal amount, plus (2) the original issue discount amortized from the date of issue to the date of declaration. Amortization will be calculated using the interest method, computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration.

     Unless otherwise set forth in the applicable pricing supplement, the regular record date for any interest payment date for a floating rate note, fixed rate note or an indexed rate note will be the date, whether or not a business day, fifteen calendar days immediately preceding an interest payment date.

REPAYMENT UPON DEATH

     The pricing supplement relating to any senior note will indicate if the holder of that note will have the survivor's option, which is an option to elect repayment of the note prior to its stated maturity in the event of the death of the beneficial owner of the note. Citigroup Funding will not issue any subordinated notes with a survivor's option.

     Pursuant to exercise of the survivor's option, Citigroup Funding will repay any note (or applicable portion of any note) properly tendered for repayment by the person, or on behalf of the person by a representative of that person, who has authority to act on behalf of the deceased beneficial owner of the note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to the amortized face amount thereof, subject to the following limitations.

     Citigroup Funding may, in its sole discretion, limit to $2,500,000 (or the approximate equivalent in other currencies) the aggregate principal amount of all notes for which exercises of the survivor's option will be accepted in any calendar year. In the event that such limitation is applied, Citigroup Funding may limit to $250,000 (or the approximate equivalent in other currencies) the aggregate principal amount of notes (or portions of notes) for which exercise of the survivor's option will be accepted during a calendar year for any individual deceased beneficial owner of notes. Moreover, Citigroup Funding will not make principal repayments due to exercise of the survivor's option in amounts that are less than $5,000 (or the approximate equivalent in other currencies). In the event that the limitations described in the preceding sentences would result in the partial repayment of any note, the principal amount of such note remaining outstanding after repayment must be at least $5,000. Any note tendered due to exercise of the survivor's option may be withdrawn by a written request of its holder received by the paying agent prior to its repayment.

     The amortized face amount of a note on any date shall be the amount equal to

     - the issue price set forth on the face of the applicable pricing supplement plus

     - that portion of the difference between the issue price and the stated principal amount of the note that has accrued by such date at

        (1) the bond yield to maturity set forth on the face of the applicable pricing supplement or

        (2) if so specified in the applicable pricing supplement, the bond yield to call printed on its face. Such yield will be computed in each case in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note shall never exceed its stated principal amount. The bond yield to call listed on the face of a pricing supplement shall be computed on the basis of the first occurring optional redemption date for that note and the amount payable on the optional redemption date. If any note is not redeemed on its first optional redemption date, the bond yield to call for that note will be recomputed on the optional redemption date on the basis of the next occurring optional redemption date and the amount payable on that optional redemption date, and will continue to be so recomputed on each succeeding optional redemption date until the note is redeemed.

     Each note that is tendered pursuant to valid exercise of the survivor's option will be accepted promptly in the order all such notes are tendered, except for any note (or portion thereof) the acceptance of which, in the event Citigroup Funding imposed either of the limits described in the preceding paragraph, would

     - contravene the annual limitation or

     - result in the acceptance during the then current calendar year of an aggregate principal amount of notes (or portions thereof) exceeding $250,000 (or the approximate equivalent in other currencies) for the relevant individual deceased beneficial owner.

     If at the end of any calendar year Citigroup Funding has not imposed the annual limit, or if the aggregate principal amount of notes that have been accepted during that year due to exercise of the survivor's option has not exceeded the annual limitation, Citigroup Funding may accept notes from individual deceased owners in amounts that exceed the normal $250,000 per-person limit. In this case, Citigroup Funding will accept notes or portions of notes exceeding the $250,000 limit in the order they were received, up to the annual limitation for that calendar year. Any note or portion of a note accepted for repayment due to the exercise of the survivor's option will be repaid on the first interest payment due date that occurs 20 or more calendar days after the date of such acceptance. Each note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of such annual limitation will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered, unless any such note is withdrawn by its holder. If a note (or any portion thereof) that is tendered for repayment due to the valid exercise of the survivor's option is not accepted, the paying agent will deliver to any affected representative a notice that states the reasons the note (or portion thereof) has not been accepted for repayment. The notice will be sent by first-class mail to the broker or other entity that represents the deceased beneficial owner of the note or, in the case of a certificated note, to the registered holder thereof at its last known address as indicated on the records of the security registrar.

     Subject to the foregoing, in order for a survivor's option to be validly exercised, the paying agent must receive:

     - a written request for repayment signed by the representative. Such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

     - tender of the note to be repaid;

     - appropriate evidence satisfactory to Citigroup Funding and the paying agent that (1) the representative has authority to act on behalf of the deceased beneficial owner; (2) the death of such beneficial owner has occurred; and (3) the deceased was the beneficial owner of such note at the time of death;

     - if applicable, a properly executed assignment or endorsement; and

     - if the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the trustee from that nominee attesting to the beneficial ownership of the note. All questions as to the eligibility or validity of any exercise of the survivor's option will be determined by Citigroup Funding, in its sole discretion, and those determinations will be final and binding on all parties.

     If a note is represented by a global certificate, the depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise the survivor's option for the note. To obtain repayment upon exercise of the survivor's option for such a note, the representative must provide to the broker or other entity through which the deceased beneficial owner holds an interest in the note:

     - the documents described in the first and third bullet points of the preceding paragraph; and

     - instructions to the broker or other entity to notify the depositary of the representative's desire to obtain repayment pursuant to exercise of the survivor's option.

The broker or other entity will provide to the paying agent:

     - the documents received from the representative referred to in the first bullet point of the preceding paragraph;

     - its tender of such note pursuant to exercise of the survivor's option;
       and

     - a certificate satisfactory to the paying agent from the broker or other entity stating that it represents the deceased beneficial owner.

     The broker or other entity will be responsible for disbursing to the appropriate representative any payments it receives due to exercise of the survivor's option.


     A representative may obtain more information regarding the survivor's option from Citibank, N.A., the paying agent, at 111 Wall Street, 15th Floor, New York, New York 10005 (telephone 1-800-422-2066), during normal business hours.


FIXED RATE NOTES

     Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable pricing supplement until its principal amount is paid or made available for payment. However, as described below under "Subsequent Interest Periods" and "Extension of Maturity," or as otherwise may be described in the applicable pricing supplement, the rate of interest payable on fixed rate notes may be adjusted from time to time.

     Unless otherwise set forth in the applicable pricing supplement, interest on each fixed rate note will be payable semiannually in arrears on the dates set forth in the applicable pricing supplement, with each such day being an interest payment date, and at stated maturity. Unless "accrue to pay" is specified in the applicable pricing supplement or unless otherwise specified in the applicable pricing supplement, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on the note on that date, including the stated maturity date, may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of such delayed payment.

     If in connection with any fixed rate note, "accrue to pay" is specified in the applicable pricing supplement, and any interest payment date for the fixed rate note would otherwise be a day that is not a business day, the interest payment date will be postponed to the next succeeding business day. Any payment of interest on an interest payment date will include interest accrued through the day before the interest payment date. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

FLOATING RATE NOTES

     Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. The initial interest period is the period from the original issue date to, but not including, the first interest reset date. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period, and any interest reset period, is an interest period. The interest rate for each floating rate note will be determined based on an interest rate basis, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as applicable to the note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as applicable to the note. As described below under "Subsequent Interest Periods" and "Extension of Maturity," or as may otherwise be specified in the applicable pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

     The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:

     - the CD Rate;

     - the Commercial Paper Rate;

     - the Federal Funds Rate;

     - LIBOR;

     - the Treasury Rate;

     - the Prime Rate;

     - the Eleventh District Cost of Funds Rate;

     - EURIBOR; or

     - such other base rate as is set forth in the applicable pricing supplement and in the note.

     The following terms are used in describing the various base rates.

     The "index maturity" is the period of maturity of the instrument or obligation from which the base rate is calculated.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.


     "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update/ or any successor site or publication.


     "Calculation date" means the date on which the calculation agent is to calculate the interest rate which will be the earlier of (1) the tenth calendar day after the related rate determination date, or if any such day is not a business day, the next succeeding business day or (2) the business day preceding the applicable interest payment date or the stated maturity.

     As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

     - maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

     - minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

     In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     Citigroup Funding will appoint and enter into agreements with calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable pricing supplement, JPMorgan Chase Bank, N.A. will be the calculation agent for each senior note that is a floating rate note, and Deutsche Bank Trust Company Americas will be the calculation agent for each subordinated note that is a floating rate note. All determinations of interest by the calculation agents will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes.

     The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be as follows:

     - in the case of floating rate notes that reset daily, each business day;

     - in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week;

     - in the case of Treasury Rate notes that reset weekly and except as provided below under "Treasury Rate Notes," the Tuesday of each week;

     - in the case of floating rate notes that reset monthly, other than Eleventh District Cost of Funds Rate notes, the third Wednesday of each month;

     - in the case of floating rate notes that are Eleventh District Cost of Funds Rate notes, the first calendar day of each month;

     - in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

     - in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement; and

     - in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement.

If an interest reset date for any floating rate note would fall on a day that is not a business day, that interest reset date will be postponed to the next succeeding business day. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

     Unless otherwise specified in the applicable pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on a rate determination date preceding such interest reset date, as further described below.

     Unless otherwise specified in the applicable pricing supplement, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

     Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the face amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

     For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of

Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

     Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

     Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable as follows.

     - In the case of floating rate notes that reset daily, weekly or monthly, other than Eleventh District Cost of Funds Rate notes, interest will be payable on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement.

     - In the case of Eleventh District Cost of Funds Rate notes, interest will be payable on the first calendar day of each March, June, September and December.

     - In the case of floating rate notes that reset quarterly, interest will be payable on the third Wednesday of March, June, September and December of each year.

     - In the case of floating rate notes that reset semiannually, interest will be payable on the third Wednesday of each of two months of each year specified in the applicable pricing supplement.

     - In the case of floating rate notes that reset annually, interest will be payable on the third Wednesday of one month of each year specified in the applicable pricing supplement.

In each of these cases, interest will also be payable at maturity.

     If an interest payment date for any floating rate note would fall on a day that is not a business day, that interest payment date will be postponed to the next succeeding business day, except as described in the next paragraph. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest payment date to be in the next succeeding calendar month, the interest payment date will instead be the immediately preceding business day.

     If for any floating rate note, the applicable pricing supplement provides that the note does not accrue to pay, and if an interest payment date for that floating rate note would otherwise be a day that is not a business day, the interest payment date will not be postponed. Any payment required to be made on the floating rate note, however, may be made on the next succeeding business day with the same force and effect as if made on the due date. No additional interest will accrue as a result of such delayed payment.

     Upon the request of the holder of any floating rate note, the calculation agent for that note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the note.

     CD Rate Notes. Each CD Rate note will bear interest for each interest reset period at an interest rate equal to the CD Rate and any spread or spread multiplier specified in the note and in the applicable pricing supplement.

     The calculation agent will determine the CD Rate on each CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period for negotiable U.S. dollar certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

     The following procedures will be followed if the CD Rate cannot be determined as described above.

     - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the CD Rate determination date, then the CD Rate for the interest reset period will be the rate on that date for negotiable U.S. dollar certificates of deposit of the index maturity designated in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "CDs (Secondary Market)."

     - If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD Rate determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing, in the market for negotiable U.S. dollar certificates of deposit, with a remaining maturity closest to the index maturity designated in the pricing supplement in a denomination of $5,000,000.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the CD Rate for that interest reset period will be the same as the CD Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

     CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     Commercial Paper Rate Notes. Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate equal to the Commercial Paper Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

     The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the business day immediately preceding the interest reset date for each interest reset period. The Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading "Commercial Paper -- Nonfinancial."

     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above.

     - If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for the interest reset period will be the money market yield on that date of the rate for commercial paper of the specified index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper -- Nonfinancial."

     - If by 3:00 p.m., New York City time, on such calculation date, the above rate is not yet published, then the Commercial Paper Rate for the interest reset period will be the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that date, of three leading dealers of U.S. dollar commercial paper in New York City selected by the calculation agent for such Commercial Paper Rate note for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the Commercial Paper Rate for the interest reset period will be the same as the Commercial Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

Money market yield will be calculated as follows:

                              D X 360
money market yield   =     -------------  X 100
                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest reset period.

     Federal Funds Rate Notes. Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate equal to the Federal Funds Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine the Federal Funds Rate on each Federal Funds Rate determination date. The Federal Funds Rate determination date is the business day immediately preceding the interest reset date for that interest reset period. The Federal Funds Rate will be the rate for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on Page 120 (or any other page as may replace the specified Page on that service).

     The following procedures will be followed if the Federal Funds Rate cannot be determined as described above.

     - If the above rate does not appear on Moneyline Telerate on Page 120 or is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds Rate for the interest reset period will be the rate on that date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate," or other recognized electronic source used for the purpose of displaying the applicable rate.

     - If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published, then the Federal Funds Rate for the interest reset period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent prior to 9:00 a.m., New York City time, on that Federal Funds Rate determination date.

     - If the brokers so selected by the calculation agent are not quoting as mentioned above, the Federal Funds Rate for the interest reset period will be the Federal Funds Rate in effect for the particular Federal Funds Rate determination date. If there was no Federal Funds Rate in effect for the interest reset period, the Federal Funds Rate will be the initial interest rate.

     LIBOR Notes. Each LIBOR note will bear interest for each interest reset period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine LIBOR on each LIBOR determination date. The LIBOR determination date is the second London business day prior to the interest reset date for each interest reset period.

     On a LIBOR determination date, the calculation agent will determine LIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in the specified currency for the period of the index maturity specified in the applicable pricing supplement commencing on the interest reset date, which appear on the "designated LIBOR page" at approximately 11:00 a.m., London time, on that date.

     - If "LIBOR Moneyline Telerate" is designated in the applicable pricing supplement, or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, "designated LIBOR page" means the display designated as page "3750" on the Moneyline Telerate Service, and LIBOR will be the relevant offered rate determined by the calculation agent. If page "3750" on the Moneyline Telerate Service is replaced by another page, or if the Moneyline Telerate Service is replaced by a successor service, then "LIBOR Moneyline Telerate" means the replacement page or service selected to display the London interbank offered rates of major banks.

     - If "LIBOR Reuters" is designated in the applicable pricing supplement, "designated LIBOR page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service and LIBOR will be the arithmetic means of the offered rates, calculated by the calculation agent, or the offered rate, if the designated LIBOR page by its terms provides only for a single rate. If the LIBO page on that service is replaced by another page, or if the Reuters Monitor Money Rates Service is replaced by a successor service, then "LIBOR Reuters" means the replacement page or service selected to display the London interbank offered rates of major banks.

     If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows.

        - The calculation agent will select four major banks in the London interbank market.

        - The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, LIBOR for the interest reset period will be the arithmetic mean of those quotations.

     (2) If less than two quotations are provided, the calculation agent will select three major banks in New York City and follow the steps in the two bullet points below.

        - The calculation agent will then determine LIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the LIBOR determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

        - If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, the LIBOR Rate will be the initial interest rate.

     Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest reset period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

     Treasury Rate Notes other than Constant Maturity Treasury Rate Notes

     Unless "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the Treasury Rate determination date for the interest reset period of treasury securities as that rate appears on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace the page on that service) or on page 57 (or any other page as may replace that page on that service) under the heading "INVESTMENT RATE." Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable pricing supplement.

     If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

     (1) If the Treasury rate is not published prior to 3:00 P.M., New York City time on the related calculation date, then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High."

     (2) If the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury.

     (3) If the rate referred to in clause (2) above is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the Treasury Rate determination date of the applicable treasury securities published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/ Secondary Market."

     (4) If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate will be the rate on the Treasury Rate determination date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

     (5) If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate will be the rate on the Treasury Rate determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Treasury Rate determination date, of three primary United States government securities dealers selected by the calculation agent, for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

     (6) If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

     The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for that interest reset period falls on which treasury securities would normally be auctioned.

     Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

     Bond Equivalent: Yield will be calculated as follows:

                                                 D X N
              Bond Equivalent Yield    =     -------------  X 100
                                             360 - (D X M)

where "D" refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

     Constant Maturity Treasury Rate Notes

     If "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate displayed on the designated CMT Telerate page under the caption "Treasury Constant Maturities" under the column for the designated CMT maturity index in the following manner.

     - If the designated CMT Moneyline Telerate page is 7051, the Treasury Rate will be the rate on the Constant Maturity Treasury Rate determination date.

        - If the rate referred to above does not appear on Moneyline Telerate Page 7051, then the Treasury Rate will be the treasury constant maturity rate for the designated CMT maturity index as published in the relevant H.15(519) under the caption "Treasury Constant Maturities."

        - If the rate referred to above does not so appear in H.15(519), then the Treasury Rate will be the constant treasury maturity rate on the Constant Maturity Treasury Rate determination date for the designated CMT maturity index as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would have otherwise been published in H.15(519).

     - If the designated CMT Moneyline Telerate page is 7052, the Treasury Rate will be the average for the week or for the month, as specified in the applicable pricing supplement, ended immediately preceding the week or month, as applicable, in which the related Constant Maturity Treasury Rate determination date occurs.

        - If the rate referred to above does not appear on Moneyline Telerate Page 7052, then the Treasury Rate will be the one-week or one-month, as specified in the applicable pricing supplement, average of the treasury constant maturity rate for the designated CMT maturity index for the week or month as applicable, preceding the Constant Maturity Treasury determination date as published in the relevant H.15(519) under the caption "Treasury Constant Maturities."

        - If the rate referred to above does not so appear in H.15(519), then the Treasury Rate will be the one-week or one-month, as specified in the applicable pricing supplement, average of the constant treasury maturity rate for the designated CMT maturity index as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the Constant Maturity Treasury Rate determination date falls.

     If the Treasury Rate cannot be determined as indicated above, the following procedures will be followed in the order set forth below:

     (1) If the above information, as applicable, is not so published, then the calculation agent will calculate the Treasury Rate on the Constant Maturity Treasury Rate determination date as follows:

        - The Treasury Rate will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date of three leading U.S. government securities dealers in New York City, for Treasury notes. The Treasury notes will be United States treasury securities, with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year and in a principal amount that is representative for a single transaction in the securities in that market at that time.

        - The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be the agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

     (2) If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

     (3) If the calculation agent is unable to obtain three such Treasury note quotations as described in (1) above, the Treasury Rate on such Constant Maturity Treasury Rate determination date will be calculated by the calculation agent as follows.

        - The rate will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining maturity closest to the index maturity specified in the applicable pricing supplement, and in an amount that is representative for a single transaction in that market at that time.

        - If two Treasury notes with an original maturity, as described above, have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury note with the shorter remaining term to maturity and will use such quotations to calculate the Treasury Rate as set forth above.

        - The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be the agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

     (4) If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

     (5) If fewer than three dealers selected by the calculation agent provide quotations as described in (3) above, the Treasury Rate determined as of the Constant Maturity Treasury Rate determination date will be the Treasury Rate in effect on such Constant Maturity Treasury Rate determination date.

     "Designated CMT Moneyline Telerate page" means the display on the Telerate Service, or any successor service on the page specified in the applicable pricing supplement, or any other page as may replace such page on that service, or any successor service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable pricing supplement, the designated CMT Telerate page will be 7052 for the most recent week.

     "Designated CMT maturity index" means the original period to maturity of the U.S. Treasury securities, either one, two, three, five, seven, ten, twenty or thirty years, specified in the applicable pricing supplement for which the Treasury Rate will be calculated. If no such maturity is specified in the applicable pricing supplement, the designated CMT maturity index will be two years.

     The "Constant Maturity Treasury Rate determination date" will be the second business day prior to the interest reset date for the applicable interest reset period.

     The CMT Rate for a Treasury security maturity as published as of any business day is intended to be indicative of the yield of a U.S. Treasury security having as of that business day a remaining term to maturity equivalent to its maturity. The CMT Rate as of any business day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the calculation agents or other affiliates of Citigroup Funding. Certain constant maturity yield values are read from the yield curve. Interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of that date exactly ten years remaining to maturity.

     Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Prime Rate for each interest reset period on each Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest reset period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading "Bank Prime Loan."

     The following procedures will be followed if the Prime Rate cannot be determined as described above.

     - If the rate is not published prior to 3:00 P.M., New York City time, on the related calculation date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update under the heading "Bank Prime Loan."

     - If the rate referred to above is not published prior to 3:00 P.M., New York City time, on the related calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters Screen USPRIME1 page as such bank's prime rate or base lending rate on the Prime Rate determination date.

     - If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select three major banks in New York City. The Prime Rate will be the arithmetic mean of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

     - If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate in effect on the Prime Rate determination date.

     "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

     Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate notes will bear interest at the interest rates, calculated based on the Eleventh District Cost of Funds Rate and any spread and/or spread multiplier, specified in the Eleventh District Cost of Funds Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Eleventh District Cost of Funds Rate on each Eleventh District Cost of Funds Rate determination date. The Eleventh District Cost of Funds Rate determination date is the last working day of the month immediately prior to each interest reset date for each interest reset period on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index.

     The Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate determination date as set forth under the caption "Eleventh District" on Moneyline Telerate (or any successor service) on page 7058. Such page will be deemed to include any successor page, determined by the calculation agent, as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Rate determination date.

     The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above.

     - If the rate does not appear on Telerate page 7058 on any related Eleventh District Cost of Funds Rate determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Rate determination date will be the Eleventh District Cost of Funds Rate Index.

     - If the FHLB of San Francisco fails to announce the Eleventh District Cost of Funds Rate Index on or prior to the Eleventh District Cost of Funds Rate determination date for the calendar month immediately preceding the date, then the Eleventh District Cost of Funds Rate for such date will be the Eleventh District Cost of Funds Rate in effect on the Eleventh District Cost of Funds Rate determination date.

     The "Eleventh District Cost of Funds Rate Index" will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of such announcement.

     EURIBOR Notes. Each EURIBOR note will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second TARGET business day prior to the interest reset date for each interest reset period.

     On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on page 248 on the Telerate Service or any successor service or any page that may replace page 248 on that service which is commonly referred to as "Telerate Page 248" as of 11:00 a.m., Brussels time, on that date.

     If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows.

        - The calculation agent will select four major banks in the Euro-zone interbank market.

        - The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in euros that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of those quotations.

     (2) If less than two quotations are provided, the calculation agent will select four major banks in the Euro-zone and follow the steps in the two bullet points below.

        - The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in euros that is representative of a single transaction in such market at that time.

        - If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, EURIBOR will be the initial interest rate.

     "Euro-zone" means the region comprised of member states of the European Union that adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

     Inverse Floating Rate Notes. Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

     - in the case of the period, if any, commencing on the issue date, or the date on which the note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by Citigroup Funding as described in the applicable pricing supplement; and

     - in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined based on the base rate as adjusted by any spread and/or spread multiplier.

However, on any inverse floating rate note, the interest rate will not be less than zero.

     Floating/Fixed Rate Notes. The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified in the applicable pricing supplement.

SUBSEQUENT INTEREST PERIODS

     The pricing supplement relating to each note will indicate whether Citigroup Funding has the option to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be, for the note. If Citigroup Funding has the option to reset, the pricing supplement will also indicate the optional reset date or dates on which the interest rate, spread, spread multiplier or method of calculation, as the case may be, may be reset.

     Citigroup Funding shall notify the trustee whether or not it intends to exercise this option relating to a note at least 45 but not more than 60 days prior to an optional reset date for the note. Not later than 40 days prior to the optional reset date, the trustee will mail to the holder of the note a reset notice first class, postage prepaid, indicating whether Citigroup Funding has elected to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be.

     If Citigroup Funding elects to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be, the trustee will mail to the holder in the manner described above a notice indicating the new interest rate, new spread, spread multiplier or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from the optional reset date to the next optional reset date or, if there is no next optional reset date, to the stated maturity of the note, including the date or dates on which or the period or periods during which, and the price or prices at which, a redemption may occur during a subsequent interest period.

     Upon the transmittal by the trustee of a reset notice to the holder of a note, the new interest rate or such new spread, spread multiplier and/or method of calculation, as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, the note will have the same terms as prior to the transmittal of the reset notice.

     Despite the foregoing, not later than 20 days prior to an optional reset date for a note, Citigroup Funding may, at its option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to the optional reset date, and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on the optional reset date.

     Citigroup Funding can make such revocations by causing the trustee for the note to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice shall be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear such higher interest rate, or higher spread or spread multiplier, as the case may be, whether or not tendered for repayment.

     The holder of a note will have the option to elect repayment of that note by Citigroup Funding on each optional reset date at a price equal to the principal amount of the note plus interest accrued to the optional reset date. In order for a note to be repaid on an optional reset date, the holder of the note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. However, the period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for the note, revoke any tender for repayment until the close of business on the tenth day prior to the optional reset date.

AMORTIZING NOTES

     Citigroup Funding may from time to time offer amortizing notes on which a portion or all of the principal amount is payable prior to stated maturity:

     - in accordance with a schedule;

     - by application of a formula; or

     - based on an index.

Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment of such notes, will be set forth in the applicable pricing supplement.

INDEXED NOTES

     Citigroup Funding may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the principal amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on:

     - the principal amount of the notes or, in the case of an indexed principal note, the amount designated in the applicable pricing supplement as the "face amount" of the indexed note; and

     - an index, which may be based on:

          (1) prices, changes in prices, or differences between prices, of one or more securities, currencies, intangibles, goods, articles or commodities;

          (2) the application of a formula; or

          (3) an index which shall be such other objective price, economic or other measures as are described in the applicable pricing supplement.

A description of the index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined based on such index, will be set forth in the applicable pricing supplement.

     If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the face amount of that indexed note unless specified otherwise in the applicable pricing supplement. If an indexed note is also an indexed principal note, the principal amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the face amount.

     If a third party is appointed to calculate or announce the index for a particular indexed note, and the third party either (1) suspends the calculation or announcement of that index or (2) changes the basis upon which the index is calculated in a manner that is inconsistent with the applicable pricing supplement, then Citigroup Funding will select another third party to calculate or announce the index. Citigroup Global Markets Inc. or another affiliate of Citigroup Funding may be either the original or successor third party selected by Citigroup Funding.

     If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any indexed interest payments or any indexed principal amount of the indexed note will be calculated in the manner set forth in the applicable pricing supplement. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

     Unless otherwise specified in the applicable pricing supplement, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the face amount stated on the notes. Unless otherwise specified in the applicable pricing supplement, in the event of an acceleration of the stated maturity of an indexed note, the principal amount payable to the holder of the note upon acceleration will be the principal amount determined based on the formula used to determine the principal amount of the note on the stated maturity of the note, as if the date of acceleration were the stated maturity.

     An investment in indexed notes has significant risks, including wide fluctuations in market value as well as in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. These risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the note is indexed and economic and political events over which Citigroup Funding has no control. See "Risk Factors -- Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You" above for a discussion of these considerations.

     Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any indexed notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks of an investment in indexed notes.

DUAL CURRENCY NOTES

     Citigroup Funding may from time to time offer dual currency notes on which Citigroup Funding has a one time option of making all payments of principal, any premium and interest on such notes which are issued on the same day and have the same terms, the payments on which would otherwise be made in the specified currency of those notes, in the optional payment currency specified in the applicable pricing supplement. This option will be exercisable in whole but not in part on an option election date, which will be any one of the dates specified in the applicable pricing supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable pricing supplement.

     The pricing supplement for each issuance of dual currency notes will specify, among other things:

     - the specified currency;

     - the optional payment currency; and

     - the designated exchange rate.

     The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency notes. Each option election date will be a particular number of days before an interest payment date or stated maturity, as set forth in the applicable pricing supplement. Each option election date will be the date on which Citigroup Funding may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

     If Citigroup Funding makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable pricing supplement. If such election is made, notice of the election will be mailed in accordance with the terms of the applicable tranche of dual currency notes within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Any such notice by Citigroup Funding, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup Funding had made the payment in the specified currency.

     For United States federal income tax purposes, holders of dual currency notes may need to comply with rules which differ from the general rules applicable to holders of other types of notes offered by this prospectus supplement. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency notes will be set forth in the applicable pricing supplement.

RENEWABLE NOTES

     Citigroup Funding may from time to time offer renewable notes, which will mature on an initial maturity date. Such initial maturity date will be an interest payment date specified in the applicable pricing supplement occurring in, or prior to, the twelfth month following the original issue date of the notes, unless the term of all or any portion of any of the notes is renewed in accordance with the procedures described below.

     The term of a renewable note may be extended to the interest payment date occurring in the twelfth month, or, if a special election interval is specified in the applicable pricing supplement, the last month in a period equal to twice the special election interval elected by the holder after the renewal date. Such an extension may be made on the initial renewal date. That date will be the interest payment date occurring in the sixth month, unless a special election interval is specified in the applicable pricing supplement, prior to the initial maturity date of a renewable note and on the interest payment date occurring in each sixth month, or in the last month of each special election interval, after the initial renewal date which, together with the initial renewal date, constitutes a renewal date.

     If a holder does not elect to extend the term of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, that portion will become due and payable on the new maturity date. Such new maturity date will be the interest payment date occurring in the sixth month, or the last month in the special election interval, after the renewal date.

     A holder of a renewable note may elect to renew the term of such renewable note, or if so specified in the applicable pricing supplement, any portion of the renewable note, by delivering a notice to that effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City. This notice will be delivered not less than 15 nor more than 30 days prior to the renewal date, unless another period is specified in the applicable pricing supplement as the special election period. This election will be irrevocable and will be binding upon each subsequent holder of the renewable note.

     An election to renew the term of a renewable note may be exercised for less than the entire principal amount of the renewable note only if so specified in the applicable pricing supplement and only in the principal amount, or any integral multiple in excess of that amount, as is specified in the applicable pricing supplement. Despite the foregoing, the term of the renewable notes may not be extended beyond the stated maturity specified for renewable notes in the applicable pricing supplement.

     If the holder does not elect to renew the term, a renewable note must be presented to the trustee, or any duly appointed paying agent. If the renewable note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the renewable note. The trustee, or any duly appointed paying agent, will issue in exchange for the note, in the name of the holder, a note. The note will be in a principal amount equal to the principal amount of the exchanged renewable note for which no election to renew such term was exercised, with terms identical to those specified on the renewable note. However, the note will have a fixed, nonrenewable stated maturity on the new maturity date.

     If an election to renew is made for less than the full principal amount of a holder's renewable note, the trustee, or any duly appointed paying agent, will issue a replacement renewable note in exchange for the note in the name of the holder. The replacement renewable note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged renewable note, with terms otherwise identical to the exchanged renewable note.

EXTENSION OF MATURITY

     The pricing supplement relating to each note will indicate whether Citigroup Funding has the option to extend the stated maturity of that note for an extension period. Such an extension period is one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the pricing supplement.

     Citigroup Funding may exercise such option for a note by notifying the trustee for that note at least 45 but not more than 60 days prior to the original stated maturity of the note. Not later than 40 days prior to the original stated maturity of the note, the trustee for the note will mail to the holder of the note an extension notice, first class, postage prepaid. The extension notice will set forth:

     - the election of Citigroup Funding to extend the stated maturity of the note;

     - the new stated maturity;

     - in the case of a fixed rate note, the interest rate applicable to the extension period;

     - in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and

     - any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

     Upon the mailing by such trustee of an extension notice to the holder of a note, the stated maturity of the note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice. Despite the foregoing, not later than 20 days prior to the original stated maturity of the note, Citigroup Funding may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the note and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note.

     Citigroup Funding may so act by causing the trustee for the note to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice will be irrevocable. All notes for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

     If Citigroup Funding extends the stated maturity of a note, the holder of the note will have the option to elect repayment of the note by Citigroup Funding on the original stated maturity at a price equal to the principal amount of the note, plus interest accrued to that date. In order for a note to be repaid on the old stated maturity once Citigroup Funding has extended its stated maturity, the holder of the note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. The period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the old stated maturity. A holder who has tendered a note for repayment after an extension notice may give written notice to the trustee for the note to revoke any tender for repayment until the close of business on the tenth day before the original stated maturity.

COMBINATION OF PROVISIONS

     If so specified in the applicable pricing supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

BOOK-ENTRY SYSTEM

     Upon issuance, and unless the rules of DTC state otherwise, all book-entry notes having the same original issue date and otherwise identical terms will be represented by a single global security. Each global security representing book-entry notes will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described in the prospectus under "Book-Entry Procedures and Settlement," will not otherwise be issuable as certificated notes.

     If an issue of notes is denominated in a currency other than the U.S. dollar, Citigroup Funding will make payments of principal and any interest in the foreign currency in which the notes are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the notes is held that it elects, in accordance with, and to the extent permitted by, the applicable pricing supplement and the relevant note, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and twelve days prior to the date for payment of principal, the participant will notify DTC of (1) its election to receive all, or the specified portion, of payment in the foreign currency and (2) its instructions for wire transfer of payment to a foreign currency account.

     A further description of DTC's procedures regarding global securities representing book-entry notes is set forth in the prospectus under "Book-Entry Procedures and Settlement." DTC has confirmed to Citigroup Funding, the agents and the trustee that it intends to follow such procedures.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The pricing supplement relating to each note will indicate whether the note can be redeemed at the option of Citigroup Funding, in whole or in part prior to its stated maturity. The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which the note may be redeemed and (2) the redemption price at which, together with accrued interest to such optional redemption date, the note may be redeemed on each optional redemption date.

     Unless otherwise specified in the applicable pricing supplement, at least 30 days prior to the date of redemption, the trustee will mail notice of redemption, first class, postage prepaid, to the holder of the note. Unless otherwise specified in the applicable pricing supplement, Citigroup Funding may exercise the option relating to a redemption of a note in part only by notifying the trustee for such note at least 45 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of the note or notes will be issued to the holder of that note or notes upon the cancellation of the note or notes. The notes, other than amortizing notes, may not be redeemed. The redemption of any subordinated note that is included in Citigroup Inc.'s capital may be subject to consultation with the Federal Reserve, which may not acquiesce in the redemption of such note unless it is satisfied that the capital position of Citigroup Inc. will be adequate after the proposed redemption.

     The pricing supplement relating to each note will also indicate whether the holder of that note will have the option to elect repayment of the note by Citigroup Funding prior to its stated maturity. If so, the pricing supplement will specify (1) the optional repayment date or dates on which the note may be repaid and (2) the optional repayment price. The optional repayment price is the price at which, together with accrued interest to such optional repayment date, the note may be repaid on each optional repayment date.

     In order for a note to be repaid, the trustee for the note must receive, at least 30 but not more than 45 days prior to an optional repayment date:

     (1) the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed; or

     (2) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

        - the name of the holder of the note;

        - the principal amount of the note to be repaid;

        - the certificate number or a description of the tenor and terms of the note;

        - a statement that the option to elect repayment is being exercised; and

        - a guarantee that the note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed will be received by the trustee not later than five business days after the date of the telegram, telex, facsimile transmission or letter.

     If the guarantee procedure described in clause (2) above is followed, then the note and form duly completed must be received by the trustee by the fifth business day. Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice, will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note, provided, that the principal amount of the note remaining outstanding after repayment is an authorized denomination. Upon partial repayment, the note will be canceled and a new note or notes for the remaining principal amount will be issued in the name of the holder of the repaid note.

     If a note is represented by a global security, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of that note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.

     Except in the case of an optional redemption by Citigroup Funding at a stated redemption price provided for in the applicable pricing supplement, if Citigroup Funding redeems or repays a note that is an original issue discount note other than an indexed note prior to its stated maturity, then Citigroup Funding will pay the amortized face amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement.

     The amortized face amount of a note on any date means the amount equal to:

     - the issue price set forth in the applicable pricing supplement plus

     - that portion of the difference between the issue price and the stated principal amount of the note that has accrued by that date at

        (1) the bond yield to maturity set forth on the face of the applicable pricing supplement, or

        (2) if so specified in the applicable pricing supplement, the bond yield to call set forth on the face of the note.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed in a pricing supplement will be computed on the basis of:

     - the first occurring optional redemption date with respect to the note;
       and

     - the amount payable on the optional redemption date.

In the event that any note is not redeemed on the first occurring optional redemption date, the bond yield to call that applies to the note will be recomputed on the optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on the optional redemption date. The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

     Citigroup Funding may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup Funding may, at the discretion of Citigroup Funding, be held, resold or surrendered to the trustee for those notes for cancellation.

OTHER PROVISIONS

     The terms in the applicable pricing supplement may modify any provisions relating to:

     - the determination of an interest rate basis;

     - the specification of an interest rate basis;

     - calculation of the interest rate applicable to, or the principal payable at maturity on, any note;

     - interest payment dates; or

     - any other related matters.

DEFEASANCE

     The defeasance provisions described in the prospectus will not be applicable to the notes except as set forth in the applicable pricing supplement.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

     The following is a summary of the material United States federal income tax considerations that may be relevant to a holder of a note. The summary is based on:

     - laws;

     - regulations;

     - rulings; and

     - decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with holders that will hold notes as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of notes. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including, without limitation:

     - banks or other financial institutions;

     - tax-exempt entities;

     - insurance companies;

     - regulated investment companies;

     - common trust funds;

     - entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

     - controlled foreign corporations;

     - dealers in securities or currencies;

     - traders in securities that elect mark to market;

     - persons that will hold notes as a part of an integrated investment, including a straddle, a synthetic security or hedge or a conversion transaction, comprised of a note and one or more other positions; or

     - United States holders (as defined below) that have a functional currency other than the U.S. dollar.

Any special United States federal income tax considerations relevant to a particular issue of notes, including any indexed notes, dual currency notes or notes providing for contingent payments, will be provided in the applicable pricing supplement. Purchasers of such notes should carefully examine the applicable pricing supplement and should consult with their tax advisors with respect to those notes.

     Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

     As used in this prospectus supplement, the term United States holder means:

     - a citizen or resident of the United States;

     - a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate, if United States federal income taxation is applicable to the income of such estate regardless of its source; or

     - a trust, if a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of the trust's substantial decisions.

As used in this summary, the term "non-United States holder" means a holder who is not a United States holder and the term "United States" means the United States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

UNITED STATES HOLDERS

Payments of Interest

     Payments of qualified stated interest, as defined below under "Original Issue Discount," on a note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder's method of tax accounting.

     If such payments of interest are made relating to a note that is denominated in a foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received). A United States holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

     - the average exchange rate in effect during the interest accrual period, or portion thereof within the holder's taxable year; or

     - at the holder's election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within the accrual period if the accrual period spans more than one taxable year, or
       (2) the date of receipt, if that date is within five business days of the last day of the accrual period.

Such an election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss, which will be treated as ordinary income or loss, on the receipt of an interest payment made relating to a foreign currency note if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the notes.

Purchase, Sale and Retirement of Notes

     A United States holder's tax basis in a note generally will equal the cost of that note to such holder

     (1) increased by any amounts includible in income by the holder as original issue discount ("OID") and market discount (each as described below) and

     (2) reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on the note.

     In the case of a foreign currency note, the cost of the note to a United States holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency note that is traded on an established securities market, a United States holder generally should determine the U.S. dollar value of the cost of the note by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (1) on the settlement date of the purchase in the case of a United States holder using the cash method of tax accounting and (2) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless the holder elects to use the spot rate applicable to cash method United States holders. The amount of any subsequent adjustments to a United States holder's tax basis in a foreign currency note in respect of OID, market discount and premium will be determined in the manner described under "Original Issue Discount," "Market Discount" and "Notes Purchased at a Premium" below. The conversion of U.S. dollars to another specified currency and the immediate use of the specified currency to purchase a foreign currency note generally will not result in taxable gain or loss for a United States holder.

     Upon the sale, exchange, retirement or other taxable disposition (collectively, a "disposition") of a note, a United States holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under "Payments of Interest," and (2) the United States holder's adjusted tax basis in the note. If a United States holder receives a specified currency other than the U.S. dollar in respect of the disposition of a note, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the note.

     In the case of a foreign currency note that is traded on an established securities market, a United States holder that receives a specified currency other than the U.S. dollar in respect of that disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange
(1) on the settlement date of the disposition in the case of a United States holder using the cash method of tax accounting and (2) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless the holder elects to use the spot rate applicable to cash method United States holders. The election available to accrual basis United States holders in respect of the purchase and sale of foreign currency notes traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

     Except as discussed below in connection with foreign currency gain or loss, market discount and short-term notes, gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a note will generally be long term capital gain or loss if the United States holder's holding period for the note exceeded one year at the time of such disposition.

     Gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held the note.

Original Issue Discount

     In General. Notes with a term greater than one year may be issued with OID for United States federal income tax purposes. Such notes are called OID notes in this prospectus supplement. United States holders generally must accrue OID in gross income over the term of the OID notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID note in advance of the receipt of cash attributable to such income.

     OID generally will arise if the stated redemption price at maturity of the note exceeds its issue price by more than a de minimis amount equal to 0.25% of the note's stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a note has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a note is the first price at which a substantial amount of notes is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is the sum of all payments due under the note, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID note at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

     For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID note will be the sum of the daily portions of OID for each day during that taxable year or any portion of the taxable year in which such a United States holder held the OID note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID note. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

     The amount of OID allocable to any accrual period generally will equal (1) the product of the OID note's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity (as adjusted to take into account the length of the accrual period), less (2) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID note at the beginning of any accrual period will equal the issue price of the OID note, as defined above, (1) increased by previously accrued OID from prior accrual periods, and (2) reduced by any payment made on the note, other than payments of qualified stated interest, on or before the first day of the accrual period.

     Foreign Currency Notes. In the case of an OID note that is also a foreign currency note, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by

     - calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above and

     - translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of the accrual period within a United States holder's taxable year, or, at the United States holder's election (as described above under "Payments of Interest"), at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within the accrual period if the accrual period spans more than one taxable year, or (2) on the date of receipt, if that date is within five business days of the last day of the accrual period.

All payments on an OID note, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID note, a United States holder will recognize ordinary income or loss measured by the difference between (1) the amount received and (2) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID note. The amount accrued will be determined by using the rate of exchange applicable to such previous accrual.

     Acquisition Premium. A United States holder that purchases an OID note for an amount less than or equal to the remaining redemption amount, but in excess of the OID note's adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of this fraction is the excess of the United States holder's adjusted tax basis in the OID note immediately after its purchase over the OID note's adjusted issue price. The denominator of the fraction is the excess of the remaining redemption amount over the OID note's adjusted issue price. For purposes of this prospectus supplement,

     - "acquisition premium" means the excess of the purchase price paid by a United States holder for an OID note over the OID note's adjusted issue price; and

     - "remaining redemption amount" means the sum of all amounts payable on an OID note after the purchase date other than payments of qualified stated interest.

     The notes may have special redemption, repayment or interest rate reset features, as indicated in the applicable pricing supplement. Notes containing such features, in particular OID notes, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors relating to such notes.

Market Discount

     If a United States holder purchases a note, other than a short-term note, for an amount that is less than the note's stated redemption price at maturity or, in the case of an OID note, for an amount that is less than the note's revised issue price, i.e., the note's issue price increased by the amount of accrued OID, the note will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under "Original Issue Discount"). Any gain recognized by the United States holder on the sale, exchange, retirement or other taxable disposition of notes having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such United States holder.

     Alternatively, the United States holder may elect to include market discount in income currently over the life of the note. Such an election will apply to market discount notes acquired by the United States holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note.

     Market discount on a foreign currency note will be accrued by a United States holder in the foreign currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the note is disposed of by the United States holder. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States holder's taxable year.

Short-Term Notes

     The rules set forth above also will generally apply to notes having maturities of not more than one year from the date of issuance. Those notes are called short-term notes in this prospectus supplement. Certain modifications apply to these general rules.

     First, none of the interest on a short-term note is treated as qualified stated interest. Instead, interest on a short-term note is treated as part of the short-term note's stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term notes will be OID notes. OID will be treated as accruing on a short-term note ratably, or at the election of a United States holder, under a constant yield method.

     Second, a United States holder of a short-term note that uses the cash method of tax accounting will generally not be required to include OID in respect of the short-term note in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such note until the maturity of the note or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the note as ordinary income to the extent of the holder's accrued OID on the note, and as short-term capital gain to the extent the gain exceeds accrued OID. A United States holder of a short-term note using the cash method of tax accounting may, however, elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States holder using the accrual method of tax accounting generally will be required to include OID on a short-term note in income on a current basis.

     Third, any United States holder of a short-term note, whether using the cash or accrual method of tax accounting, can elect to accrue the acquisition discount, if any, on the note on a current basis. If such an election is made, the OID rules will not apply to the note. Acquisition discount is the excess of the note's stated redemption price at maturity over the holder's purchase price for the note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.

     As described above, the notes may have special redemption features. These features may affect the determination of whether a note has a maturity of not more than one year and thus is a short-term note. Purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors in relation to such features.

Notes Purchased at a Premium

     A United States holder that purchases a note for an amount in excess of the remaining redemption amount will be considered to have purchased the note at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the United States holder on or after the beginning of the first taxable year to which the election applies. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder's tax basis when the note matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize premium and holds the note to maturity will generally be required to treat the premium as capital loss when the note matures.

     Amortizable bond premium in respect of a foreign currency note will be computed in the specified currency and will reduce interest income in the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such note based on the difference between (1) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the note and (2) the spot rate of exchange on the date on which the United States holder acquired the note. See "Original Issue Discount -- Acquisition Premium" above for a discussion of the treatment of a note purchased for an amount less than or equal to the remaining redemption amount but in excess of the note's adjusted issue price.

Information Reporting and Backup Withholding

     Information returns may be required to be filed with the IRS relating to payments made to particular United States holders of notes. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition of the notes. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

NON-UNITED STATES HOLDERS

     Under current United States federal income tax law:

     - withholding of United States federal income tax will not apply to a payment on a note to a non-United States holder, provided that,

        (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup Funding entitled to vote and is not a controlled foreign corporation related to Citigroup Funding through stock ownership;

        (2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

        (3) neither Citigroup Funding nor its paying agent has actual knowledge or reason to know that the beneficial owner of the note is a United States holder.

     - withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a note.

     Despite the above, if a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the notes is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

     Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

     - that gain is effectively connected with the non-United States holder's conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

     - the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

     In general, backup withholding and information reporting will not apply to a payment of interest on a note to a non-United States holder, or to proceeds from the disposition of a note by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup Funding nor its paying agent has actual knowledge or reason to know to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the amounts of payments made on a note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

                              PLAN OF DISTRIBUTION


     The notes are being offered on a continuous basis by Citigroup Funding through Citigroup Global Markets Inc., or other broker-dealer affiliates of Citigroup Funding, as agents. The agents have agreed to use their reasonable efforts to solicit orders to purchase notes. The agents, Citigroup Funding and Citigroup will sign an agency agreement. A form of agency agreement is being filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Citigroup Funding will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. An agent will have the right to reject any proposed purchase in whole or in part. Citigroup Funding reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice.


     The following table summarizes the aggregate commissions or discounts payable in connection with offerings of the notes. Commissions and discounts will vary depending upon the stated maturity of the notes.


                                PUBLIC                AGENTS'                PROCEEDS, BEFORE
                               OFFERING              DISCOUNTS                 EXPENSES, TO
                                 PRICE            AND COMMISSIONS            CITIGROUP FUNDING
                               --------           ---------------            -----------------
Principal Amount..........  $10,000,000,000   $2,000,000-$500,000,000  $9,998,000,000-$9,500,000,000
Total.....................             100%          0.02%-5%                   99.98%-95%


     Citigroup Funding may also sell notes at a discount to the agents for their own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, the agents may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the agents from Citigroup Funding.

     Unless otherwise specified in the applicable pricing supplement, any note purchased by an agent as principal will be purchased at 100% of the principal amount or face amount less a percentage equal to the commission applicable to an agency sale of a note of identical maturity. Citigroup Funding reserves the right to sell notes directly to investors on its own behalf and to enter into agreements similar to the agency agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup Funding.

     Unless notes are issued upon the reopening of a prior series, no note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. An agent may make a market in the notes, but no agent is obligated to do so. An agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.

     In addition to the notes being offered through the agents as described herein, securities in bearer form that may have terms identical or similar to the terms of the notes may be concurrently offered by Citigroup Funding on a continuous basis outside the United States by one or more broker-dealer affiliates of Citigroup Funding. Such affiliates may also purchase the securities in bearer form as principal for their own account or for resale. Any securities so offered and sold will reduce correspondingly the maximum aggregate principal amount of notes that may be offered by this prospectus supplement and the accompanying prospectus.


     Citigroup Funding estimates that its total expenses for the offering, excluding underwriting commissions or discounts, will be approximately $5,420,500.



     An agent, whether acting as agent or principal, may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Citigroup Funding and Citigroup have agreed to indemnify the agents against liabilities relating to material misstatements and omissions, or to contribute to payments that the agents may be required to make relating to these liabilities. Citigroup Funding and Citigroup will reimburse the agents for customary legal and other expenses incurred by them in connection with the offer and sale of the notes.


     Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

     Concurrently with the offering of notes through the agent as described in this prospectus supplement, Citigroup Funding may issue other securities under the indentures referred to in the prospectus.

     The broker-dealer affiliates of Citigroup Funding, including Citigroup Global Markets Inc., are members of the NASD and may participate in offerings of the notes. Accordingly, offerings of the notes in which Citigroup Funding's broker-dealer affiliates participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by an agent or other affiliates of Citigroup Funding in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. An agent or these other affiliates may act as principal or agent in such transactions.

                                 ERISA MATTERS

     Certain provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh plans), and entities whose underlying assets include plan assets by reason of a plan's investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law.

     The notes may not be purchased, held or disposed of by any plan or any other person investing "plan assets" of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions ("PTCE") issued by the Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

     - PTCE 96-23 for transactions determined by in-house asset managers,

     - PTCE 95-60 for transactions involving insurance company general accounts,

     - PTCE 91-38 for transactions involving bank collective investment funds,

     - PTCE 90-1 for transactions involving insurance company separate accounts, or

     - PTCE 84-14 for transactions determined by independent qualified professional asset managers.

     Any purchaser of the notes or any interest therein will be deemed to have represented and warranted to Citigroup Funding on each day including the date of its purchase of the notes through and including the date of disposition of such notes that either:

     (a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such notes or interest therein on behalf of, or with "plan assets" of, any such plan;

     (b) its purchase, holding and disposition of such notes are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

     (c) it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or
         Section 4975 of the Code and its purchase, holding and disposition of such notes are not otherwise prohibited.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the notes with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of the notes and the availability of exemptive relief under the class exemptions listed above.

                                 LEGAL MATTERS

     John R. Dye, Esq., General Counsel-Capital Markets of Citigroup Inc., 399 Park Avenue, New York, New York 10043, will act as legal counsel to Citigroup Funding. Mr. Dye beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will act as legal counsel for the agents. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup Funding and its affiliates and may do so in the future.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                $10,000,000,000

                             CITIGROUP FUNDING INC.

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES B
             FULLY AND UNCONDITIONALLY GUARANTEED BY CITIGROUP INC.

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                                            , 2005

                             (INCLUDING PROSPECTUS
                          DATED               , 2005)

                         ------------------------------

                                   CITIGROUP

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. CITIGROUP FUNDING MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED MAY 2, 2005


PROSPECTUS SUPPLEMENT
(To prospectus dated           , 2005)


                                $10,000,000,000


                             CITIGROUP FUNDING INC.

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES B
             FULLY AND UNCONDITIONALLY GUARANTEED BY CITIGROUP INC.

                             GENERAL TERMS OF SALE


     The following terms will generally apply to the medium-term senior and subordinated notes that we will sell from time to time using this prospectus supplement and the attached prospectus. Citigroup Funding will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that Citigroup Funding will deliver to prospective buyers of any note. The maximum amount that Citigroup Funding expects to receive from the sale of the notes is between $9,998,000,000 and $9,500,000,000 after paying the agents commissions of between $2,000,000 and $500,000,000.



MATURITY:           Generally, 9 months or more
                    from the date of issue except
                    in the case of indexed notes,
                    for which the maturity may be
                    shorter.
INDEXED NOTES:      Payments of interest or
                    principal may be linked to
                    the price of one or more
                    securities, currencies,
                    commodities, goods, measures
                    or events.
REDEMPTION:         Terms of specific notes may
                    permit or require redemption
                    at our option or repayment at
                    your option.
RISKS:              Index and currency risks may
                    exist.
CURRENCIES:         U.S. dollars and other
                    currencies.


INTEREST RATES:     Fixed, floating or zero
                    coupon.
RANKING:            The Series A notes are senior
                    notes which are part of our
                    senior indebtedness, and the
                    Series B notes are
                    subordinated notes which are
                    part of our subordinated
                    indebtedness.
OTHER TERMS:        Notes will be issued in
                    bearer form and will not be
                    offered, sold or delivered to
                    any U.S. person, except as
                    permitted under U.S. Treasury
                    regulations.
                    You should review
                    "Description of the Notes"
                    and the pricing supplement
                    for features that apply to
                    your notes.

                            ------------------------

     CONSIDER CAREFULLY THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities are not deposits or savings accounts but are unsecured obligations of Citigroup Funding Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                        CITIGROUP GLOBAL MARKETS LIMITED
          , 2005

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Risk Factors................................................   S-3
Governing Law...............................................   S-5
Important Currency Information..............................   S-5
Description of the Notes....................................   S-5
Certain United States Federal Income Tax Considerations.....  S-32
European Union Savings Directive............................  S-33
Plan of Distribution........................................  S-34
ERISA Matters...............................................  S-36
Legal Matters...............................................  S-37
General Information.........................................  S-37

                                   PROSPECTUS


Prospectus Summary..........................................      1
Forward-Looking Statements..................................      6
Citigroup Inc. .............................................      7
Citigroup Funding Inc. .....................................      7
Use of Proceeds and Hedging.................................      8
Description of Debt Securities..............................      9
Description of Index Warrants...............................     17
Description of Debt Security and Index Warrant Units........     20
Book-Entry Procedures and Settlement........................     21
Limitations on Issuances in Bearer Form.....................     23
Plan of Distribution........................................     24
ERISA Matters...............................................     27
Legal Matters...............................................     27
Experts.....................................................     27

                                  RISK FACTORS

CHANGES IN EXCHANGE RATES AND EXCHANGE CONTROLS COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     An investment in foreign currency notes, which are notes denominated in a specified currency other than your home currency, which is the currency of the country in which you are resident or the currency (including any composite currency) in which you conduct your business or activities, entails significant risks that are not associated with a similar investment in a security denominated in your home currency. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on a currency other than your home currency, has significant risks that are not associated with a similar investment in non-indexed notes. These risks include, but are not limited to:

     - the possibility of significant market changes in rates of exchange between your home currency and the specified currency;

     - the possibility of significant changes in rates of exchange between your home currency and the specified currency resulting from the official redenomination or revaluation of the specified currency; and

     - the possibility of the imposition or modification of foreign exchange controls by either your government or foreign governments.

These risks generally depend on factors over which Citigroup Funding has no control and which cannot be readily foreseen, such as:

     - economic events;

     - political events; and

     - the supply of, and demand for, the relevant currencies.

In recent years, rates of exchange for certain currencies in which Citigroup Funding's notes may be denominated have been highly volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against your home currency would result in a decrease in the effective yield of such foreign currency note below its coupon rate and could result in a substantial loss to the investor on a home currency basis.

     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency at the time of payment of principal, any premium, or interest on a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

     Even if there are no actual exchange controls, it is possible that such specified currency would not be available to Citigroup Funding when payments on the note are due because of circumstances beyond the control of Citigroup Funding. In this event, Citigroup Funding will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than your home currency. See "-- The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Description of the Notes -- Payment of Principal and Interest" below.

     Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

THE UNAVAILABILITY OF CURRENCIES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and that currency is --

     - unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup Funding's control;

     - no longer used by the government of the country issuing the currency; or

     - no longer used for the settlement of transactions by public institutions of the international banking community --

then all payments on the note will be made in U.S. dollars until the currency is again available or so used. The amounts so payable on any date in the currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency or as otherwise indicated in the applicable pricing supplement. Any payment on a note made under these circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which the note was issued.

     If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of any specified currency that is a composite currency, then the payment obligations of Citigroup Funding on the note will be the amount of redenominated currency that represents the amount of Citigroup Funding's obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable as a result of:

     - any change in the value of the specified currency of those notes relative to any other currency due solely to fluctuations in exchange rates; or

     - any redenomination of any component currency of any composite currency, unless that composite currency is itself officially redenominated.

JUDGMENTS IN A FOREIGN CURRENCY COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     The notes will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

CHANGES IN THE VALUE OF UNDERLYING ASSETS OF INDEXED NOTES COULD RESULT IN A SUBSTANTIAL LOSS
TO YOU.

     An investment in indexed notes may have significant risks that are not associated with a similar investment in a debt instrument that:

     - has a fixed principal amount;

     - is denominated in U.S. dollars; and

     - bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.

     The risks of a particular indexed note will depend on the terms of that indexed note. Such risks may include, but are not limited to, the possibility of significant changes in the prices of:

     - the underlying assets;

     - another objective price; and

     - economic or other measures making up the relevant index.

     Underlying assets could include:

     - one or more securities or securities indices;

     - one or more specified foreign currency or currency indices;

     - a combination thereof;

     - intangibles;

     - goods;

     - articles;

     - commodities; and

     - any other financial, economic or other measure or instrument.

     The risks associated with a particular indexed note generally depend on factors over which Citigroup Funding has no control and which cannot readily be foreseen. These risks include:

     - economic events;

     - political events; and

     - the supply of, and demand for, the underlying assets.

     In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

     In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

     - an index determined by an affiliate of Citigroup Funding; or

     - prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

     The risk of loss as a result of linking principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

                                 GOVERNING LAW

     The notes and the related indenture will be governed by the laws of New York State.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each note in a currency specified by Citigroup Funding for that note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, an agent may at its discretion arrange for the exchange of U.S. dollars into the specified currency to enable the purchaser to pay for the note. Each such exchange will be made by such agent. The terms, conditions, limitations and charges that such agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. The purchaser must pay all costs of exchange.

     References in this prospectus supplement to "U.S. dollars," "U.S.$," "dollar" or "$" are to the lawful currency of the United States.

                            DESCRIPTION OF THE NOTES

     The following description of the particular terms of the Medium-Term Senior Notes, Series A and Medium-Term Subordinated Notes, Series B supplements the description of the general terms and provisions of the debt securities set forth in the prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the prospectus, you should rely on the information in this prospectus supplement.

     The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the pricing supplement in making your investment decision.

GENERAL


     Introduction. The senior notes are a series of senior debt securities issued under Citigroup Funding's senior debt indenture to be entered into among Citigroup Funding, Citigroup, as guarantor, and JPMorgan Chase Bank, N.A., as trustee, and fully and unconditionally guaranteed by Citigroup. The subordinated notes are a series of subordinated debt securities issued under Citigroup Funding's subordinated debt indenture to be entered into among Citigroup Funding, Citigroup, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, and fully and unconditionally guaranteed by Citigroup. At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to U.S.$10,000,000,000 or its equivalent in one or more other currencies. This amount is subject to reduction as a result of the sale of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus form a part, or under a registration statement to which this prospectus supplement and the accompanying prospectus also relate.


     The amount of notes sold of either series will reduce the amount of notes of the other series that may be sold. Citigroup Funding reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice. The aggregate amount of notes may be increased from time to time to such larger amount as may be authorized by Citigroup Funding.

     The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. Unless otherwise specified in the pricing supplement, this market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the applicable issue date. Such determination will be made by Citigroup Funding or its agent, as the exchange rate agent for the applicable series of notes.

     Ranking. The senior notes will constitute part of the senior indebtedness of Citigroup Funding and will rank on an equal basis with all other unsecured debt of Citigroup Funding other than subordinated debt. The subordinated notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all senior indebtedness of Citigroup Funding. See "Description of Debt Securities -- Subordinated Debt" in the prospectus.

     If there were an event of default with respect to any senior indebtedness, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be repaid immediately. If there were an event of default with respect to any subordinated indebtedness involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. In the absence of certain events of insolvency or bankruptcy, failure to pay amounts due with respect to subordinated indebtedness would not permit the trustee or such holders to demand that the principal of such subordinated debt securities be paid immediately. See "Description of Debt Securities -- Events of Default and Defaults" in the prospectus.


     Citigroup Funding had no senior indebtedness outstanding as of May 2, 2005.

     Forms of Notes. The notes will be issued in bearer form only. In addition, Citigroup Funding may offer notes in registered form in a concurrent offering in the United States. The notes in bearer form may not be exchanged for notes in registered form. When originally issued and for the period of 40 days after the original issuance date, the notes will not be offered, sold or delivered, directly or indirectly, to a U.S. person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations, as more fully set forth under "Plan of Distribution." As used in this prospectus supplement, a "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     All notes that are originally issued on the same date and that otherwise have identical terms will be represented initially by interests in a single temporary global security in bearer form, without coupons, to be deposited with a common depositary in London, England for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream International, for credit to the accounts designated by or on behalf of the purchasers. On or after the fortieth day following the issuance of a temporary global security, and subject to the receipt of a certificate of non-U.S. beneficial ownership, beneficial interests in that temporary global security will be exchangeable for interests in a definitive global security in bearer form, without coupons, in a denomination equal to the aggregate principal amount of all interests in the temporary global security so exchanged. A "certificate of non-U.S. beneficial ownership" is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. Each such definitive global security will be deposited with the common depositary for credit to the account or accounts designated by or on behalf of the beneficial owner or owners. Interests in a definitive global security may be exchanged in whole, or if permitted by the procedures of Euroclear or Clearstream may prescribe from time to time, in part, for one or more individual notes, with appropriate coupons attached, in any authorized denomination or denominations. No notes will be delivered in or to the United States and its possessions. References in this prospectus supplement to "notes" shall, except where otherwise indicated, include interests in a temporary or definitive global security as well as individual notes and any appurtenant coupons.

     Transfers of interests in a temporary or definitive global security will be made by Euroclear or Clearstream in accordance with their customary operating procedures. Title to individual notes and coupons will pass by physical delivery. The bearer of each coupon, whether or not the coupon is attached to an individual note, shall be subject to and bound by all the provisions contained in the individual note to which such coupon relates. The bearer of any individual note and any coupon may, to the fullest extent permitted by applicable law, be treated at all times by all persons and for all purposes as the absolute owner of such note or coupon, regardless of any notice of ownership, theft or loss or of any writing thereon.

     The following legend will appear on each global security and on all individual notes and any coupons: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds an interest in a global security or an individual note or coupon will not be permitted to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, an interest in such global security or such individual note or coupon. See "Limitations on Issuances In Bearer Form" in the accompanying prospectus.

     Denominations. Unless otherwise provided in the applicable pricing supplement, the minimum aggregate principal amount of notes that may be purchased is U.S.$25,000 or the approximate equivalent in other currencies. Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $10,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.

     Maturity. Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date. Generally, the stated maturity date will be a business day more than nine months from its date of issue, except in the case of indexed notes, for which the maturity may be shorter, as selected by the purchaser and agreed to by Citigroup Funding. If so specified in the applicable pricing supplement, the stated maturity date may be extended at the option of Citigroup Funding, and each note may also be redeemed at the option of Citigroup Funding, or repaid at the option of the holder, at a price specified in the applicable pricing supplement prior to its stated maturity. Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.


     Additional Information. The pricing supplement relating to a note will describe the following terms:

     - the specified currency for the note;

     - whether the note

        (1) is a fixed rate note;

        (2) is a floating rate note;

        (3) is an amortizing note, meaning that a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index; and/or

        (4) is an indexed note on which payments of interest or principal, or both, may be linked to the price of one or more securities, currencies, intangibles, articles, commodities or goods or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

     - the price at which the note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

     - the original issue date on which the note will be issued;

     - the date of the stated maturity;

     - if the note is a fixed rate note, the rate per annum at which the note will bear any interest, and whether and how the rate may be changed prior to its stated maturity;

     - if the note is a floating rate note, relevant terms such as:

        (1) the base rate;

        (2) the initial interest rate;

        (3) the interest reset period or the interest reset dates;

        (4) the interest payment dates;

        (5) any index maturity;

        (6) any maximum interest rate;

        (7) any minimum interest rate;

        (8) any spread or spread multiplier; and

        (9) any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity;

     - whether the note is a note issued originally at a discount;

     - if the note is an amortizing note, the terms for repayment prior to stated maturity;

     - if the note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined;

     - whether the note may be redeemed at the option of Citigroup Funding, or repaid at the option of the holder, prior to stated maturity as described under "Optional Redemption, Repayment and Repurchase" below and the terms of its redemption or repayment;

     - whether the note may have an optional extension beyond its stated maturity as described under "Extension of Maturity" below;

     - whether the note will be represented by a global security or a certificate issued in definitive form;

     - any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

     - whether the note is a renewable note, and, if so, its specific terms;

     - the use of proceeds, if materially different than that disclosed in the accompanying prospectus; and

     - any other terms of the note provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

     As used in this prospectus supplement, business day means:

     - for any note, any day that is not a Saturday or Sunday and that, in New York City, London, England or the place in which the note or its coupon is to be presented for payment, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close;

     - for LIBOR notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

     - for any determination by the exchange rate agent of an exchange rate pursuant to notes having a specified currency other than U.S. dollars, an exchange rate business day, which shall be any day on which banking institutions and foreign exchange markets settle payments in New York City and London;

     - for notes having a specified currency other than U.S. dollars only, other than notes denominated in euros, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

     - for EURIBOR notes and notes denominated in euros, a TARGET business day, which will be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

     As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively.

PAYMENT OF PRINCIPAL AND INTEREST

     Unless otherwise specified in the applicable pricing supplement and except, under certain circumstances, for notes having specified currencies other than U.S. dollars, Citigroup Funding will pay the principal of, and any premium and interest on, each note in the specified currency for such note.

     Payments on the notes will be made without deduction for United States withholding taxes to the extent described under "Payment of Additional Interest" below. Each note may be redeemed at the redemption price applicable to it, if certain events occur involving United States withholding taxes or information reporting requirements. See "Tax Redemption" and "Special Tax Redemption" below. Other than in such event, the notes may not be redeemed by Citigroup Funding prior to its stated maturity date unless otherwise specified in the applicable pricing supplement. See "Optional Redemption, Repayment and Repurchase" below. The notes will not be subject to any sinking fund.

     Interest on each temporary global security will be paid to each of Euroclear and Clearstream with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant interest payment date of a certificate of Non-U.S. beneficial ownership and upon notation thereon of such payment. Each of Euroclear and Clearstream will undertake in such circumstances to credit such interest received by it to the respective accounts having an interest in such temporary global security.

     The principal of, and any premium or interest on, each definitive global security will be paid to each of Euroclear and Clearstream with respect to that portion of such definitive global security held for its account upon notation thereon of such payment. Each of Euroclear and Clearstream will undertake in such circumstances to credit such principal, premium and interest received by it to the respective accounts having an interest in such definitive global security. All such payments will be made to Euroclear and Clearstream in immediately available funds.

     A payment in respect of an individual note or any coupon will be made only against surrender of such note or coupon at the offices of such paying agents outside the United States and its possessions as Citigroup Funding may from time to time appoint. At the direction of the holder of a note or coupon, and subject to applicable laws and regulations, these payments will be made by check drawn on a bank in the City of New York (in the case of a U.S. dollar payment) or outside the United States (in the case of a payment in a currency other than U.S. dollars) mailed to an address outside the United States and its possessions furnished by such holder or, at his or her option, by wire transfer (pursuant to written instructions supplied by such holder) to an account maintained by the payee with a bank located outside the United States and its possessions. No payment in respect of an individual note or coupon will be made upon presentation of such note or coupon at any office or agency of either trustee or any other paying agent maintained by Citigroup Funding in the United States and its possessions, nor will any such payment be made by transfer to an account, or by mail to an address, in the United States and its possessions. However, if U.S. dollar payments in respect of notes or any coupons at the offices of all paying agents outside the United States and its possessions become illegal or are effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. dollars, Citigroup Funding will appoint an office or agency (which may be a trustee) in the United States at which such payments may be made.

     The specified offices of the trustees and the names and offices of the initial paying agents are set forth at the end of this prospectus supplement. Citigroup Funding reserves the right at any time to vary or terminate the appointment of any paying agent and to appoint additional or other paying agents and to approve any change in the office through which any paying agent acts, provided that there will at all times be a paying agent (which may be a trustee) in at least one city in Europe, which, so long as the notes are listed on the Luxembourg Stock Exchange and the rules of that exchange shall so require, shall include Luxembourg. Notice of any such termination or appointment and of any changes in the specified offices of a trustee or any paying agent will be given to the holders of notes in accordance with "Notices" below.

     Any payment required to be made in respect of a note on a date (including at maturity) that is not a business day for such note need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on such date, and no additional interest will accrue as a result of such delayed payment.

     Unless otherwise specified in the applicable pricing supplement, if the principal of any note is declared to be due and payable immediately as described under "Description of Debt Securities -- Defaults" in the accompanying prospectus, the amount of principal due and payable with respect to such note will be limited to the aggregate principal amount (or face amount, in the case of an indexed principal note) of such note multiplied by the sum of its issue price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

FIXED RATE NOTES

     Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable pricing supplement until its principal amount is paid or made available for payment. However, as described below under "Subsequent Interest Periods" and "Extension of Maturity," or as otherwise may be described in the applicable pricing supplement, the rate of interest payable on fixed rate notes may be adjusted from time to time.

     Unless otherwise set forth in the applicable pricing supplement, interest on each fixed rate note will be payable annually in arrears on such dates as set forth in the applicable pricing supplement, with each such day being an interest payment date, and at stated maturity. Unless "accrue to pay" is specified in the applicable pricing supplement or unless otherwise specified in the applicable pricing supplement, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on the note on that date, including the stated maturity date, may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of such delayed payment.

     If in connection with any fixed rate note, "accrue to pay" is specified in the applicable pricing supplement, and any interest payment date for the fixed rate note would otherwise be a day that is not a business day, the interest payment date will be postponed to the next succeeding business day. Any payment of interest on an interest payment date will include interest accrued through the day before the interest payment date. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

FLOATING RATE NOTES

     Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. The initial interest period is the period from the original issue date to, but not including, the first interest reset date. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period, and any interest reset period, is an interest period. The interest rate for each floating rate note will be determined based on an interest rate basis, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as applicable to the note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as applicable to the note. As described below under "Subsequent Interest Periods" and "Extension of Maturity," or as may otherwise be specified in the applicable pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

     The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:

     - the CD Rate;

     - the Commercial Paper Rate;

     - the Federal Funds Rate;

     - LIBOR;

     - the Treasury Rate;

     - the Prime Rate;

     - the Eleventh District Cost of Funds Rate;

     - EURIBOR; or

     - such other base rate as is set forth in the applicable pricing supplement and in the note.

     The following terms are used in describing the various base rates.

     The "index maturity" is the period of maturity of the instrument or obligation from which the base rate is calculated.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.


     "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update/ or any successor site or publication.


     "Calculation date" means the date on which the calculation agent is to calculate the interest rate which will be the earlier of (1) the tenth calendar day after the related rate determination date, or if any such day is not a business day, the next succeeding business day or (2) the business day preceding the applicable interest payment date or the stated maturity.

     As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

     - maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

     - minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

     In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than U.S.$2,500,000.

     Citigroup Funding will appoint and enter into agreements with calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable pricing supplement, JPMorgan Chase Bank, N.A. will be the calculation agent for each senior note that is a floating rate note, and Deutsche Bank Trust Company Americas will be the calculation agent for each subordinated note that is a floating rate note. All determinations of interest by the calculation agents will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes.

     The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be as follows:

     - in the case of floating rate notes that reset daily, each business day;

     - in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week;

     - in the case of Treasury Rate notes that reset weekly and except as provided below under "Treasury Rate Notes," the Tuesday of each week;

     - in the case of floating rate notes that reset monthly, other than Eleventh District Cost of Funds Rate notes, the third Wednesday of each month;

     - in the case of floating rate notes that are Eleventh District Cost of Funds Rate notes, the first calendar day of each month;

     - in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

     - in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement; and

     - in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement.

If an interest reset date for any floating rate note would fall on a day that is not a business day, that interest reset date will be postponed to the next succeeding business day. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

     Unless otherwise specified in the applicable pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on a rate determination date preceding such interest reset date, as further described below.

     Unless otherwise specified in the applicable pricing supplement, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

     Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the face amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

     For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

     Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

     Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable as follows.

     - In the case of floating rate notes that reset daily, weekly or monthly, other than Eleventh District Cost of Funds Rate notes, interest will be payable on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement.

     - In the case of Eleventh District Cost of Funds Rate notes, interest will be payable on the first calendar day of each March, June, September and December.

     - In the case of floating rate notes that reset quarterly, interest will be payable on the third Wednesday of March, June, September and December of each year.

     - In the case of floating rate notes that reset semiannually, interest will be payable on the third Wednesday of each of two months of each year specified in the applicable pricing supplement.

     - In the case of floating rate notes that reset annually, interest will be payable on the third Wednesday of one month of each year specified in the applicable pricing supplement.

In each of these cases, interest will also be payable at maturity.

     If an interest payment date for any floating rate note would fall on a day that is not a business day, that interest payment date will be postponed to the next succeeding business day, except as described in the next paragraph. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest payment date to be in the next succeeding calendar month, the interest payment date will instead be the immediately preceding business day.

     If for any floating rate note, the applicable pricing supplement provides that the note does not accrue to pay, and if an interest payment date for that floating rate note would otherwise be a day that is not a business day, the interest payment date will not be postponed. Any payment required to be made on the floating rate note, however, may be made on the next succeeding business day with the same force and effect as if made on the due date. No additional interest will accrue as a result of such delayed payment.

     Upon the request of the holder of any floating rate note, the calculation agent for the note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the floating rate note. In addition, the calculation agent for any note listed on the Luxembourg Stock Exchange will provide such information to the Luxembourg Stock Exchange and it will be made available at the offices of the paying agents in Luxembourg and at the Luxembourg Stock Exchange as soon as possible after the determination of the interest rate.

     CD Rate Notes. Each CD Rate note will bear interest for each interest reset period at an interest rate equal to the CD Rate and any spread or spread multiplier specified in the note and in the applicable pricing supplement.

     The calculation agent will determine the CD Rate on each CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period for negotiable U.S. dollar certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

     The following procedures will be followed if the CD Rate cannot be determined as described above.

     - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the CD Rate determination date, then the CD Rate for the interest reset period will be the rate on that date for negotiable U.S. dollar certificates of deposit of the index maturity designated in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "CDs (Secondary Market)."

     - If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD Rate determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing, in the market for negotiable U.S. dollar certificates of deposit, with a remaining maturity closest to the index maturity designated in the pricing supplement in a denomination of U.S.$5,000,000.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the CD Rate for that interest reset period will be the same as the CD

       Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

     CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     Commercial Paper Rate Notes. Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate equal to the Commercial Paper Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

     The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the business day immediately preceding the interest reset date for each interest reset period. The Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading "Commercial Paper -- Nonfinancial."

     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above.

     - If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for the interest reset period will be the money market yield on that date of the rate for commercial paper of the specified index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper -- Nonfinancial."

     - If by 3:00 p.m., New York City time, on such calculation date, the above rate is not yet published, then the Commercial Paper Rate for the interest reset period will be the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that date, of three leading dealers of U.S. dollar commercial paper in New York City selected by the calculation agent for such Commercial Paper Rate note for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the Commercial Paper Rate for the interest reset period will be the same as the Commercial Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

Money market yield will be calculated as follows:

                              D X 360
money market yield   =     -------------  X 100
                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest reset period.

     Federal Funds Rate Notes. Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate equal to the Federal Funds Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine the Federal Funds Rate on each Federal Funds Rate determination date. The Federal Funds Rate determination date is the business day immediately preceding the interest reset date for the interest reset period. The Federal Funds Rate will be the rate for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on Page 120 (or any other page as may replace the specified Page on that service).

     The following procedures will be followed if the Federal Funds Rate cannot be determined as described above.

     - If the above rate does not appear on Moneyline Telerate on Page 120 or is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds Rate for the interest reset period will be the rate on that date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate" and displayed on Moneyline Telerate (or any successor service) on Page 120 (or any other page as may replace the specified Page on that service).

     - If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published, then the Federal Funds Rate for the interest reset period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent prior to 9:00 a.m., New York City time, on that Federal Funds Rate determination date.

     - If the brokers so selected by the calculation agent are not quoting as mentioned above, the Federal Funds Rate for the interest reset period will be the Federal Funds Rate in effect for the particular Federal Funds Rate determination date. If there was no Federal Funds Rate in effect for the interest reset period, the Federal Funds Rate will be the initial interest rate.

     LIBOR Notes. Each LIBOR note will bear interest for each interest reset period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine LIBOR on each LIBOR determination date. The LIBOR determination date is the second London business day prior to the interest reset date for each interest reset period.

     On a LIBOR determination date, the calculation agent will determine LIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in the specified currency for the period of the index maturity specified in the applicable pricing supplement commencing on the interest reset date, which appear on the "designated LIBOR page" at approximately 11:00 a.m., London time, on that date.

     - If "LIBOR Moneyline Telerate" is designated in the applicable pricing supplement, or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, "designated LIBOR page" means the display designated as page "3750" on the Moneyline Telerate Service, and LIBOR will be the relevant offered rate determined by the calculation agent. If page "3750" on the Moneyline Telerate Service is replaced by another page, or if the Moneyline Telerate Service is replaced by a successor service, then "LIBOR Moneyline Telerate" means the replacement page or service selected to display the London interbank offered rates of major banks.

     - If "LIBOR Reuters" is designated in the applicable pricing supplement, "designated LIBOR page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service and LIBOR will be the arithmetic means of the offered rates, calculated by the calculation agent, or the offered rate, if the designated LIBOR page by its terms provides only for a single rate. If the LIBO page on that service is replaced by another page, or if the Reuters Monitor Money Rates Service is replaced by a successor service, then "LIBOR Reuters" means the replacement page or service selected to display the London interbank offered rates of major banks.

     If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows.

        - The calculation agent will select four major banks in the London interbank market.

        - The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least U.S.$1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, LIBOR for such interest reset period will be the arithmetic mean of those quotations.

     (2) If less than two quotations are provided, the calculation agent will select three major banks in New York City and follow the steps in the two bullet points below.

        - The calculation agent will then determine LIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the LIBOR determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least U.S.$1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

        - If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, the LIBOR Rate will be the initial interest rate.

     Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest reset period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

     Treasury Rate Notes other than Constant Maturity Treasury Rate Notes

     Unless "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the Treasury Rate determination date for the interest reset period of treasury securities as the rate appears on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) or on page 57 (or any other page as may replace that page on that service) under the heading "INVESTMENT RATE." Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable pricing supplement.

     If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

     (1) If the Treasury rate is not published prior to 3:00 P.M., New York City time on the related calculation date, then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High."

     (2) If the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury.

     (3) If the rate referred to in clause (2) above is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the Treasury Rate determination date of the applicable treasury securities published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

     (4) If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate will be the rate on the Treasury Rate determination date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

     (5) If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate will be the rate on the Treasury Rate determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Treasury Rate determination date, of three primary United States government securities dealers selected by the calculation agent, for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

     (6) If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

     The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for that interest reset period falls on which treasury securities would normally be auctioned.

     Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, the Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

     Bond Equivalent: Yield will be calculated as follows:

                                                 D X N
              Bond Equivalent Yield    =     -------------  X 100
                                             360 - (D X M)

where "D" refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

     Constant Maturity Treasury Rate Notes

     If "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate displayed on the designated CMT Telerate page under the caption "Treasury Constant Maturities," under the column for the designated CMT maturity index in the following manner.

     - If the designated CMT Moneyline Telerate page is 7051, the Treasury Rate will be the rate on the Constant Maturity Treasury Rate determination date.

        - If the rate referred to above does not appear on Moneyline Telerate Page 7051, then the Treasury Rate will be the treasury constant maturity rate for the designated CMT maturity index as published in the relevant H.15(519) under the caption "Treasury Constant Maturities."

        - If the rate referred to above does not so appear in H.15(519), then the Treasury Rate will be the constant treasury maturity rate on the Constant Maturity Treasury Rate determination date for the designated CMT maturity index as may then be published by either the Federal

          Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would have otherwise been published in H.15(519).

     - If the designated CMT Moneyline Telerate page is 7052, the Treasury Rate will be the average for the week or for the month, as specified in the applicable pricing supplement, ended immediately preceding the week or month, as applicable, in which the related Constant Maturity Treasury Rate determination date occurs.

        - If the rate referred to above does not appear on Moneyline Telerate Page 7052, then the Treasury Rate will be the one-week or one-month, as specified in the applicable pricing supplement, average of the treasury constant maturity rate for the designated CMT maturity index for the week or month as applicable, preceding the Constant Maturity Treasury determination date as published in the relevant H.15(519) under the caption "Treasury Constant Maturities."

        - If the rate referred to above does not so appear in H.15(519), then the Treasury Rate will be the one-week or one-month, as specified in the applicable pricing supplement, average of the constant treasury maturity rate for the designated CMT maturity index as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the Constant Maturity Treasury Rate determination date falls.

     (5) If fewer than three dealers selected by the calculation agent provide quotations as described in (3) above, the Treasury Rate determined as of the Constant Maturity Treasury Rate determination date will be the Treasury Rate in effect on such Constant Maturity Treasury Rate determination date.

     "Designated CMT Moneyline Telerate page" means the display on the Telerate Service, or any successor service on the page specified in the applicable pricing supplement, or any other page as may replace such page on that service, or any successor service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable pricing supplement, the designated CMT Telerate page will be 7052, for the most recent week.

     "Designated CMT maturity index" means the original period to maturity of the U.S. Treasury securities, either one, two, three, five, seven, ten, twenty or thirty years, specified in the applicable pricing supplement for which the Treasury Rate will be calculated. If no such maturity is specified in the applicable pricing supplement, the designated CMT maturity index will be two years.

     The "Constant Maturity Treasury Rate determination date" will be the second business day prior to the interest reset date for the applicable interest reset period.

     The CMT Rate for a Treasury security maturity as published as of any business day is intended to be indicative of the yield of a U.S. Treasury security having as of that business day a remaining term to maturity equivalent to its maturity. The CMT Rate as of any business day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the calculation agents or other affiliates of Citigroup Funding. Certain constant maturity yield values are read from the yield curve. Interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of that date exactly ten years remaining to maturity.

     Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Prime Rate for each interest reset period on each Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest reset period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading "Bank Prime Loan."

     The following procedures will be followed if the Prime Rate cannot be determined as described above.

     - If the rate is not published prior to 3:00 P.M., New York City time, on the related calculation date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update under the heading "Bank Prime Loan."

     - If the rate referred to above is not published prior to 3:00 P.M., New York City time, on the related calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters Screen USPRIME1 page as such bank's prime rate or base lending rate on the Prime Rate determination date.

     - If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select three major banks in New York City. The Prime Rate will be the arithmetic mean of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

     - If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate in effect on the Prime Rate determination date.

     "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

     Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate notes will bear interest at the interest rates, calculated based on the Eleventh District Cost of Funds Rate and any spread and/or spread multiplier, specified in the Eleventh District Cost of Funds Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Eleventh District Cost of Funds Rate on each Eleventh District Cost of Funds Rate determination date. The Eleventh District Cost of Funds Rate determination date is the last working day of the month immediately prior to each interest reset date for each interest reset period on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index.

     The Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate determination date as set forth under the caption "Eleventh District" on Moneyline Telerate (or any successor service) on page 7058. Such page will be deemed to include any successor page, determined by the calculation agent, as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Rate determination date.

     The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above.

     - If the rate does not appear on Telerate page 7058 on any related Eleventh District Cost of Funds Rate determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Rate determination date will be the Eleventh District Cost of Funds Rate Index.

     - If the FHLB of San Francisco fails to announce the Eleventh District Cost of Funds Rule Index on or prior to the Eleventh District Cost of Funds Rate determination date for the calendar month immediately preceding the date, then the Eleventh District Cost of Funds Rate for such date will be the Eleventh District Cost of Funds Rate in effect on the Eleventh District Cost of Funds Rate determination date.

     The "Eleventh District Cost of Funds Rate Index" will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of such announcement.

     EURIBOR Notes. Each EURIBOR note will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second TARGET business day prior to the interest reset date for each interest reset period.

     On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on page 248 on the Telerate Service or any successor service or any page that may replace page 248 on that service which is commonly referred to as "Telerate Page 248" as of 11:00 a.m., Brussels time, on that date.

     If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows.

        - The calculation agent will select four major banks in the Euro-zone interbank market.

        - The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least U.S.$1,000,000 or the approximate equivalent in euros that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of those quotations.

     (2) If less than two quotations are provided, the calculation agent will select four major banks in the Euro-zone and follow the steps in the two bullet points below.

        - The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least U.S.$1,000,000 or the approximate equivalent in euros that is representative of a single transaction in the market at that time.

        - If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, EURIBOR will be the initial interest rate.

     "Euro-zone" means the region comprised of member states of the European Union that adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

     Inverse Floating Rate Notes. Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

     - in the case of the period, if any, commencing on the issue date, or the date on which the note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by Citigroup Funding as described in the applicable pricing supplement; and

     - in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined based on the base rate as adjusted by any spread and/or spread multiplier.

However, on any inverse floating rate note, the interest rate will not be less than zero.

     Floating/Fixed Rate Notes. The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified in the applicable pricing supplement.

SUBSEQUENT INTEREST PERIODS

     The pricing supplement relating to each note will indicate whether Citigroup Funding has the option to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be, for the note. If Citigroup Funding has the option to reset, the pricing supplement will also indicate the optional reset date or dates on which the interest rate, spread, spread multiplier or method of calculation, as the case may be, may be reset.

     Citigroup Funding shall notify the trustee whether or not it intends to exercise this option relating to a note at least 45 but not more than 60 days prior to an optional reset date for the note. Not later than 40 days prior to the optional reset date, the trustee will provide notice to the holder of the note, in accordance with "Notices" below, indicating whether Citigroup Funding has elected to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be.

     If Citigroup Funding elects to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be, the trustee will provide notice to the holder, in accordance with "Notices" below, indicating such new interest rate, spread, spread multiplier or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from the optional reset date to the next optional reset date or, if there is no next optional reset date, to the stated maturity of the note, including the date or dates on which or the period or periods during which, and the price or prices at which, a redemption may occur during a subsequent interest period.

     Upon the transmittal by the trustee of a reset notice to the holder of a note, the new interest rate or new spread or spread multiplier, and/or method of calculation, as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, the note will have the same terms as prior to the transmittal of the reset notice.

     Despite the foregoing, not later than 20 days prior to an optional reset date for a note, Citigroup Funding may, at its option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to the optional reset date, and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on the optional reset date.

     Citigroup Funding can make such revocations by causing the trustee for such note to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with "Notices" below, to the holder of the note. The notice shall be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear such higher interest rate, or higher spread or spread multiplier, as the case may be, whether or not tendered for repayment.

     The holder of a note will have the option to elect repayment of that note by Citigroup Funding on each optional reset date at a price equal to the principal amount of the note plus interest accrued to the optional reset date. In order for a note to be repaid on an optional reset date, the holder of the note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. However, the period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for the note, revoke any tender for repayment until the close of business on the tenth day prior to the optional reset date.

AMORTIZING NOTES

     Citigroup Funding may from time to time offer amortizing notes on which a portion or all of the principal amount is payable prior to stated maturity:

     - in accordance with a schedule;

     - by application of a formula; or

     - based on an index.

Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment of such notes, will be set forth in the applicable pricing supplement.

INDEXED NOTES

     Citigroup Funding may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the principal amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on:

     - the principal amount of the notes or, in the case of an indexed principal note, the amount designated in the applicable pricing supplement as the "face amount" of the indexed note; and

     - an index, which may be based on:

          (1) prices, changes in prices, or differences between prices, of one or more securities, currencies, intangibles, goods, articles or commodities;

          (2) the application of a formula; or

          (3) an index which shall be such other objective price, economic or other measures as are described in the applicable pricing supplement.

A description of the index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined based on such index, will be set forth in the applicable pricing supplement.

     If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the face amount of that indexed note unless specified otherwise in the applicable pricing supplement. If an indexed note is also an indexed principal note, the principal amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the face amount.

     If a third party is appointed to calculate or announce the index for a particular indexed note, and the third party either (1) suspends the calculation or announcement of that index or (2) changes the basis upon which the index is calculated in a manner that is inconsistent with the applicable pricing supplement, then Citigroup Funding will select another third party to calculate or announce the index. Citigroup Global Markets Limited or another affiliate of Citigroup Funding may be either the original or successor third party selected by Citigroup Funding.

     If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any indexed interest payments or any indexed principal amount of the indexed note will be calculated in the manner set forth in the applicable pricing supplement. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

     Unless otherwise specified in the applicable pricing supplement, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the face amount stated on the notes. Unless otherwise specified in the applicable pricing supplement, in the event of an acceleration of the stated maturity of an indexed note, the principal amount payable to the holder of the note upon acceleration will be the principal amount determined based on the formula used to determine the principal amount of the note on the stated maturity of the note, as if the date of acceleration were the stated maturity.

     An investment in indexed notes has significant risks, including wide fluctuations in market value as well as in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. These risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the note is indexed and economic and political events over which Citigroup Funding has no control. See "Risk Factors -- Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You" above for a discussion of these considerations.

     Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any indexed notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks of an investment in indexed notes.

DUAL CURRENCY NOTES

     Citigroup Funding may from time to time offer dual currency notes on which Citigroup Funding has a one time option of making all payments of principal, any premium and interest on such notes which are issued on the same day and have the same terms, the payments on which would otherwise be made in the specified currency of those notes, in the optional payment currency specified in the applicable pricing supplement. This option will be exercisable in whole but not in part on an option election date, which will be any one of the dates specified in the applicable pricing supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable pricing supplement.

     The pricing supplement for each issuance of dual currency notes will specify, among other things:

     - the specified currency;

     - the optional payment currency; and

     - the designated exchange rate.

     The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency notes. Each option election date will be a particular number of days before an interest payment date or stated maturity, as set forth in the applicable pricing supplement. Each option election date will be the date on which Citigroup Funding may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

     If Citigroup Funding makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable pricing supplement. If such an election is made, notice of the election will be provided in accordance with the terms of the applicable tranche of dual currency notes within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Any such notice by Citigroup Funding, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup Funding had made the payment in the specified currency.

     For United States federal income tax purposes, holders of dual currency notes may need to comply with rules which differ from the general rules applicable to holders of other types of notes offered by this prospectus supplement. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency notes will be set forth in the applicable pricing supplement.

RENEWABLE NOTES

     Citigroup Funding may from time to time offer renewable notes, which will mature on an initial maturity date. Such initial maturity date will be an interest payment date specified in the applicable pricing supplement occurring in, or prior to, the twelfth month following the original issue date of the notes, unless the term of all or any portion of any of the notes is renewed in accordance with the procedures described below.

     The term of a renewable note may be extended to the interest payment date occurring in the twelfth month, or, if a special election interval is specified in the applicable pricing supplement, the last month in a period equal to twice the special election interval elected by the holder after the renewal date. Such an extension may be made on the initial renewal date. That date will be the interest payment date occurring in the sixth month, unless a special election interval is specified in the applicable pricing supplement, prior to the initial maturity date of a renewable note and on the interest payment date occurring in each sixth month, or in the last month of each special election interval, after the initial renewal date which, together with the initial renewal date, constitutes a renewal date.

     If a holder does not elect to extend the term of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, that portion will become due and payable on the new maturity date. Such new maturity date will be the interest payment date occurring in the sixth month, or the last month in the special election interval, after the renewal date.

     A holder of a renewable note may elect to renew the term of such renewable note, or if so specified in the applicable pricing supplement, any portion of the renewable note, by delivering a notice to that effect to the trustee or any duly appointed paying agent. This notice will be delivered not less than 15 nor more than 30 days prior to the renewal date, unless another period is specified in the applicable pricing supplement as the special election period. This election will be irrevocable and will be binding upon each subsequent holder of the renewable note.

     An election to renew the term of a renewable note may be exercised for less than the entire principal amount of the renewable note only if so specified in the applicable pricing supplement and only in such principal amount, or any integral multiple in excess of that amount, as is specified in the applicable pricing supplement. Despite the foregoing, the term of the renewable notes may not be extended beyond the stated maturity specified for the renewable notes in the applicable pricing supplement.

     If the holder does not elect to renew the term, a renewable note must be presented to any duly appointed paying agent. If the renewable note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the renewable note. Such duly appointed paying agent will issue in exchange for the note, in the name of the holder, a note. The note will be in a principal amount equal to the principal amount of the exchanged renewable note for which no election to renew such term was exercised, with terms identical to those specified on the renewable note. However, the note will have a fixed, nonrenewable stated maturity on the new maturity date.

     If an election to renew is made for less than the full principal amount of a holder's renewable note, such duly appointed paying agent will issue a replacement renewable note in exchange for that note in the name of the holder. The replacement renewable note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged renewable note, with terms otherwise identical to the exchanged renewable note.

EXTENSION OF MATURITY

     The pricing supplement relating to each note will indicate whether Citigroup Funding has the option to extend the stated maturity of that note for an extension period. Such an extension period is one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the pricing supplement.

     Citigroup Funding may exercise its option for a note by notifying the trustee for that note at least 45 but not more than 60 days prior to the original stated maturity of the note. Not later than 40 days prior to the original stated maturity of the note, the trustee for the note will provide notice of the extension to the holder of the note, in accordance with "Notices" below. The extension notice will set forth:

     - the election of Citigroup Funding to extend the stated maturity of the note;

     - the new stated maturity;

     - in the case of a fixed rate note, the interest rate applicable to the extension period;

     - in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and

     - any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

     Upon the provision by such trustee of an extension notice in accordance with "Notices" below, the stated maturity of the note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the extension notice. Despite the foregoing, not later than 20 days prior to the original stated maturity of the note, Citigroup Funding may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the note and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note.

     Citigroup Funding may so act by causing the trustee for the note to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with "Notices" below, to the holder of the note. The notice will be irrevocable. All notes for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

     If Citigroup Funding extends the stated maturity of a note, the holder of the note will have the option to elect repayment of the note by Citigroup Funding on the original stated maturity at a price equal to the principal amount of the note, plus interest accrued to that date. In order for a note to be repaid on the old stated maturity once Citigroup Funding has extended its stated maturity, the holder of such note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. The period for delivery of such note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the old stated maturity. A holder who has tendered a note for repayment after an extension notice may give written notice to the trustee for the note to revoke any tender for repayment until the close of business on the tenth day before the original stated maturity.

COMBINATION OF PROVISIONS

     If so specified in the applicable pricing supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The pricing supplement relating to each note will indicate whether the note can be redeemed at the option of Citigroup Funding, in whole or in part prior to its stated maturity (other than as provided under "Tax Redemption" and "Special Tax Redemption" below). The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which the note may be redeemed and (2) the redemption price at which, together with accrued interest to such optional redemption date, the note may be redeemed on each optional redemption date.

     Unless otherwise specified in the applicable pricing supplement, at least 30 days prior to the date of redemption, the trustee will provide notice of redemption to the holder of the note, in accordance with "Notices" below. Unless otherwise specified in the applicable pricing supplement, Citigroup Funding may exercise this option relating to a redemption of a note in part only by notifying the trustee for the note at least 45 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of the note or notes will be issued to the holder of the note or notes upon the cancellation of such note or notes. The notes, other than amortizing notes, may not be redeemed. The redemption of any subordinated note that is included in Citigroup Inc.'s capital may be subject to consultation with the Federal Reserve, which may not acquiesce in the redemption of such note unless it is satisfied that the capital position of Citigroup Inc. will be adequate after the proposed redemption.

     The pricing supplement relating to each note will also indicate whether the holder of that note will have the option to elect repayment of the note by Citigroup Funding prior to its stated maturity. If so, the pricing supplement will specify (1) the optional repayment date or dates on which the note may be repaid and (2) the optional repayment price. The optional repayment price is the price at which, together with accrued interest to such optional repayment date, the note may be repaid on each optional repayment date. Notes that are to be repaid prior to the stated maturity date must be presented for payment together with all unmatured coupons, if any, appertaining thereto, failing which the amount of any missing unmatured coupons will be reduced from the sum due for payment.

     In order for a note to be repaid, the principal paying agent for the note must receive the note at least 30 but not more than 45 days prior to an optional repayment date. Any tender of a note by the holder for repayment will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note, provided, that the principal amount of the note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, the note will be canceled and a new note or notes for the remaining principal amount will be issued in the name of the holder of the repaid note.

     If a note is represented by a global security, the applicable depositary will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the applicable depositary will timely exercise a right to repayment relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the applicable depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the applicable depositary.

     Except in the case of an optional redemption by Citigroup Funding at a stated redemption price provided for in the applicable pricing supplement, if Citigroup Funding redeems or repays a note that is an original issue discount note other than an indexed note prior to its stated maturity, then Citigroup Funding will pay the amortized face amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement.

     The amortized face amount of a note on any date means the amount equal to:

     - the issue price set forth in the applicable pricing supplement plus

     - that portion of the difference between the issue price and the stated principal amount of the note that has accrued by that date at

        (1) the bond yield to maturity set forth on the face of the applicable pricing supplement, or

        (2) if so specified in the applicable pricing supplement, the bond yield to call set forth on the face of the note.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed in a pricing supplement will be computed on the basis of:

     - the first occurring optional redemption date with respect to the note;
       and

     - the amount payable on the optional redemption date.

In the event that any note is not redeemed on the first occurring optional redemption date, the bond yield to call that applies to the note will be recomputed on the optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on such optional redemption date. The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

     Citigroup Funding may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup Funding may, at the discretion of Citigroup Funding, be held, resold (in which case Citigroup Funding will comply with applicable selling restrictions contained in the applicable United States Treasury regulations as described herein) or surrendered to the trustee for those notes for cancellation (together with any unmatured coupons attached or otherwise purchased).

OTHER PROVISIONS

     The terms in the applicable pricing supplement may modify any provisions relating to:

     - the determination of an interest rate basis;

     - the specification of an interest rate basis;

     - calculation of the interest rate applicable to, or the principal payable at maturity on, any note;

     - interest payment dates; or

     - any other related matters.

TAX REDEMPTION

     Citigroup Funding, at its option, may redeem the notes in whole, but not in part, at any time on giving at least 30 but not more than 60 days' notice in accordance with "Notices" below (which notice shall be irrevocable), at the respective redemption prices of the notes, if Citigroup Funding has or will become obligated to pay additional interest on the notes as described under "Payment of Additional Interest" below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the respective original issuance dates of the notes, and such obligation cannot be avoided by Citigroup Funding taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Citigroup Funding would be obligated to pay additional interest were a payment in respect of the notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, Citigroup Funding shall deliver to the trustee for the notes to be redeemed a certificate stating that Citigroup Funding is entitled to effect redemption and setting forth a statement of facts showing that the conditions precedent to the right of Citigroup Funding so to redeem have occurred, and an opinion of independent counsel to the effect that Citigroup Funding has or will become obligated to pay additional interest as a result of the change or amendment.

PAYMENT OF ADDITIONAL INTEREST

     Citigroup Funding will, subject to the exceptions and limitations set forth below, pay as additional interest to the holder of a note or coupon that is a United States Alien (as defined below) any amounts as may be necessary so that every net payment on such note or coupon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in the note or coupon to be then due and payable. However, Citigroup Funding will not be required to make any payment of additional interest to the holder for or on account of:

     - any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (ii) such holder's past or present status as a passive foreign investment company, a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States tax purposes or a private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

     - any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

     - any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a note or coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later;

     - any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a note or coupon;

     - any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on a note or coupon, if such payment can be made without such deduction or withholding by any other paying agent; or

     - any tax, assessment or other governmental charge imposed on a holder that actually constructively owns ten percent or more of the combined voting power of all classes of stock of Citigroup Funding (taking into account applicable attribution of ownership rules under Section 871(h)(3) of the Internal Revenue Code of 1986, as amended, or is a controlled foreign corporation related to Citigroup Funding through stock ownership; nor shall such additional interest be paid with respect to a payment on a note or coupon to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the holder of such note or coupon.

     "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

SPECIAL TAX REDEMPTION

     If Citigroup Funding shall determine that any payment made outside the United States by Citigroup Funding or any of its paying agents in respect of any note that is not a floating rate note or coupon appertaining thereto would, under any present or future laws or regulations of the United States, be subject to any certification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to Citigroup Funding, any paying agent or any governmental authority of the nationality, residence or identity of a beneficial owner that is a United States Alien (other than such a requirement (a) that would not be applicable to a payment made by Citigroup Funding or any one of its paying agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner or
(b) that can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a United States Alien; provided that, in any case referred to in clause (a)(ii) or (b), payment by the custodian, nominee, or agent to the beneficial owner is not otherwise subject to any such requirement), then Citigroup Funding shall elect either (x) to redeem such note in whole, but not in part, at its redemption price, or (y) if the conditions described in the next succeeding paragraph are satisfied, to pay the additional interest specified in such paragraph. Citigroup Funding shall make such determination as soon as practicable and publish prompt notice thereof stating the effective date of such certification, documentation, information or other reporting requirement, whether Citigroup Funding elects to redeem the notes or to pay the additional interest specified in the next succeeding paragraph and (if applicable) the last date by which the redemption of the notes must take place.

     If the notes are to be redeemed as described in this paragraph, the redemption shall take place on such date, not later than one year after the publication of the determination notice, as Citigroup Funding shall specify by notice given to the trustee for the notes to be redeemed at least 60 days before the redemption date. Notice of such redemption shall be given to the holders of the notes at least 30 but not more than 60 days prior to the redemption date. Notwithstanding the foregoing, Citigroup Funding shall not so redeem the notes if Citigroup Funding shall subsequently determine, at least 30 days prior to the redemption date, that subsequent payments on the notes would not be subject to any such certification, documentation, information or other reporting requirement, in which case Citigroup Funding shall publish prompt notice of such subsequent determination and any earlier redemption notice given shall be revoked and of no further effect.

     Prior to the publication of any determination notice, Citigroup Funding shall deliver to the trustee for the notes to be redeemed a certificate stating that Citigroup Funding is obligated to make such determination and setting forth a statement of facts showing that the conditions precedent to the obligation of Citigroup Funding to redeem the notes or to pay the additional interest specified in the next succeeding paragraph have occurred, and an opinion of independent counsel to the effect that such conditions have occurred.

     If and so long as the certification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, Citigroup Funding may elect to pay as additional interest such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by Citigroup Funding or any of its paying agents in respect of any such notes of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to Citigroup Funding, any paying agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the third preceding paragraph or (ii) is imposed as a result of presentation of such notes for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided in such notes to be then due and payable.

     If Citigroup Funding elects to pay additional interest, then Citigroup Funding shall have the right thereafter to redeem the notes at any time in whole, but not in part, at the redemption price, subject to the provisions described above. If Citigroup Funding elects to pay additional interest and the condition specified above should no longer be satisfied, then Citigroup Funding shall redeem such notes in whole, but not in part, at the redemption price thereof, subject to the provisions of this section. Any such redemption payments made by Citigroup Funding shall be subject to the continuing obligation of Citigroup Funding to pay additional interest as described above.

DEFEASANCE

     The defeasance provisions described in the prospectus will not be applicable to the notes except as set forth in the applicable pricing supplement.

REPLACEMENT OF NOTES AND COUPONS

     If an individual note or coupon is mutilated, destroyed, stolen or lost it may be replaced at the specified office of the principal paying agent for such note in London or, with respect to any notes listed on the Luxembourg Stock Exchange, at the specified office of the paying agent in Luxembourg, upon payment by the claimant of such expenses as may be incurred in connection therewith and, in the case of destruction, theft or loss, on such terms as to evidence and indemnity as Citigroup Funding or the trustee for such note may reasonably require. Mutilated or defaced notes or coupons must be surrendered before replacements will be issued.

NOTICES

     All notices to holders of notes will be deemed to have been duly given if published on two separate Business Days in a leading London daily newspaper, which is expected to be the Financial Times, and, with respect to any notes listed on the Luxembourg Stock Exchange, if the rules of such exchange so require, in Luxembourg in an authorized newspaper in Luxembourg, which is expected to be the Luxemburger Wort. Any notice shall be deemed to have been given on the date of first publication.

UNCLAIMED MONIES

     All monies paid by Citigroup Funding to a trustee or a paying agent for the payment of principal of or any premium or interest on any note or for the payment of any coupon which remain unclaimed at the end of two years after such payments shall have become due and payable will be repaid to Citigroup Funding, at its written request, and the holder of such note or coupon will thereafter look only to Citigroup Funding for payment, such payment to be made only outside the United States.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax considerations that may be relevant to a holder of a note. The summary does not address all of the tax consideration which might be relevant to such holders. Therefore, holders should consult their tax advisors in determining the tax consequences to them in holding notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax law.

     Under current United States federal income tax law:

     - payment on a note or coupon by Citigroup Funding or any paying agent to a holder that is a United States Alien will not be subject to withholding of United States federal income tax provided that, with respect to payments of interest, including original issue discount, the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of Citigroup Funding (taking into account the applicable attribution of ownership rules under Section 871(h)(3) of the Internal Revenue Code) and is not a controlled foreign corporation related to Citigroup Funding through stock ownership;

     - a holder of a note or coupon that is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such note or coupon, provided that such holder does not have a connection with or status with respect to the United States described under "Payment of Additional Interest"; and

     - a beneficial owner of a note or coupon that is a United States Alien will not be required to disclose its nationality, residence or identity to Citigroup Funding, a paying agent (acting in its capacity as such) or any United States governmental authority in order to receive payment on such note or coupon from Citigroup Funding or a paying agent outside the United States (although a beneficial owner of an interest in a temporary global security will be required to provide a certificate of non-U.S. beneficial ownership to Euroclear or Clearstream in order to exchange such interest or to receive interest payments with respect thereto, as described in "Description of Notes -- Payment of Principal and Interest" above).

     Special tax considerations may apply to certain indexed notes. Any such considerations will be described in the applicable pricing supplement.

     United States information reporting requirements and backup withholding tax will not apply to payments on a note or coupon made outside the United States by Citigroup Funding or any paying agent (acting in its capacity as such) to a holder that is a United States Alien. Information reporting requirements and backup withholding tax also will not apply to any payment on a note or coupon outside the United States by a foreign office of a custodian, nominee or other agent of the beneficial owner of such note or coupon, provided that such custodian, nominee or agent (i) is not a U.S. Person, (ii) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is not a controlled foreign corporation as to the United States and (iv) is not a foreign partnership that at any time during its taxable year is 50% or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business (a person described in (i), (ii), (iii) and (iv) being hereinafter referred to as a "foreign controlled person"). Payment in respect of a note or coupon outside the United States to the beneficial owner thereof by a foreign office of any custodian, nominee or agent that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such custodian, nominee or agent has documentary evidence in its records that the beneficial owner that is a United States Alien or the beneficial owner otherwise establishes an exemption.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note or coupon effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker is a foreign controlled person. Payment of the proceeds of the sale of a note or coupon effected outside the United States by a foreign office of any broker that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a United States Alien and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

     For purposes of applying the rules set forth under this heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" to an entity that is treated as fiscally transparent (e.g., a partnership) for U.S. federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.

                        EUROPEAN UNION SAVINGS DIRECTIVE

     The European Union has adopted a directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required from July 1, 2005 to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person to an individual in another member state, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

                              PLAN OF DISTRIBUTION


     The notes are being offered on a continuous basis by Citigroup Funding through Citigroup Global Markets Limited, and/or other broker-dealer affiliates of Citigroup Funding, as agents. The agents have agreed to use their reasonable efforts to solicit orders to purchase notes. The agents, Citigroup Funding and Citigroup will sign an agency agreement. A form of agency agreement is being filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Citigroup Funding will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. The agents will have the right to reject any proposed purchase in whole or in part. Citigroup Funding reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice.


     The following table summarizes the aggregate commissions or discounts payable in connection with offerings of the notes. Commissions and discounts will vary depending upon the stated maturity of the notes.


                                PUBLIC
                               OFFERING          AGENTS' DISCOUNTS     PROCEEDS, BEFORE EXPENSES, TO
                                 PRICE            AND COMMISSIONS            CITIGROUP FUNDING
                               --------          -----------------     -----------------------------
Principal Amount..........  $10,000,000,000   $2,000,000-$500,000,000  $9,998,000,000-$9,500,000,000
Total.....................             100%          0.02%-5%                   99.98%-95%


     Citigroup Funding may also sell notes at a discount to the agents for their own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, the agents may offer and sell notes purchased by them as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the agents from Citigroup Funding.

     Unless otherwise specified in the applicable pricing supplement, any note purchased by an agent as principal will be purchased at 100% of the principal amount or face amount less a percentage equal to the commission applicable to an agency sale of a note of identical maturity. Citigroup Funding reserves the right to sell notes directly to investors on its own behalf and to enter into agreements similar to the distribution agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup Funding.

     In compliance with United States Federal income tax laws and regulations, Citigroup Funding and the agents have agreed that in connection with the original issuance of any note and during the period ending 40 days after the original issue date of such note they will not offer, sell or deliver such note, directly or indirectly, to a U.S. person or to any person within the United States and its possessions, except to the extent permitted under U.S. Treasury regulations. Under those regulations, notes may be offered and sold during that period to international organizations, to foreign central banks and to foreign branches of U.S. financial institutions that satisfy requirements prescribed by the regulations. Confirmations sent by the agent in connection with sales of notes need not contain certain purchaser representations.

     Each agent will agree that:

     - it has not offered or sold and, prior to the expiration of the period of six months from the date of issue of any notes having a maturity of one year or greater, will not offer or sell any notes to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995;

     - it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

     - it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of FSMA does not apply to Citigroup Funding;

     - it will not offer or sell any notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

     Unless notes are issued upon the reopening of a prior series, no note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. The agents may make a market in the notes, but the agents are not obligated to do so. The agents may discontinue any market-making at any time without notice, at their sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.

     In addition to the notes being offered through the agents as described herein, securities in registered form that may have terms identical or similar to the terms of the notes may be concurrently offered by Citigroup Funding on a continuous basis in the United States by one or more broker-dealer affiliates of Citigroup Funding. Such affiliates may also purchase the securities in registered form as principal for their own account or for resale. Any securities so offered and sold will reduce correspondingly the maximum aggregate principal amount of notes that may be offered by this prospectus supplement and the accompanying prospectus.


     Citigroup Funding estimates that its total expenses for the offering, excluding underwriting commissions or discounts, will be approximately $5,420,500.



     An agent, whether acting as agent or principal, may be deemed to be an underwriter within the meaning of the U.S. Securities Act of 1933. Citigroup Funding and Citigroup have agreed to indemnify the agents against liabilities relating to material misstatements and omissions, or to contribute to payments that the agents may be required to make relating to these liabilities. Citigroup Funding and Citigroup will reimburse the agents for customary legal and other expenses incurred by them in connection with the offer and sale of the notes.


     Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

     Concurrently with the offering of notes through the agents as described in this prospectus supplement, Citigroup Funding may issue other securities under the indentures referred to in the prospectus.

     Each of the agents is an affiliate of Citigroup Funding. The participation of each agent in the offerings of the notes will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by the agents or other affiliates of Citigroup Funding in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The agents or these other affiliates may act as principal or agent in such transactions.

                                 ERISA MATTERS

     Certain provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh plans), and entities whose underlying assets include plan assets by reason of a plan's investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law.

     The notes may not be purchased, held or disposed of by any plan or any other person investing "plan assets" of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions ("PTCE") issued by the Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

     - PTCE 96-23 for transactions determined by in-house asset managers,

     - PTCE 95-60 for transactions involving insurance company general accounts,

     - PTCE 91-38 for transactions involving bank collective investment funds,

     - PTCE 90-1 for transactions involving insurance company separate accounts, or

     - PTCE 84-14 for transactions determined by independent qualified professional asset managers.

     Any purchaser of the notes or any interest therein will be deemed to have represented and warranted to Citigroup Funding on each day including the date of its purchase of the notes through and including the date of disposition of such notes that either:

     (a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such notes or interest therein on behalf of, or with "plan assets" of, any such plan;

     (b) its purchase, holding and disposition of such notes are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

     (c) it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or
         Section 4975 of the Code and its purchase, holding and disposition of such notes are not otherwise prohibited.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the notes with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of the notes and the availability of exemptive relief under the class exemptions listed above.

                                 LEGAL MATTERS

     John R. Dye, Esq., General Counsel-Capital Markets of Citigroup Inc., 399 Park Avenue, New York, New York 10043, will act as legal counsel to Citigroup Funding. Mr. Dye beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will act as legal counsel for the agents. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup Funding and its affiliates and may do so in the future.

                              GENERAL INFORMATION

     Application may be made to list certain series of the notes on the Luxembourg Stock Exchange. In connection with such listing, the certificate of incorporation and the by-laws of Citigroup Funding and a legal notice relating to the issuance of the notes will be deposited prior to listing with Registre de Commerce et des Societes a Luxembourg where copies thereof may be obtained. You may request copies of these documents together with the pricing supplements for such series of notes, this prospectus supplement, the accompanying prospectus, the underwriting agreement, the indenture for such series of notes, the selling agency agreement and Citigroup's current annual and quarterly reports, as well as all other documents incorporated by reference in this prospectus supplement, including future annual and quarterly reports, so long as any such series of notes is outstanding.

     You can also request copies (free of charge) of (1) this prospectus supplement, the accompanying prospectus and the indenture, and (2) Citigroup's annual, quarterly and current reports, as well as other documents incorporated by reference in this prospectus supplement, including future annual, quarterly and current reports, by following the directions under "Where You Can Find More Information" on page 5 of the accompanying prospectus. These documents, including Citigroup's annual, quarterly and current reports for the most recent two years and the documents mentioned on page 5 of the accompanying prospectus, will also be made available (free of charge) at the main office of Dexia Banque Internationale a Luxembourg in Luxembourg.

     As of the date of this prospectus supplement, there has been no material adverse change in the financial condition of Citigroup since the date of the latest audited financial statements contained or incorporated by reference in the accompanying prospectus.

     Except as otherwise disclosed or incorporated by reference herein, none of Citigroup, its subsidiaries and Citigroup Funding is involved in litigation, arbitration or administrative proceedings relating to claims or amounts that are material in the context of the issue of the notes. Neither Citigroup nor Citigroup Funding is aware of any such litigation, arbitration or administrative proceedings pending or threatened.

     Each of Citigroup and Citigroup Funding accepts responsibility for the information contained in this prospectus supplement and the accompanying pricing supplement and prospectus.


     Resolutions relating to the issue and sale of the notes and the related guarantees were adopted by the board of directors of Citigroup Funding on January 21, 2005 and by the board of directors of Citigroup on October 19, 2004 and March 15, 2005.


     The notes have been accepted for clearance through Euroclear and Clearstream.

     Each pricing supplement will contain the following information in respect of the issue of the notes to which it relates:

        (i) Principal Amount or Face Amount

        (ii) Issue Price

        (iii) Proceeds to Citigroup Funding on original issuance

        (iv) Commission or Discount on original issuance

        (v) Citigroup Global Markets Limited's capacity on original issuance

        (vi) Original Issue Date

        (vii) Stated Maturity

        (viii) Specified Currency (If other than U.S. Dollars)

        (ix) Authorized Denominations (If other than as set forth in the Prospectus Supplement)

        (x) Interest Payment Dates:

               Accrue to pay:  [ ] Yes  [ ] No

        (xi) Indexed Principal Note:  [ ] Yes  [ ] No

        (xii) Type of Interest on Note (Fixed Rate, Floating Rate or Indexed
        Rate)

        (xiii) Interest Rate (Fixed Rate Notes)

        (xiv) Initial Interest Rate (Floating Rate Notes)

        (xv) Base Rate

        (xvi) Calculation Agent (If other than Citibank)

        (xvii) Computation of Interest

        (xviii) Interest Reset Dates

        (xix) Rate Determination Dates

        (xx) Index Maturity

        (xxi) Spread (+/-)

        (xxii) Spread Multiplier

        (xxiii) Change in Spread, Spread Multiplier or Fixed Interest Rate prior to Stated Maturity:

               [ ] Yes  [ ] No

        (xxiv) Maximum Interest Rate

        (xxv) Minimum Interest Rate

        (xxvi) Amortizing Note:  [ ] Yes  [ ] No

        (xxvii) Optional Redemption:  [ ] Yes  [ ] No

               Option Redemption Dates

               Redemption Prices

               Redemption:  [ ] In whole only and not in part
                            [ ] May be in whole or in part

        (xxviii) Option Repayment:  [ ] Yes  [ ] No

               Optional Repayment Dates

               Optional Repayment Prices

        (xxix) Discount Note:  [ ] Yes  [ ] No

               Total Amount of OID Yield to Maturity

        (xxx) Listed on Luxembourg Stock Exchange:  [ ] Yes  [ ] No

                               REGISTERED OFFICE
                                       OF
                             CITIGROUP FUNDING INC.

                                 CITIGROUP INC.

                                399 Park Avenue
                            New York, New York 10043

         TRUSTEE FOR SERIES A NOTES                     TRUSTEE FOR SERIES B NOTES
          JPMorgan Chase Bank, N.A.                Deutsche Bank Trust Company Americas
         4 New York Plaza, 6th Floor                          60 Wall Street
          New York, New York 10004                       New York, New York 10005

         PRINCIPAL PAYING AGENT FOR                     PRINCIPAL PAYING AGENT FOR
               SERIES A NOTES                                 SERIES B NOTES
               Citibank, N.A.                               Deutsche Bank U.K.
             5 Carmelite Street                              Winchester House
               London, England                           1 Great Winchester Street
                  EC4Y OPA                                    London, England
                                                                 EC2 N2DB

       PAYING AGENT FOR SERIES A NOTES                PAYING AGENT FOR SERIES B NOTES
      Kredietbank S.A. Luxembourgeoise                   Deutsche Bank Luxembourg
             43 Boulevard Royal                                P.O. Box 586
              L-2955 Luxembourg                              L-2015 Luxembourg

                          LEGAL ADVISOR TO THE AGENTS
                      Cleary Gottlieb Steen & Hamilton LLP
                               One Liberty Plaza
                               New York, NY 10006

                           AUDITOR TO CITIGROUP INC.
                                    KPMG LLP
                                757 Third Avenue
                               New York, NY 10017

                                 LISTING AGENT
                        Kredietbank S.A. Luxembourgeoise
                               43 Boulevard Royal
                               L-2955 Luxembourg

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                $10,000,000,000

                             CITIGROUP FUNDING INC.

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES B
             FULLY AND UNCONDITIONALLY GUARANTEED BY CITIGROUP INC.

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                                            , 2005

                             (INCLUDING PROSPECTUS
                           DATED              , 2005)

                         ------------------------------

                        CITIGROUP GLOBAL MARKETS LIMITED

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. CITIGROUP FUNDING MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS PERMITTED.


                    SUBJECT TO COMPLETION, DATED MAY 2, 2005

PROSPECTUS SUPPLEMENT
(To prospectus dated             , 2005)


                                 $5,000,000,000


                             CITIGROUP FUNDING INC.

                       RETAIL MEDIUM-TERM NOTES, SERIES C
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                                 CITIGROUP INC.

                             GENERAL TERMS OF SALE


     The following terms will generally apply to the Retail Medium-Term Notes, Series C that we will sell from time to time using this prospectus supplement and the attached prospectus. Citigroup Funding will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that Citigroup Funding will deliver to prospective buyers of any note. We may offer the notes to or through agents for resale. The maximum amount that Citigroup Funding expects to receive from the sale of the notes is between $4,999,000,000 and $4,750,000,000 after paying the purchasing agent commissions of between $1,000,000 and $250,000,000. We also may offer the notes directly. We have not set a date for termination of our offering.



MATURITY:    Generally, 9 months or more from the
             date of issue, except in the case of
             indexed notes, for which the maturity
             may be shorter.
INDEXED      Payments of interest or principal may
NOTES:       be linked to the price of one or more
             securities, currencies, commodities,
             goods, measures or events.
REDEMPTION:  Terms of specific notes may permit or
             require redemption at our option or
             repayment at your option.
SURVIVOR'S   Terms of specific notes may require
OPTION:      us, upon request, to repay those
             notes prior to stated maturity
             following the death of the beneficial
             owner of the notes, subject to
             certain conditions.


INTEREST RATES:  Fixed or floating, payable monthly,
                 quarterly, semiannually or
                 annually.
RISKS:           Index risks may exist.
RANKING:         The Retail Medium-Term Notes,
                 Series C are senior notes which are
                 part of our senior indebtedness.
OTHER TERMS:     You should review "Description of
                 the Notes" and the pricing
                 supplement for features that apply
                 to your notes.

                            ------------------------

     CONSIDER CAREFULLY THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     These notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup Funding Inc. The notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                                   CITIGROUP

            , 2005

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Summary.....................................................   S-3
Risk Factors................................................   S-5
Description of the Notes....................................   S-7
Certain United States Federal Income Tax Considerations.....  S-27
Plan of Distribution........................................  S-33
ERISA Matters...............................................  S-34
Legal Matters...............................................  S-34

                                   PROSPECTUS


Prospectus Summary..........................................      1
Forward-Looking Statements..................................      6
Citigroup Inc. .............................................      7
Citigroup Funding Inc. .....................................      7
Use of Proceeds and Hedging.................................      8
Description of Debt Securities..............................      9
Description of Index Warrants...............................     17
Description of Debt Security and Index Warrant Units........     20
Book-Entry Procedures and Settlement........................     21
Limitations on Issuances in Bearer Form.....................     23
Plan of Distribution........................................     24
ERISA Matters...............................................     27
Legal Matters...............................................     27
Experts.....................................................     27

                                    SUMMARY

     This section summarizes the legal and financial terms of the notes that are described in more detail in "Description of the Notes" beginning on page S-7. Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement relating to those notes. The terms in that pricing supplement may vary from and supersede the terms contained in this summary and in "Description of the Notes." In addition, you should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and in that pricing supplement.

Issuer........................   Citigroup Funding Inc.

Purchasing Agent..............   Citigroup Global Markets Inc.

Title of Notes................   Retail Medium-Term Notes, Series C


Amount........................   We may issue up to $5,000,000,000 of notes in
                                 connection with this series. The notes will not contain any limitations on our ability to issue additional indebtedness with terms similar to the notes or otherwise.


Denominations.................   Unless otherwise stated in the applicable
                                 pricing supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000.

Ranking.......................   The notes will constitute part of our senior
                                 indebtedness and will rank on an equal basis with all of our other unsecured debt other than subordinated debt.


Maturity......................   Unless otherwise specified in the applicable
                                 pricing supplement, each note will mature on a stated maturity date nine months or more from its date of issue, except in the case of indexed notes, for which the maturity may be shorter.


Interest......................   Each note will bear interest from its issue
                                 date at a fixed rate per year or at a floating rate, or interest may be linked to the price of one or more securities, currencies, intangibles, articles, commodities or goods or any other financial or economic measure or instrument, including the occurrence or non-occurrence of any event.

                                 Interest on each note will be payable either monthly, quarterly, semiannually or annually on each interest payment date and on the stated maturity date. Accrued interest will also be paid on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity in accordance with its terms.

Principal.....................   The principal amount of each note will be
                                 payable on its stated maturity date or upon earlier redemption or repayment at the corporate trust office of the paying agent or at any other place we may designate.

Redemption and Repayment......   Unless otherwise specified in the applicable
                                 pricing supplement, a note will not be
                                 redeemable at our option or repayable at the option of the holder prior to its stated maturity date. The notes will not be subject to any sinking fund.

Survivor's Option.............   The pricing supplement relating to any note
                                 will indicate if the holder of that note will have the survivor's option, which is an option to elect repayment of the note prior to stated maturity in the event of the death of the beneficial owner of the note. We will repay such note if requested by the authorized representative of the beneficial owner of the note so long as the note was owned by that beneficial owner or the estate of that beneficial owner at least one year prior to the exercise of the survivor's option. The right to exercise the survivor's option is subject to limits set by us on (1) the permitted dollar amount of total exercises by all holders of notes of this series in any calendar year, and
                                 (2) the permitted dollar amount of an
                                 individual exercise by a holder of a note in any calendar year. Additional details on the survivor's option are described in the section entitled "Description of the Notes -- Repayment
                                 Upon Death" on page S-23.

Sale and Clearance............   We will sell the notes in the United States
                                 only. Notes will be issued in book-entry form only and will clear through The Depository
                                 Trust Company. We do not intend to issue notes in certificated form.

Paying Agent..................   The paying agent for the notes is Citibank,
                                 N.A., 388 Greenwich Street, 14th Floor, New
                                 York, New York 10013.


Selling Group.................   The selling group for the notes is comprised of
                                 agents and selected dealers. The agents, including the purchasing agent, will enter into a Global Selling Agency Agreement with
                                 Citigroup Funding and Citigroup. Dealers who are members of the selling group have executed a Master Selected Dealer Agreement. The agents and dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements and all other applicable laws and regulations.


Risk Factors..................   For information about risks relating to the
                                 notes, see "Risk Factors" beginning on page
                                 S-5.

                                  RISK FACTORS

     Your investment in the notes will involve certain risks. This prospectus supplement and the accompanying prospectus do not describe all of those risks.

     In addition to the information relating to the business of Citigroup Funding, which is incorporated by reference in the accompanying prospectus, you should, in consultation with your own financial and legal advisors, carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these investment risks.

WE MAY CHOOSE TO REDEEM THE NOTES WHEN PREVAILING INTEREST RATES ARE RELATIVELY LOW

     If your notes are redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

THE SURVIVOR'S OPTION MAY BE LIMITED

     We will have a discretionary right to limit the aggregate principal amount of notes subject to the survivor's option that may be exercised in any calendar year to an amount equal to the greater of $2,500,000 or 1% of the outstanding principal amount of all the notes of this series outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes of this series subject to the survivor's option that may be exercised in such calendar year on behalf of any individual deceased beneficial owner of notes. Accordingly, no assurance can be given that exercise of the survivor's option for the desired amount will be permitted in any single calendar year.

YOU MAY NOT BE ABLE TO SELL YOUR NOTES IF AN ACTIVE TRADING MARKET FOR THE NOTES DOES NOT DEVELOP

     There is currently no secondary market for the notes. The agents currently intend, but are not obligated, to make a market in the notes. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce the price you receive.

THE PRICE AT WHICH YOU WILL BE ABLE TO SELL YOUR NOTES PRIOR TO MATURITY WILL DEPEND ON A NUMBER OF FACTORS AND MAY BE SUBSTANTIALLY LESS THAN THE AMOUNT YOU ORIGINALLY INVEST

     We believe that the value of the notes in the secondary market will be affected by supply and demand for the notes and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.

 INTEREST RATES

     We expect that the market value of the notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the notes may decrease, and if U.S. interest rates decrease, the market value of the notes may increase.

 TIME PREMIUM OR DISCOUNT

     As a result of a "time premium or discount," the notes may trade at a value above or below that which would be expected based on the level of interest rates the longer the time remaining to maturity. A "time premium or discount" results from expectations concerning interest rates during the period prior to the maturity of the notes. However, as the time remaining to maturity decreases, this time premium or discount may diminish, increasing or decreasing the market value of the notes.

 CITIGROUP FUNDING'S CREDIT RATINGS, FINANCIAL CONDITION AND RESULTS

     Actual or anticipated changes in our credit ratings, financial condition or results may affect the market value of the notes.

CHANGES IN THE VALUE OF UNDERLYING ASSETS OF INDEXED NOTES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU

     An investment in indexed notes may have significant risks that are not associated with a similar investment in a debt instrument that:

     - has a fixed principal amount; and

     - bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.

     The risks of a particular indexed note will depend on the terms of that indexed note. Such risks may include, but are not limited to, the possibility of significant changes in the prices of:

     - the underlying assets;

     - another objective price; and

     - economic or other measures making up the relevant index.

     Underlying assets could include:

     - one or more securities or securities indices;

     - one or more specified foreign currency or currency indices;

     - a combination thereof;

     - intangibles;

     - goods;

     - articles;

     - commodities; and

     - any other financial, economic or other measure or instrument.

     The risks associated with a particular indexed note generally depend on factors over which Citigroup Funding has no control and which cannot readily be foreseen. These risks include:

     - economic events;

     - political events; and

     - the supply of, and demand for, the underlying assets.

     In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

     In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

     - an index determined by an affiliate of Citigroup Funding; or

     - prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

     The risk of loss as a result of linking principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

                            DESCRIPTION OF THE NOTES

     The following description of the particular terms of the notes being offered supplements the description of the general terms and provisions of the debt securities set forth in the prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the prospectus, you should rely on the information in this prospectus supplement.

     The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the applicable pricing supplement in making your investment decision.

GENERAL


     Introduction. The notes are a single series of senior debt securities issued under Citigroup Funding's senior debt indenture to be entered into among Citigroup Funding, Citigroup, as guarantor, and JPMorgan Chase Bank, N.A., as trustee, and fully and unconditionally guaranteed by Citigroup. At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $5,000,000,000. This amount is subject to reduction as a result of the sale of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus form a part, or under a registration statement to which this prospectus supplement and the accompanying prospectus also relate.


     Citigroup Funding reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice. The aggregate amount of notes may be increased from time to time to such larger amount as may be authorized by Citigroup Funding. In addition, Citigroup Funding reserves the right to issue additional series of Retail Medium-Term Notes with terms similar to the notes.

     Ranking. The notes will constitute part of the senior indebtedness of Citigroup Funding and will rank on an equal basis with all other unsecured debt of Citigroup Funding other than subordinated debt.

     If there were an event of default with respect to any senior indebtedness, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be repaid immediately. See "Description of Debt Securities -- Events of Default and Defaults" in the prospectus.


     Citigroup Funding had no senior indebtedness outstanding as of May 2, 2005.


     Form of Notes. The notes will be represented initially by a single master global note in fully registered form, without coupons. The master global note will be registered in the name of a nominee of DTC, as depositary, or another depositary named in the pricing supplement. Except as set forth in the accompanying prospectus under "Book-Entry Procedures and Settlement," the notes will not be issuable as certificated notes. See "Book-Entry System" below.

     Denominations. Unless otherwise specified in the applicable pricing supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000.


     Maturity. Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date. Generally, the stated maturity date will be a business day nine months or more from its date of issue, except in the case of indexed notes, for which the maturity may be shorter, as selected by the purchaser and agreed to by Citigroup Funding.


     Interest. Each note will bear interest from its issue date at a fixed rate per year or at a floating rate, or interest may be linked to the price of one or more securities, currencies, intangibles, articles, commodities or goods or any other financial or economic measure or instrument, including the occurrence or non-occurrence of any event.

     Sinking Fund.  The notes will not be subject to any sinking fund.

     Additional Information. The pricing supplement relating to each offering of notes will describe the following terms:

     - the aggregate principal amount of the relevant notes;

     - whether such note

        (1) is a fixed rate note;

        (2) is a floating rate note; or

        (3) is an indexed note on which payments of interest or principal, or both, may be linked to the price of one or more securities, currencies, intangibles, articles, commodities or goods or any other financial or economic measure or instrument, including the occurrence or non-occurrence of any event.

     - the price at which such note will be issued, which will be expressed as a percentage of the aggregate principal amount;

     - the purchasing agent's discount and net proceeds to us;

     - the original issue date on which such note will be issued;

     - the date of the stated maturity;

     - if the note is a fixed rate note, the rate per annum at which the note will bear interest, and whether and how that rate may be changed prior to its stated maturity;

     - if the note is a floating rate note, relevant terms such as:

        (1) the base rate;

        (2) the initial interest rate;

        (3) the interest reset period or the interest reset dates;

        (4) the interest payment dates;

        (5) the index maturity;

        (6) any maximum interest rate;

        (7) any minimum interest rate;

        (8) any spread or spread multiplier; and

        (9) any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity;

     - whether the note is a note issued originally at a discount;

     - if the note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined;

     - whether the note may be redeemed at the option of Citigroup Funding, or repaid at the option of the holder, prior to stated maturity as described under "Optional Redemption, Repayment and Repurchase" below and the terms of its redemption or repayment;

     - the use of proceeds, if materially different than that disclosed in the accompanying prospectus;

     - any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

     - whether the holder of the note has a survivor's option, as described below under "Repayment Upon Death;" and

     - any other terms of the note provided in the accompanying prospectus, to be set forth in a pricing supplement, or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

     As used in this prospectus supplement, business day means:

     - for any note, any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close; and

     - for LIBOR notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market.

PAYMENT OF PRINCIPAL AND INTEREST

     Citigroup Funding will pay the principal of, and any premium and interest on, each note in accordance with the procedures of DTC in effect from time to time. Principal, premium, if any, and interest payable at stated maturity or on a date of redemption or repurchase will be paid by wire transfer in immediately available funds to an account specified by DTC or its nominee. Interest payments on a date other than the stated maturity will be made in accordance with existing arrangements between the paying agent and DTC. Citigroup Funding and the paying agent will treat DTC or its nominee as the owner of each book-entry security for all purposes. Accordingly, Citigroup Funding and the paying agent will have no direct responsibility or liability to pay amounts due on the book-entry securities to you or any other beneficial owners in the book-entry securities. For information about DTC procedures, see "Book-Entry System" beginning on page S-24 and "Book-Entry Procedures and Settlement" in the accompanying prospectus.

     Unless otherwise specified in the applicable pricing supplement, payments of interest on notes in certificated form, other than interest payable at stated maturity or upon redemption or repurchase, will be made by check mailed to the registered holders entitled thereto as described below. Unless otherwise specified in the applicable pricing supplement, principal, premium, if any, and interest payable at the stated maturity or upon redemption or repurchase of a note in certificated form will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of the paying agent in New York City.

     Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, any payment required to be made on a note on a date, including the stated maturity date, that is not a business day for the note need not be made on that date. A payment may be made on the next succeeding business day with the same force and effect as if made on the specified date.

     Unless otherwise specified in the applicable pricing supplement, if the principal of any original issue discount note, or OID note, other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to the note will be limited to the aggregate principal amount of the note multiplied by the sum of (1) its issue price, expressed as a percentage of the aggregate principal amount, plus (2) the original issue discount amortized from the date of issue to the date of declaration. Amortization will be calculated using the interest method, computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration.

FIXED RATE NOTES

     Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable pricing supplement until its principal amount is paid or made available for payment.

     Unless otherwise specified in the applicable pricing supplement, the interest payment dates for a fixed rate note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the note is issued. In the case of a fixed rate note that provides for quarterly interest payments, the interest payment dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the note is issued. In the case of a fixed rate note that provides for semi-annual interest payments, the interest payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the note is issued. In the case of a fixed rate note that provides for annual interest payments, the interest payment date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the note is issued.

     Unless "accrue to pay" is specified in the applicable pricing supplement or unless otherwise specified in the applicable pricing supplement, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on the note on that date, including the stated maturity date, may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of such delayed payment.

     If in connection with any fixed rate note, "accrue to pay" is specified in the applicable pricing supplement, and any interest payment date for the fixed rate note would otherwise be a day that is not a business day, the interest payment date will be postponed to the next succeeding business day. Any payment of interest on an interest payment date will include interest accrued through the day before the interest payment date. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

     Unless otherwise set forth in the applicable pricing supplement, the regular record date for any note will be the date, whether or not a business day, fifteen calendar days immediately preceding an interest payment date.

     Interest on a note will be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding regular record date. However, if the date of original issuance is between a regular record date and the corresponding interest payment date, the first interest payment will be made on the next succeeding interest payment date.

FLOATING RATE NOTES

     Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. The interest payment dates for each floating rate note will be the dates specified in the applicable pricing supplement. The initial interest period is the period from the original issue date to, but not including, the first interest reset date. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period, and any interest reset period, is an interest period. The interest rate for each floating rate note will be determined based on an interest rate basis, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as applicable to the note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as applicable to the note.

     The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:

     - the CD Rate;

     - the Commercial Paper Rate;

     - the Federal Funds Rate;

     - LIBOR;

     - the Treasury Rate;

     - the Prime Rate; or

     - such other base rate as is set forth in the applicable pricing supplement.

     The following terms are used in describing the various base rates.

     The "index maturity" is the period of maturity of the instrument or obligation from which the base rate is calculated.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.


     "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update/ or any successor site or publication.


     "Calculation date" means the date on which the calculation agent is to calculate the interest rate which will be the earlier of (1) the tenth calendar day after the related rate determination date, or if any such day is not a business day, the next succeeding business day or (2) the business day preceding the applicable interest payment date or the stated maturity.

     As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

     - maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

     - minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

     In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     Citigroup Funding will appoint and enter into agreements with calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable pricing supplement, Citibank, N.A. will be the calculation agent for each floating rate note. All determinations of interest by the calculation agents will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes.

     The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be as follows:

     - in the case of floating rate notes that reset daily, each business day;

     - in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week;

     - in the case of Treasury Rate notes that reset weekly and except as provided below under "Treasury Rate Notes," the Tuesday of each week;

     - in the case of floating rate notes that reset monthly, the third Wednesday of each month;

     - in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

     - in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement; and

     - in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement.

     If an interest reset date for any floating rate note would fall on a day that is not a business day, that interest reset date will be postponed to the next succeeding business day. In the case of a LIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day.

     Unless otherwise specified in the applicable pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on a rate determination date preceding such interest reset date, as further described below.

     Unless otherwise specified in the applicable pricing supplement, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

     Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the face amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

     For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes. In the case of Treasury Rate notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

     Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

     Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable as follows.

     - In the case of floating rate notes that reset daily, weekly or monthly, interest will be payable on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement.

     - In the case of floating rate notes that reset quarterly, interest will be payable on the third Wednesday of March, June, September and December of each year.

     - In the case of floating rate notes that reset semiannually, interest will be payable on the third Wednesday of each of two months of each year specified in the applicable pricing supplement.

     - In the case of floating rate notes that reset annually, interest will be payable on the third Wednesday of one month of each year specified in the applicable pricing supplement.

In each of these cases, interest will also be payable at maturity.

     If an interest payment date for any floating rate note would fall on a day that is not a business day, that interest payment date will be postponed to the next succeeding business day, except as described in the next paragraph. In the case of a LIBOR note, if postponement to the next business day would cause the interest payment date to be in the next succeeding calendar month, the interest payment date will instead be the immediately preceding business day.

     If for any floating rate note, the applicable pricing supplement provides that the note does not accrue to pay, and if an interest payment date for that floating rate note would otherwise be a day that is not a business day, the interest payment date will not be postponed. Any payment required to be made on the floating rate note, however, may be made on the next succeeding business day with the same force and effect as if made on the due date. No additional interest will accrue as a result of such delayed payment.

     Upon the request of the holder of any floating rate note, the calculation agent for that note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the note.

     CD Rate Notes. Each CD Rate note will bear interest for each interest reset period at an interest rate equal to the CD Rate and any spread or spread multiplier specified in the note and in the applicable pricing supplement.

     The calculation agent will determine the CD Rate on each CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period for negotiable U.S. dollar certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

     The following procedures will be followed if the CD Rate cannot be determined as described above.

     - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the CD Rate determination date, then the CD Rate for the interest reset period will be the rate on that date for negotiable U.S. dollar certificates of deposit of the index maturity designated in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "CDs (Secondary Market)."

     - If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD Rate Determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing, in the market for negotiable U.S. dollar certificates of deposit, with a remaining maturity closest to the index maturity designated in the pricing supplement in a denomination of $5,000,000.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the CD Rate for that interest reset period will be the same as the CD Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

     CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     Commercial Paper Rate Notes. Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate equal to the Commercial Paper Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

     The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the business day immediately preceding the interest reset date for each interest reset period. The Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading "Commercial Paper -- Nonfinancial."

     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above.

     - If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for the interest reset period will be the money market yield on that date of the rate for commercial paper of the specified index maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial
       Paper -- Nonfinancial."

     - If by 3:00 p.m., New York City time, on such calculation date, the above rate is not yet published, then the Commercial Paper Rate for the interest reset period will be the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that date, of three leading dealers of U.S. dollar commercial paper in New York City selected by the calculation agent for such Commercial Paper Rate note for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the Commercial Paper Rate for the interest reset period will be the same as the Commercial Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

Money market yield will be calculated as follows:

                              D X 360
money market yield   =     -------------  X 100
                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest reset period.

     Federal Funds Rate Notes. Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate equal to the Federal Funds Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine the Federal Funds Rate on each Federal Funds Rate determination date. The Federal Funds Rate determination date is the business day immediately preceding interest reset date for that interest reset period. The Federal Funds Rate will be the rate for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on Page 120 (or any other page as may replace the specified Page on that service).

     The following procedures will be followed if the Federal Funds Rate cannot be determined as described above.

     - If the above rate does not appear on Moneyline Telerate on Page 120 or is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds Rate for the interest reset period will be the rate on that date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate," or other recognized electronic source used for the purpose of displaying the applicable rate.

     - If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published, then the Federal Funds Rate for the interest reset period will be the arithmetic mean of rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent prior to 9:00 a.m., New York City time, on that Federal Funds Rate determination date.

     - If the brokers so selected by the calculation agent are not quoting as mentioned above, the Federal Funds Rate for the interest reset period will be the Federal Funds Rate in effect for the particular Federal Funds Rate determination date. If there was no Federal Funds Rate in effect for the interest reset period, the Federal Funds Rate will be the initial interest rate.

     In the case of a Federal Funds Rate note that resets daily, the interest rate on the note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the calculation agent for the note on the second Monday, or, if not a business day, on the next succeeding business day, to a rate equal to the average of the Federal Funds Rates in effect for each day in that week.

     LIBOR Notes. Each LIBOR note will bear interest for each interest reset period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine LIBOR on each LIBOR determination date. The LIBOR determination date is the second London business day prior to the interest reset date for each interest reset period.

     On a LIBOR determination date, the calculation agent will determine LIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in the specified currency for the period of the index maturity specified in the applicable pricing supplement commencing on the interest reset date, which appear on the "designated LIBOR page" at approximately 11:00 a.m., London time, on that date.

     - If "LIBOR Moneyline Telerate" is designated in the applicable pricing supplement, or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, "designated LIBOR page" means the display designated as page "3750" on the Moneyline Telerate Service, and LIBOR will be the relevant offered rate determined by the calculation agent. If page "3750" on the Moneyline Telerate Service is replaced by another page, or if the Moneyline Telerate Service is replaced by a successor service, then "LIBOR Moneyline Telerate" means the replacement page or service selected to display the London interbank offered rates of major banks.

     - If "LIBOR Reuters" is designated in the applicable pricing supplement, "designated LIBOR page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service and LIBOR will be the arithmetic means of the offered rates, calculated by the calculation agent, or the offered rate, if the designated LIBOR page by its terms provides only for a single rate. If the LIBO page on that service is replaced by another page, or if the Reuters Monitor Money Rates Service is replaced by a successor service, then "LIBOR Reuters" means the replacement page or service selected to display the London interbank offered rates of major banks.

     If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows.

        - The calculation agent will select four major banks in the London interbank market.

        - The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, LIBOR for the interest reset period will be the arithmetic mean of those quotations.

     (2) If less than two quotations are provided, the calculation agent will select three major banks in New York City and follow the steps in the two bullet points below.

        - The calculation agent will then determine LIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the LIBOR determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

        - If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, the LIBOR Rate will be the initial interest rate.

     Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest reset period at an interest rate equal to the Treasury Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     Treasury Rate Notes other than Constant Maturity Treasury Rate Notes

     Unless "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the Treasury Rate determination date for the interest reset period of treasury securities as that rate appears on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace the page on that service) or on page 57 (or any other page as may replace that page on that service) under the heading "INVESTMENT RATE." Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable pricing supplement.

     If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

     (1) If the Treasury rate is not published prior to 3:00 P.M., New York City time on the related calculation date, then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High."

     (2) If the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury.

     (3) If the rate referred to in clause (2) above is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the Treasury Rate determination date of the applicable treasury securities published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

     (4) If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate will be the rate on the Treasury Rate determination date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

     (5) If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate will be the rate on the Treasury Rate determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Treasury Rate determination date, of three primary United States government securities dealers selected by the calculation agent, for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

     (6) If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

     The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for that interest reset period falls on which treasury securities would normally be auctioned.

     Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

     Bond Equivalent: Yield will be calculated as follows:

Bond Equivalent Yield  =        D X N      X    100
                            -------------
                            360 - (D X M)

where "D" refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

     Constant Maturity Treasury Rate Notes

     If "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate displayed on the designated CMT Telerate page under the caption "Treasury Constant Maturities" under the column for the designated CMT maturity index in the following manner.

     - If the designated CMT Moneyline Telerate page is 7051, the Treasury Rate will be the rate on the Constant Maturity Treasury Rate determination date.

        - If the rate referred to above does not appear on Moneyline Telerate Page 7051, then the Treasury Rate will be the treasury constant maturity rate for the designated CMT maturity index as published in the relevant H.15(519) under the caption "Treasury Constant Maturities."

        - If the rate referred to above does not so appear in H.15(519), then the Treasury Rate will be the constant treasury maturity rate on the Constant Maturity Treasury Rate determination date for the designated CMT maturity index as may then be published by either the Federal

          Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would have otherwise been published in H.15(519).

     - If the designated CMT Moneyline Telerate page is 7052, the Treasury Rate will be the average for the week or for the month, as specified in the applicable pricing supplement, ended immediately preceding the week or month, as applicable, in which the related Constant Maturity Treasury Rate determination date occurs.

        - If the rate referred to above does not appear on Moneyline Telerate Page 7052, then the Treasury Rate will be the one-week or one-month, as specified in the applicable pricing supplement, average of the treasury constant maturity rate for the designated CMT maturity index for the week or month as applicable, preceding the Constant Maturity Treasury determination date as published in the relevant H.15(519) under the caption "Treasury Constant Maturities."

        - If the rate referred to above does not so appear in H.15(519), then the Treasury Rate will be the one-week or one-month, as specified in the applicable pricing supplement, average of the constant treasury maturity rate for the designated CMT maturity index as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the Constant Maturity Treasury Rate determination date falls.

     If the Treasury Rate cannot be determined as indicated above, the following procedures will be followed in the order set forth below:

     (1) If the above information, as applicable, is not so published, then the calculation agent will calculate the Treasury Rate on the Constant Maturity Treasury Rate determination date as follows:

        - The Treasury Rate will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date of three leading U.S. government securities dealers in New York City, for Treasury notes. The Treasury notes will be United States treasury securities, with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year and in a principal amount that is representative for a single transaction in the securities in that market at that time.

        - The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be the agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

     (2) If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

     (3) If the calculation agent is unable to obtain three such Treasury note quotations as described in (1) above, the Treasury Rate on such Constant Maturity Treasury Rate determination date will be calculated by the calculation agent as follows.

        - The rate will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining maturity closest to the index maturity specified in the applicable pricing supplement, and in an amount that is representative for a single transaction in that market at that time.

        - If two Treasury notes with an original maturity, as described above, have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury note with the shorter remaining term to maturity and will use such quotations to calculate the Treasury Rate as set forth above.

        - The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be the agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

     (4) If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

     (5) If fewer than three dealers selected by the calculation agent provide quotations as described in (3) above, the Treasury Rate determined as of the Constant Maturity Treasury Rate determination date will be the Treasury Rate in effect on such Constant Maturity Treasury Rate determination date.

     "Designated CMT Moneyline Telerate page" means the display on the Telerate Service, or any successor service on the page specified in the applicable pricing supplement, or any other page as may replace such page on that service, or any successor service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable pricing supplement, the designated CMT Telerate page will be 7052 for the most recent week.

     "Designated CMT maturity index" means the original period to maturity of the U.S. Treasury securities, either one, two, three, five, seven, ten, twenty or thirty years, specified in the applicable pricing supplement for which the Treasury Rate will be calculated. If no such maturity is specified in the applicable pricing supplement, the designated CMT maturity index will be two years.

     The "Constant Maturity Treasury Rate determination date" will be the second business day prior to the interest reset date for the applicable interest reset period.

     The CMT Rate for a Treasury security maturity as published as of any business day is intended to be indicative of the yield of a U.S. Treasury security having as of that business day a remaining term to maturity equivalent to its maturity. The CMT Rate as of any business day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the calculation agents or other affiliates of Citigroup Funding. Certain constant maturity yield values are read from the yield curve. Interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of that date exactly ten years remaining to maturity.

     Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Prime Rate for each interest reset period on each Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest reset period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading "Bank Prime Loan."

     The following procedures will be followed if the Prime Rate cannot be determined as described above.

     - If the rate is not published prior to 3:00 P.M., New York City time, on the related calculation date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update under the heading "Bank Prime Loan."

     - If the rate referred to above is not published prior to 3:00 P.M., New York City time, on the related calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters Screen USPRIME1 page as such bank's prime rate or base lending rate on the Prime Rate determination date.

     - If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select three major banks in New York City. The Prime Rate will be the arithmetic mean of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

     - If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate in effect on the Prime Rate determination date.

     "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

     Inverse Floating Rate Notes. Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

     - in the case of the period, if any, commencing on the issue date, or the date on which the note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by Citigroup Funding as described in the applicable pricing supplement; and

     - in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined based on the base rate as adjusted by any spread and/or spread multiplier.

However, on any inverse floating rate note, the interest rate will not be less than zero.

     Floating/Fixed Rate Notes. The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified in the applicable pricing supplement.

INDEXED NOTES

     Citigroup Funding may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the principal amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on:

     - the principal amount of the notes or, in the case of an indexed principal note, the amount designated in the applicable pricing supplement as the "face amount" of the indexed note; and

     - an index, which may be based on:

          (1) prices, changes in prices, or differences between prices, of one or more securities, currencies, intangibles, goods, articles or commodities;

          (2) the application of a formula; or

          (3) an index which shall be such other objective price, economic or other measures as are described in the applicable pricing supplement.

A description of the index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined based on such index, will be set forth in the applicable pricing supplement.

     If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the face amount of that indexed note unless specified otherwise in the applicable pricing supplement. If an indexed note is also an indexed principal note, the principal amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the face amount.

     If a third party is appointed to calculate or announce the index for a particular indexed note, and the third party either (1) suspends the calculation or announcement of that index or (2) changes the basis upon which the index is calculated in a manner that is inconsistent with the applicable pricing supplement, then Citigroup Funding will select another third party to calculate or announce the index. Citigroup Global Markets Inc. or another affiliate of Citigroup Funding may be either the original or successor third party selected by Citigroup Funding.

     If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any indexed interest payments or any indexed principal amount of the indexed note will be calculated in the manner set forth in the applicable pricing supplement. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

     Unless otherwise specified in the applicable pricing supplement, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the face amount stated on the notes. Unless otherwise specified in the applicable pricing supplement, in the event of an acceleration of the stated maturity of an indexed note, the principal amount payable to the holder of the note upon acceleration will be the principal amount determined based on the formula used to determine the principal amount of the note on the stated maturity of the note, as if the date of acceleration were the stated maturity.

     An investment in indexed notes has significant risks, including wide fluctuations in market value as well as in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. These risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the note is indexed and economic and political events over which Citigroup Funding has no control. See "Risk Factors -- Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You" above for a discussion of these considerations.

     Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any indexed notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks of an investment in indexed notes.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The pricing supplement relating to each note will indicate whether the note can be redeemed at the option of Citigroup Funding, in whole or in part prior to its stated maturity. The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which the note may be redeemed and (2) the redemption price at which, together with accrued interest to such optional redemption date, the note may be redeemed on each optional redemption date.

     Unless otherwise specified in the applicable pricing supplement, at least 30 days prior to the date of redemption, the paying agent will mail notice of redemption, first class, postage prepaid, to the holder of the note and to the trustee. Unless otherwise specified in the applicable pricing supplement, Citigroup Funding may exercise the option relating to a redemption of a note in part only by notifying the paying agent and the trustee for such note at least 60 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of the note or notes will be issued to the holder of that note or notes upon the cancellation of the note or notes. Unless otherwise specified in the applicable pricing supplement, the notes may not be redeemed.

     The pricing supplement relating to each note will also indicate whether the holder of that note will have the option to elect repayment of the note by Citigroup Funding prior to its stated maturity. If so, the pricing supplement will specify (1) the optional repayment date or dates on which the note may be repaid and (2) the optional repayment price. The optional repayment price is the price at which, together with accrued interest to such optional repayment date, the note may be repaid on each optional repayment date.

     In order for a note to be repaid, the paying agent and the trustee must receive, at least 30 but not more than 60 days prior to an optional repayment date:

     (1) the form entitled "Option to Elect Repayment" on the reverse of the note duly completed; or

     (2) a telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

        - the name of the holder of the note;

        - the principal amount of the note to be repaid;

        - the certificate number or a description of the tenor and terms of the note;

        - a statement that the option to elect repayment is being exercised; and

        - a guarantee that the form entitled "Option to Elect Repayment" on the reverse of the note duly completed will be received by the trustee not later than five business days after the date of the telex, facsimile transmission or letter.

     If the guarantee procedure described in clause (2) above is followed, then the repayment form duly completed must be received by the trustee by the fifth business day. Exercise of the repayment option by the holder is irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note, provided, that the principal amount of the note remaining outstanding after repayment is an authorized denomination.

     Because the notes will be issued in book-entry form (except in very limited circumstances), DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of that note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.

     Except in the case of an optional redemption by Citigroup Funding at a stated redemption price provided for in the applicable pricing supplement, if Citigroup Funding redeems or repays a note that is an original issue discount note prior to its stated maturity, then Citigroup Funding will pay the amortized face amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement.

     The amortized face amount of a note on any date means the amount equal to:

     - the issue price set forth in the applicable pricing supplement plus

     - that portion of the difference between the issue price and the stated principal amount of the note that has accrued by that date at

        (1) the bond yield to maturity set forth on the face of the applicable pricing supplement, or

        (2) if so specified in the applicable pricing supplement, the bond yield to call set forth on the face of the note.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed in a pricing supplement will be computed on the basis of:

     - the first occurring optional redemption date with respect to the note;
       and

     - the amount payable on the optional redemption date.

In the event that any note is not redeemed on the first occurring optional redemption date, the bond yield to call that applies to the note will be recomputed on the optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on the optional redemption date. The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

     Citigroup Funding may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup Funding may, at the discretion of Citigroup Funding, be held, resold or surrendered to the trustee for cancellation.

REPAYMENT UPON DEATH

     The pricing supplement relating to any note will indicate if the holder of that note will have the survivor's option, which is an option to elect repayment of the note prior to its stated maturity in the event of the death of the beneficial owner of the note. Such note must have been owned by that beneficial owner or the estate of that beneficial owner at least one year prior to the exercise of the survivor's option.

     Pursuant to exercise of the survivor's option, Citigroup Funding will repay any note (or applicable portion of any note) properly tendered for repayment by a representative of that person who has authority to act on behalf of the deceased beneficial owner of the note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner), at a price equal to the amortized face amount thereof plus accrued interest to the date of such repayment, subject to the following limitations.

     Citigroup Funding may, in its sole discretion, limit the aggregate principal amount of all notes of this series for which exercises of the survivor's option will be accepted in any calendar year to an amount equal to the greater of $2,500,000 or 1% of the principal amount of all of the notes of this series outstanding as of the end of the most recent calendar year. In the event that such limitation is applied, Citigroup Funding may limit to $250,000 the aggregate principal amount of notes (or portions of notes) of this series for which exercise of the survivor's option will be accepted during a calendar year for any individual deceased beneficial owner of notes. Moreover, Citigroup Funding will not make principal repayments due to exercise of the survivor's option in amounts that are less than $1,000. In the event that the limitations described in the preceding sentences would result in the partial repayment of any note, the principal amount of such note remaining outstanding after repayment must be at least $1,000. A valid exercise of the survivor's option may not be withdrawn.

     The death of a person holding a beneficial ownership interest in a note as a joint tenant with right of survivorship or tenant by the entirety with another person, or as a tenant in common with the deceased holder's spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held, plus accrued interest to the date of repayment, will be subject to repayment upon exercise of the survivor's option. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder's spouse will be deemed the death of a beneficial owner only with respect to such deceased person's interest in the note.

     The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note, will be deemed the death of the beneficial owner of that note for purposes of the survivor's option, regardless of whether that beneficial owner was the registered holder of that note, if entitlement to those interests can be established to the satisfaction of Citigroup Funding and the paying agent. Such beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

     The amortized face amount of a note on any date shall be the amount equal to

     - the issue price set forth on the face of the applicable pricing supplement plus

     - that portion of the difference between the issue price and the stated principal amount of the note that has accrued by such date at

        (1) the bond yield to maturity set forth on the face of the applicable pricing supplement or

        (2) if so specified in the applicable pricing supplement, the bond yield to call printed on its face. Such yield will be computed in each case in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note shall never exceed its stated principal amount. The bond yield to call listed on the face of a pricing supplement shall be computed on the basis of the first occurring optional redemption date for that note and the amount payable on the optional redemption date. If any note is not redeemed on its first optional redemption date, the bond yield to call for that note will be recomputed on the optional redemption date on the basis of the next occurring optional redemption date and the amount payable on that optional redemption date, and will continue to be so recomputed on each succeeding optional redemption date until the note is redeemed.

     Each note that is tendered pursuant to valid exercise of the survivor's option will be accepted promptly in the order all such notes are tendered, except for any note (or portions thereof) the acceptance of which, in the event Citigroup Funding imposed either of the limits described in the preceding paragraph, would

     - contravene the annual limitation for this series or

     - result in the acceptance during the then current calendar year of an aggregate principal amount of notes (or portions thereof) of this series exceeding $250,000 for the relevant individual deceased beneficial owner.

     If at the end of the calendar year Citigroup Funding has not imposed the annual limit for this series or if the aggregate principal amount of notes of this series that have been accepted during that year due to exercise of the survivor's option has not exceeded the annual limitation for this series, Citigroup Funding may accept notes from individual deceased owners in amounts that exceed the normal $250,000 per-person limit. In this case, Citigroup Funding will accept notes or portions of notes exceeding the $250,000 limit in the order they were received, up to the annual limitation for that calendar year. Any note or portion of a note accepted for repayment due to the exercise of the survivor's option will be repaid on the first January 15 or July 15 that occurs 20 or more calendar days after the date of such acceptance. If that date is not a business day, payment will be made on the next succeeding business day. Each note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of such annual limitation will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note (or any portion thereof) that is tendered for repayment due to the valid exercise of the survivor's option is not accepted, the paying agent will deliver to any affected representative a notice that states the reasons the note (or portion thereof) has not been accepted for repayment. The notice will be sent by first-class mail to the broker or other entity that represents the deceased beneficial owner of the note (or, in the case of a certificated note, to the registered holder thereof at its last known address as indicated on the records of the security registrar).

     Subject to the foregoing, in order for a survivor's option to be validly exercised, the paying agent must receive:

     - a written request for repayment signed by the representative. Such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

     - appropriate evidence satisfactory to Citigroup Funding and the paying agent that (1) the representative has authority to act on behalf of the deceased beneficial owner; (2) the death of such beneficial owner has occurred; and (3) the deceased was the beneficial owner of such note at the time of death;

     - if applicable, a properly executed assignment or endorsement; and

     - if the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the paying agent from that nominee attesting to the beneficial ownership of the note. All questions as to the eligibility or validity of any exercise of the survivor's option will be determined by Citigroup Funding, in its sole discretion, and those determinations will be final and binding on all parties.

     Because the notes will be issued in book-entry form (except in very limited circumstances), the depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise the survivor's option for the note. To obtain repayment upon exercise of the survivor's option for a note, the representative must provide to the broker or other entity through which the deceased beneficial owner holds an interest in the note:

     - the documents described in the first and second bullet points of the preceding paragraph; and

     - instructions to the broker or other entity to notify the depositary of the representative's desire to obtain repayment pursuant to exercise of the survivor's option.

     The broker or other entity will provide to the paying agent:

     - the documents received from the representative referred to in the first bullet point of the preceding paragraph; and

     - a certificate satisfactory to the paying agent from the broker or other entity stating that it represents the deceased beneficial owner.

     The broker or other entity will be responsible for disbursing to the appropriate representative any payments it receives due to exercise of the survivor's option.


     A representative may obtain more information regarding the survivor's option from Citibank, N.A., the paying agent, at 111 Wall Street, 15th Floor, New York, New York 10005 (telephone 1-800-422-2066), during normal business hours.


BOOK-ENTRY SYSTEM

     All of the notes are expected to be issued in book-entry form only. Upon issuance, and unless the rules of DTC state otherwise, all notes issued in book-entry form will be represented by a fully registered master global note certificate. The master global note representing the book-entry notes will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described in the prospectus under

"Book-Entry Procedures and Settlement," will not otherwise be issuable as certificated notes. If the book-entry notes are exchanged for certificated notes, the paying agent will keep the registration books at its corporate office and follow the procedures prescribed in the indenture and other customary practices and procedures.

     A further description of DTC's procedures regarding book-entry notes is set forth in the prospectus under "Book-Entry Procedures and Settlement." DTC has confirmed to Citigroup Funding, the agents and the trustee that it intends to follow such procedures.

OTHER PROVISIONS

     The terms in the applicable pricing supplement may modify any provisions relating to:

     - the determination of an interest rate basis;

     - the specification of an interest rate basis;

     - calculation of the interest rate applicable to, or the principal payable at maturity on, any note;

     - interest payment dates; or

     - any other related matters.

DEFEASANCE

     The defeasance provisions described in the prospectus will not be applicable to the notes except as set forth in the applicable pricing supplement.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

     The following is a summary of the material United States federal income tax considerations that may be relevant to a holder of a note. The summary is based on:

     - laws;

     - regulations;

     - rulings; and

     - decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with holders that will hold notes as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of notes. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including, without limitation:

     - banks or other financial institutions;

     - tax-exempt entities;

     - insurance companies;

     - regulated investment companies;

     - common trust funds;

     - entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

     - controlled foreign corporations;

     - dealers in securities or currencies;

     - traders in securities that elect mark to market;

     - persons that will hold notes as a part of an integrated investment, including a straddle, a synthetic security or hedge or a conversion transaction, comprised of a note and one or more other positions; or

     - United States holders (as defined below) that have a functional currency other than the U.S. dollar.

Any special United States federal income tax considerations relevant to a particular issue of notes, including any indexed notes or notes providing for contingent payments, will be provided in the applicable pricing supplement. Purchasers of such notes should carefully examine the applicable pricing supplement and should consult with their tax advisors with respect to those notes.

     Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

     As used in this prospectus supplement, the term United States holder means:

     - a citizen or resident of the United States;

     - a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate, if United States federal income taxation is applicable to the income of such estate regardless of its source; or

     - a trust, if a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of the trust's substantial decisions.

As used in this summary, the term "non-United States holder" means a holder who is not a United States holder and the term "United States" means the United States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

UNITED STATES HOLDERS

Payments of Interest

     Payments of qualified stated interest, as defined below under "Original Issue Discount," on a note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder's method of tax accounting.

Purchase, Sale and Retirement of Notes

     A United States holder's tax basis in a note generally will equal the cost of that note to such holder

     (1) increased by any amounts includible in income by the holder as original issue discount ("OID") and market discount (each as described below) and

     (2) reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on the note.

     Upon the sale, exchange, retirement or other taxable disposition (collectively, a "disposition") of a note, a United States holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under "Payments of Interest," and (2) the United States holder's adjusted tax basis in the note.

     Except as discussed below in connection with market discount and short-term notes, gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a note will generally be long term capital gain or loss if the United States holder's holding period for the note exceeded one year at the time of such disposition.

Original Issue Discount

     In General. Notes with a term greater than one year may be issued with OID for United States federal income tax purposes. Such notes are called OID notes in this prospectus supplement. United States holders generally must accrue OID in gross income over the term of the OID notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID note in advance of the receipt of cash attributable to such income.

     OID generally will arise if the stated redemption price at maturity of the note exceeds its issue price by more than a de minimis amount equal to 0.25% of the note's stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a note has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a note is the first price at which a substantial amount of notes is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is the sum of all payments due under the note, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID note at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

     For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID note will be the sum of the daily portions of OID for each day during that taxable year or any portion of the taxable year in which such a United States holder held the OID note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID note. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

     The amount of OID allocable to any accrual period generally will equal (1) the product of the OID note's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity (as adjusted to take into account the length of the accrual period), less (2) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID note at the beginning of any accrual period will equal the issue price of the OID note, as defined above, (1) increased by previously accrued OID from prior accrual periods, and (2) reduced by any payment made on the note, other than payments of qualified stated interest, on or before the first day of the accrual period.

     Acquisition Premium. A United States holder that purchases an OID note for an amount less than or equal to the remaining redemption amount, but in excess of the OID note's adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of this fraction is the excess of the United States holder's adjusted tax basis in the OID note immediately after its purchase over the OID note's adjusted issue price. The denominator of the fraction is the excess of the remaining redemption amount over the OID note's adjusted issue price. For purposes of this prospectus supplement,

     - "acquisition premium" means the excess of the purchase price paid by a United States holder for an OID note over the OID note's adjusted issue price; and

     - "remaining redemption amount" means the sum of all amounts payable on an OID note after the purchase date other than payments of qualified stated interest.

     The notes may have special redemption, repayment or interest rate reset features, as indicated in the applicable pricing supplement. Notes containing such features, in particular OID notes, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors relating to such notes.

Market Discount

     If a United States holder purchases a note, other than a short-term note, for an amount that is less than the note's stated redemption price at maturity or, in the case of an OID note, for an amount that is less than the note's revised issue price, i.e., the note's issue price increased by the amount of accrued OID, the note will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under "Original Issue Discount"). Any gain recognized by the United States holder on the sale, exchange, retirement or other taxable disposition of notes having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such United States holder.

     Alternatively, the United States holder may elect to include market discount in income currently over the life of the note. Such an election will apply to market discount notes acquired by the United States holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note.

Short-Term Notes

     The rules set forth above also will generally apply to notes having maturities of not more than one year from the date of issuance. Those notes are called short-term notes in this prospectus supplement. Certain modifications apply to these general rules.

     First, none of the interest on a short-term note is treated as qualified stated interest. Instead, interest on a short-term note is treated as part of the short-term note's stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term notes will be OID notes. OID will be treated as accruing on a short-term note ratably, or at the election of a United States holder, under a constant yield method.

     Second, a United States holder of a short-term note that uses the cash method of tax accounting will generally not be required to include OID in respect of the short-term note in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such note until the maturity of the note or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the note as ordinary income to the extent of the holder's accrued OID on the note, and as short-term capital gain to the extent the gain exceeds accrued OID. A United States holder of a short-term note using the cash method of tax accounting may, however, elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States holder using the accrual method of tax accounting generally will be required to include OID on a short-term note in income on a current basis.

     Third, any United States holder of a short-term note, whether using the cash or accrual method of tax accounting, can elect to accrue the acquisition discount, if any, on the note on a current basis. If such an election is made, the OID rules will not apply to the note. Acquisition discount is the excess of the note's stated redemption price at maturity over the holder's purchase price for the note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.

     As described above, the notes may have special redemption features. These features may affect the determination of whether a note has a maturity of not more than one year and thus is a short-term note. Purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors in relation to such features.

Notes Purchased at a Premium

     A United States holder that purchases a note for an amount in excess of the remaining redemption amount will be considered to have purchased the note at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the United States holder on or after the beginning of the first taxable year to which the election applies. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder's tax basis when the note matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize premium and holds the note to maturity will generally be required to treat the premium as capital loss when the note matures.

     See "Original Issue Discount -- Acquisition Premium" above for a discussion of the treatment of a note purchased for an amount less than or equal to the remaining redemption amount but in excess of the note's adjusted issue price.

Information Reporting and Backup Withholding

     Information returns may be required to be filed with the IRS relating to payments made to particular United States holders of notes. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition of the notes. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

NON-UNITED STATES HOLDERS

     Under current United States federal income tax law:

     - withholding of United States federal income tax will not apply to a payment on a note to a non-United States holder, provided that,

        (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup Funding entitled to vote and is not a controlled foreign corporation related to Citigroup Funding through stock ownership;

        (2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

        (3) neither Citigroup Funding nor its paying agent has actual knowledge or reason to know that the beneficial owner of the note is a United States holder.

     - withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a note.

     Despite the above, if a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the notes is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

     Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

     - that gain is effectively connected with the non-United States holder's conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

     - the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

     In general, backup withholding and information reporting will not apply to a payment of interest on a note to a non-United States holder, or to proceeds from the disposition of a note by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup Funding nor its paying agent has actual knowledge or reason to know to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the amounts of payments made on a note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

                              PLAN OF DISTRIBUTION


     Under the terms of a Global Selling Agency Agreement to be entered into among Citigroup Funding, Citigroup and the agents, the notes will be offered from time to time by Citigroup Funding to Citigroup Global Markets Inc., as purchasing agent, for subsequent resale to the agents and other selected dealers. Citigroup Funding may modify the group of agents appointed to sell the notes. Citigroup Funding will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. An agent will have the right to reject any proposed purchase in whole or in part. Citigroup Funding reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice.


     The following table summarizes the aggregate commissions or discounts payable in connection with offerings of the notes. Commissions and discounts will vary depending upon the stated maturity of the notes.


                            PUBLIC                AGENTS'                  PROCEEDS, BEFORE
                           OFFERING              DISCOUNTS                   EXPENSES, TO
                            PRICE             AND COMMISSIONS              CITIGROUP FUNDING
                           --------           ---------------              -----------------
Principal Amount......  $5,000,000,000   $1,000,000 -- $250,000,000 $4,999,000,000 -- $4,750,000,000
Total.................            100%           0.02%-5%                     99.98%-95%


     Citigroup Funding will sell the notes to the purchasing agent at a discount which may be greater or less than the range specified above. The discount at which Citigroup Funding sells the notes to the purchasing agent will be set forth in the applicable pricing supplement. The purchasing agent also may sell notes to the agents at a discount not in excess of the discount it receives from Citigroup Funding.

     Following the solicitation of orders, each of the agents and the selected dealers, severally and not jointly, may purchase notes as principal for its own account from the purchasing agent. Unless otherwise set forth in the applicable pricing supplement, the notes will be purchased by the agents and the selected dealers for resale by them to one or more investors at a fixed public offering price. After the initial public offering of notes to be resold to investors, the public offering price and any discount or concession may be changed.

     Citigroup Funding reserves the right to sell notes directly to investors on its own behalf and to enter into agreements similar to the agency agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup Funding.

     Unless notes are issued upon the reopening of a prior series, no note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. An agent may make a market in the notes, but no agent is obligated to do so. An agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.


     Citigroup Funding estimates that its total expenses for the offering, excluding underwriting commissions or discounts, will be approximately $2,500,000.



     Any agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Citigroup Funding and Citigroup have agreed to indemnify the agents against liabilities relating to material misstatements and omissions, or to contribute to payments that the agents may be required to make relating to these liabilities. Citigroup Funding and Citigroup will reimburse the agents for customary legal and other expenses incurred by them in connection with the offer and sale of the notes.


     Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

     Concurrently with the offering of notes through the agents as described in this prospectus supplement, Citigroup Funding may issue other securities under the indentures referred to in the prospectus.

     The broker-dealer affiliates of Citigroup Funding, including Citigroup Global Markets Inc., are members of the NASD and may participate in offerings of the notes. Accordingly, offerings of the notes in which Citigroup Funding's broker-dealer affiliates participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by an agent or other affiliates of Citigroup Funding in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. An agent or these other affiliates may act as principal or agent in such transactions.

                                 ERISA MATTERS

     Each purchaser and subsequent transferee of the notes or any interest therein will be deemed to have represented and warranted on each day from and including the date of its purchase or other acquisition of the notes through and including the date of disposition of such notes that (a) it is not (i) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (ii) any entity with respect to which part or all of its assets constitute assets of any such employee benefit plan by reason of 29 C.F.R. 2510.3-101 or otherwise, or (iii) any government or other plan subject to federal, state or local law substantially similar to the fiduciary responsibility provisions of ERISA ((i), (ii) and (iii) collectively, "ERISA-Type Plans"); and (b) if it is a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, that is not an ERISA-Type Plan (for example, individual retirement accounts, individual retirement annuities or Keogh plans), none of Citigroup Global Markets Inc., its affiliates or any employee thereof manages the plan or provides advice that serves as a primary basis for the plan's decision to purchase, hold or dispose of the notes.

                                 LEGAL MATTERS

     John R. Dye, Esq., General Counsel-Capital Markets of Citigroup Inc., 399 Park Avenue, New York, New York 10043, will act as legal counsel to Citigroup Funding. Mr. Dye beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will act as legal counsel for the agents. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup Funding and its affiliates and may do so in the future.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $5,000,000,000

                             CITIGROUP FUNDING INC.

                       RETAIL MEDIUM-TERM NOTES, SERIES C
             FULLY AND UNCONDITIONALLY GUARANTEED BY CITIGROUP INC.

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                                            , 2005

                             (INCLUDING PROSPECTUS
                          DATED               , 2005)

                         ------------------------------

                                   CITIGROUP

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses payable by the registrants in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the Commission registration fee and the NASD fee.


Commission Registration Fee.................................  $1,177,000
Accounting Fees.............................................     250,000
Trustees' Fees and Expenses.................................     315,000
Printing and Engraving Fees.................................   1,000,000
Rating Agency Fees..........................................   2,000,000
NASD Fee....................................................      75,500
Legal Fees and Expenses.....................................     600,000
Miscellaneous...............................................       3,000
                                                              ----------
          Total.............................................  $5,420,500
                                                              ==========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


CITIGROUP

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of
Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under
Section 145. Section Four of Article IV of Citigroup's By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.


     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).


     The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup's directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

CITIGROUP FUNDING

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section
145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section One of Article VII of Citigroup Funding's By-Laws provides that Citigroup Funding shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Citigroup Funding also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of Citigroup Funding's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

     The directors and officers of Citigroup Funding are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup Funding. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup Funding's directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup Funding by or on behalf of such indemnifying party.

     For the undertaking with respect to indemnification, see Item 17 herein.

     See the forms of Underwriting Agreement, Global Selling Agency Agreement and Continuous Underwriting Agreement filed as Exhibits 1(a), (b), (c) and (d) for certain indemnification provisions.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 1(a)     --    Form of Underwriting Agreement for Debt Securities to be
                distributed in the United States.*
 1(b)     --    Form of Global Selling Agency Agreement relating to the
                Medium-Term Notes, Series A and Series B.*
 1(c)     --    Form of Global Selling Agency Agreement relating to the
                Retail Medium-Term Notes, Series C.*
 1(d)     --    Form of Underwriting Agreement for Index Warrants.**
 3(a)     --    Certificate of Incorporation of Citigroup Funding Inc.+
 3(b)     --    By-Laws of Citigroup Funding Inc.+
 3(c)     --    Restated Certificate of Incorporation of Citigroup Inc.
                (incorporated by reference to Exhibit 4.01 to Citigroup's
                Registration Statement on Form S-3 filed on December 15,
                1998 (No. 333-68949-01 to 08)).
 3(d)     --    Certificate of Designation of 5.321% Cumulative Preferred
                Stock, Series YY, of Citigroup Inc. (incorporated by
                reference to Exhibit 4.45 to Amendment No. 1 to Citigroup's
                Registration Statement on Form S-3 filed on January 22, 1999
                (No. 333-68949)).
 3(e)     --    Certificate of Amendment to the Restated Certificate of
                Incorporation of Citigroup Inc., dated April 18, 2000
                (incorporated by reference to Exhibit 3.01.3 to Citigroup's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                March 31, 2000 (File No. 1-9924)).
 3(f)     --    Certificate of Amendment to the Restated Certificate of
                Incorporation of Citigroup Inc., dated April 17, 2001
                (incorporated by reference to Exhibit 3.01.4 to Citigroup's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                March 31, 2001 (File No. 1-9924)).

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 3(g)     --    Certificate of Designation of 6.767% Cumulative Preferred
                Stock, Series YYY, of Citigroup Inc. (incorporated by
                reference to Exhibit 3.01.5 to Citigroup's Annual Report on
                Form 10-K for the fiscal year ended December 31, 2001 (File
                No. 1-9924)).
 3(h)     --    By-Laws of Citigroup Inc., as amended effective January 19,
                2005 (incorporated by reference to Exhibit 3.1 to
                Citigroup's Current Report on Form 8-K filed on January 21,
                2005).
 4(a)     --    Form of Senior Debt Indenture among Citigroup Funding Inc.,
                Citigroup Inc. and The Bank of New York, as Trustee.*
 4(b)     --    Form of Senior Debt Indenture among Citigroup Funding Inc.,
                Citigroup Inc. and JPMorgan Chase Bank, N.A., as Trustee.*
 4(c)     --    Form of Subordinated Debt Indenture among Citigroup Funding
                Inc., Citigroup Inc. and Deutsche Bank Trust Company
                Americas, as Trustee.*
 4(d)     --    Forms of Medium-Term Registered Notes, Series A and Series
                B.*
 4(e)     --    Forms of Medium-Term Bearer Notes, Series A and Series B.*
 4(f)     --    Forms of Medium-Term Temporary Global Notes, Series A and
                Series B.*
 4(g)     --    Forms of Medium-Term Permanent Global Notes, Series A and
                Series B.*
 4(h)     --    Form of Retail Medium-Term Global Note, Series C.*
 4(i)     --    Form of Index Warrant Agreement for Index Warrants, with
                form of Index Warrant Certificate attached as an exhibit
                thereto, for Index Warrants in registered form.**
 5(a)     --    Opinion of John R. Dye, Esq.*
12(a)     --    Calculation of Ratio of Income to Fixed Charges
                (incorporated by reference to Exhibit 12.01 to Citigroup's
                Annual Report on Form 10-K for the year ended December 31,
                2004).
12(b)     --    Calculation of Ratio of Income to Combined Fixed Charges
                (including preferred stock dividends) (incorporated by
                reference to Exhibit 12.02 to Citigroup's Annual Report on
                Form 10-K for the year ended December 31, 2004).
23(a)     --    Consent of KPMG LLP, Independent Registered Public
                Accounting Firm.*
23(b)     --    Consent of John R. Dye, Esq. (included in Exhibit 5(a)).*
24(a)     --    Powers of Attorney of Citigroup Inc. Directors.+
24(b)     --    Powers of Attorney of Citigroup Funding Inc. Directors.+
25(a)     --    Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939, as amended, of The Bank of
                New York under the BoNY Senior Debt Indenture.*
25(b)     --    Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939, as amended, of JPMorgan
                Chase Bank, N.A. under the JPMorgan Chase Senior Debt
                Indenture.*
25(c)     --    Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939, as amended, of Deutsche
                Bank Trust Company Americas under the Subordinated Debt
                Indenture.*


---------------
 * Filed herewith.

** To be filed by amendment or in a Current Report on Form 8-K.


 + Filed previously.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Citigroup Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (B) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Citigroup Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (D)(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (E) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on May 2, 2005.


                                          CITIGROUP INC.

                                          By:    /s/ SALLIE L. KRAWCHECK
                                            ------------------------------------
                                              Sallie L. Krawcheck
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated on May 2, 2005.



              SIGNATURES
              ----------

          /s/ CHARLES PRINCE             Chief Executive Officer and Director
--------------------------------------     (Principal Executive Officer)
            Charles Prince


       /s/ SALLIE L. KRAWCHECK           Chief Financial Officer
--------------------------------------     (Principal Financial Officer)
         Sallie L. Krawcheck


         /s/ JOHN C. GERSPACH            Controller and Chief Accounting Officer
--------------------------------------     (Principal Accounting Officer)
           John C. Gerspach


                  *                      Chairman of the Board
--------------------------------------
           Sanford I. Weill


                  *                      Director
--------------------------------------
         C. Michael Armstrong


                  *                      Director
--------------------------------------
           Alain J.P. Belda


                  *                      Director
--------------------------------------
             George David


                  *                      Director
--------------------------------------
           Kenneth T. Derr


                  *                      Director
--------------------------------------
            John M. Deutch


                  *                      Director
--------------------------------------
      Roberto Hernandez Ramirez


                  *                      Director
--------------------------------------
          Ann Dibble Jordan

              SIGNATURES
              ----------


                  *                      Director
--------------------------------------
           Dudley C. Mecum


                  *                      Director
--------------------------------------
           Anne M. Mulcahy


                  *                      Director
--------------------------------------
          Richard D. Parsons


                  *                      Director
--------------------------------------
             Judith Rodin


                  *                      Director
--------------------------------------
           Robert E. Rubin


                  *                      Director
--------------------------------------
          Franklin A. Thomas


                  *                      Director
--------------------------------------
         Robert B. Willumstad


 *By:       /s/ Michael S. Helfer
        ------------------------------
              Michael S. Helfer
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Funding Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on May 2, 2005.


                                          CITIGROUP FUNDING INC.

                                          By:   /s/ CYNTHIA A. HALLENBECK
                                            ------------------------------------
                                              Cynthia A. Hallenbeck
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the
following persons in the capacities indicated on   May 2, 2005.


                 SIGNATURES
                 ----------
            /s/ GUY R. WHITTAKER                Chairman, President and Director
---------------------------------------------     (Principal Executive Officer)
              Guy R. Whittaker

          /s/ CYNTHIA A. HALLENBECK             Executive Vice President and Chief Financial
---------------------------------------------     Officer (Principal Financial Officer)
            Cynthia A. Hallenbeck

             /s/ MICHAEL CONWAY                 Vice President and Controller
---------------------------------------------     (Principal Accounting Officer)
               Michael Conway

                      *
---------------------------------------------
                James Garnett

                      *
---------------------------------------------
              John C. Gerspach

                      *
---------------------------------------------
                Saul M. Rosen

            *By: /s/ JOHN R. DYE
---------------------------------------------
                 John R. Dye
              Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 1(a)     --    Form of Underwriting Agreement for Debt Securities to be
                distributed in the United States.*
 1(b)     --    Form of Global Selling Agency Agreement relating to the
                Medium-Term Notes, Series A and Series B.*
 1(c)     --    Form of Global Selling Agency Agreement relating to the
                Retail Medium-Term Notes, Series C.*
 1(d)     --    Form of Underwriting Agreement for Index Warrants.**
 3(a)     --    Certificate of Incorporation of Citigroup Funding Inc.+
 3(b)     --    By-Laws of Citigroup Funding Inc.+
 3(c)     --    Restated Certificate of Incorporation of Citigroup Inc.
                (incorporated by reference to Exhibit 4.01 to Citigroup's
                Registration Statement on Form S-3 (No. 333-68949-01 to
                08)).
 3(d)     --    Certificate of Designation of 5.321% Cumulative Preferred
                Stock, Series YY, of Citigroup Inc. (incorporated by
                reference to Exhibit 4.45 to Amendment No. 1 to Citigroup's
                Registration Statement on Form S-3 filed on January 22, 1999
                (No. 333-68949)).
 3(e)     --    Certificate of Amendment to the Restated Certificate of
                Incorporation of Citigroup Inc., dated April 18, 2000
                (incorporated by reference to Exhibit 3.01.3 to Citigroup's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                March 31, 2000 (File No. 1-9924)).
 3(f)     --    Certificate of Amendment to the Restated Certificate of
                Incorporation of Citigroup Inc., dated April 17, 2001
                (incorporated by reference to Exhibit 3.01.4 to Citigroup's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                March 31, 2001 (File No. 1-9924)).
 3(g)     --    Certificate of Designation of 6.767% Cumulative Preferred
                Stock, Series YYY, of Citigroup Inc. (incorporated by
                reference to Exhibit 3.01.5 to Citigroup's Annual Report on
                Form 10-K for the fiscal year ended December 31, 2001 (File
                No. 1-9924)).
 3(h)     --    By-Laws of Citigroup Inc., as amended effective January 19,
                2005 (incorporated by reference to Exhibit 3.1 to
                Citigroup's Current Report on Form 8-K filed on January 21,
                2005).
 4(a)     --    Form of Senior Debt Indenture among Citigroup Funding Inc.,
                Citigroup Inc. and The Bank of New York, as Trustee.*
 4(b)     --    Form of Senior Debt Indenture among Citigroup Funding Inc.,
                Citigroup Inc. and JPMorgan Chase Bank, N.A., as Trustee.*
 4(c)     --    Form of Subordinated Debt Indenture among Citigroup Funding
                Inc., Citigroup Inc. and Deutsche Bank Trust Company
                Americas, as Trustee.*
 4(d)     --    Forms of Medium-Term Registered Notes, Series A and Series
                B.*
 4(e)     --    Forms of Medium-Term Bearer Notes, Series A and Series B.*
 4(f)     --    Forms of Medium-Term Temporary Global Notes, Series A and
                Series B.*
 4(g)     --    Forms of Medium-Term Permanent Global Notes, Series A and
                Series B.*
 4(h)     --    Form of Retail Medium-Term Global Note, Series C.*
 4(i)     --    Form of Index Warrant Agreement for Index Warrants, with
                form of Index Warrant Certificate attached as an exhibit
                thereto, for Index Warrants in registered form.**
 5(a)     --    Opinion of John R. Dye, Esq.*
12(a)     --    Calculation of Ratio of Income to Fixed Charges
                (incorporated by reference to Exhibit 12.01 to Citigroup's
                Annual Report on Form 10-K for the year ended December 31,
                2004).
12(b)     --    Calculation of Ratio of Income to Combined Fixed Charges
                (including preferred stock dividends) (incorporated by
                reference to Exhibit 12.02 to Citigroup's Annual Report on
                Form 10-K for the year ended December 31, 2004).
23(a)     --    Consent of KPMG LLP, Independent Registered Public
                Accounting Firm.*
23(b)     --    Consent of John R. Dye, Esq. (included in Exhibit 5(a)).*
24(a)     --    Powers of Attorney of Citigroup Inc. Directors.+

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
24(b)     --    Powers of Attorney of Citigroup Funding Inc. Directors.+
25(a)     --    Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939, as amended, of The Bank of
                New York under the BoNY Senior Debt Indenture.*
25(b)     --    Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939, as amended, of JPMorgan
                Chase Bank, N.A. under the JPMorgan Chase Senior Debt
                Indenture.*
25(c)     --    Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939, as amended, of Deutsche
                Bank Trust Company Americas under the Subordinated Debt
                Indenture.*


---------------
 * Filed herewith.

** To be filed by amendment or in a Current Report on Form 8-K.


 + Filed previously.